Exhibit 10.1

Execution Version

$650,000,000

TERM LOAN CREDIT AGREEMENT

Dated as of November 9, 2012

among

MCJUNKIN RED MAN CORPORATION,

as the Borrower,

MRC GLOBAL INC.,

as Guarantor,

Each Other Subsidiary Guarantor from Time to Time Party Hereto,

The Several Lenders

from Time to Time Parties Hereto

BANK OF AMERICA, N.A.,

as Administrative Agent

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Trustee

GOLDMAN SACHS LENDING PARTNERS LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

BARCLAYS BANK PLC,

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Bookrunners

KEY BANK NATIONAL ASSOCIATION

SUNTRUST ROBINSON HUMPHREY, INC.

as Co-Managers

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Documentation Agent

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

BARCLAYS BANK PLC

as Co-Syndication Agents

i

v

SCHEDULES
Schedule 1.01(a)	Excluded Subsidiaries
Schedule 1.01(b)	Mortgaged Properties
Schedule 1.01(c)	Commitments and Addresses of Lenders
Schedule 6.08	Closing Date Indebtedness
Schedule 8.13	Subsidiaries
Schedule 8.16	Real Estate
Schedule 8.21	Filing Offices
Schedule 9.10	Closing Date Affiliate Transactions
Schedule 9.17(c)	Post-Closing Actions
Schedule 10.01(g)	Closing Date Indebtedness
Schedule 10.02(d)	Closing Date Liens
Schedule 10.05(d)	Closing Date Investments
Schedule 10.10	Permitted Burdensome Agreements
Schedule 14.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
Exhibit A	Administrative Questionnaire
Exhibit B	Form of Assignment and Acceptance
Exhibit C	Form of Compliance Certificate
Exhibit D	Dutch Auction Procedures
Exhibit E	Form of Guarantee
Exhibit F	Form of Joinder Agreement
Exhibit G	Form of Mortgage
Exhibit H	Form of Note
Exhibit I	Form of Perfection Certificate
Exhibit J	Form of Pledge Agreement
Exhibit K	Form of Security Agreement
Exhibit L	Form of Notice of Borrowing
Exhibit M-1	Form of U.S. Tax Compliance Certificate for Foreign Lenders that are not Partnerships
Exhibit M-2	Form of U.S. Tax Compliance Certificate for Foreign Participants that are not Partnerships
Exhibit M-3	Form of Form of U.S. Tax Compliance Certificate for Foreign Lenders that are Partnerships
Exhibit M-4	Form of U.S. Tax Compliance Certificate for Foreign Participants that are Partnerships
Exhibit N	Form of Officer’s Certificate
Exhibit O	Form of Affiliate Lender Assignment and Acceptance
Exhibit P	Subordination Agreement

TERM LOAN CREDIT AGREEMENT dated as of November 9, 2012, among McJunkin Red Man Corporation, a Delaware corporation (the “Borrower”), MRC Global Inc., a Delaware corporation (the “Parent”), each Subsidiary Guarantor from time to time party thereto, the lending institutions from time to time parties hereto (each a “Lender” and, collectively, the “Lenders”), Bank of America, N.A. as Administrative Agent, U.S. Bank National Association as Collateral Trustee, Goldman Sachs Lending Partners LLC (“Goldman Sachs”), Merrill Lynch, Pierce, Fenner and Smith Incorporated (“MLPFS”), Barclays Bank PLC (“Barclays”) and Wells Fargo Securities, LLC (“Wells Fargo”), as Joint Lead Arrangers and Joint Bookrunners, KeyBank National Association (“KeyBank”) and SunTrust Robinson Humphrey (“STRH”) as Co-Managers, MLPFS and Barclays as Co-Syndication Agents and Wells Fargo Bank, National Association (“Wells Fargo Bank”) as Documentation Agent (such term and each other capitalized term used but not defined in this introductory statement having the meaning provided in Article 1).

WHEREAS, the Borrower is the issuer of the 9.50% senior secured notes due 2016 (the “Senior Secured Notes”) under that certain indenture, dated December 21, 2009, as amended and supplemented from time to time (the “Note Indenture”), between the Borrower, the subsidiaries of the Borrower party thereto as Guarantors, and U.S. Bank National Association, as trustee;

WHEREAS, the Borrower desires to refinance all amounts outstanding under the Note Indenture (the “Refinancing”) and in connection with the foregoing, the Borrower has requested that the Lenders extend credit to the Borrower in the form of Term Loans in an aggregate principal amount of up to $650,000,000;

WHEREAS, the net proceeds of the Term Loans, together with (a) borrowings under that certain Amended and Restated Loan, Security and Guarantee Agreement, dated as of March 27, 2012, among the Borrower, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, Bank of America, N.A., as collateral agent and administrative agent for itself and the other parties signatory thereto (as amended, supplemented, modified, refinanced, refunded, renewed, extended or replaced from time to time, the “Revolving Loan Credit Agreement”) and (b) available cash, shall be used to repay all amounts outstanding under the Note Indenture, pay Transaction Expenses and provide working capital for general corporate purposes; and

WHEREAS, the Lenders are willing to make available to the Borrower such Term Loans, upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Defined Terms. (a) As used herein, the following terms shall have the meanings specified in this Section 1.01 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

“ABR” shall mean, for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the LIBOR Rate at such time determined for a one-month Interest Period plus 1%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding the foregoing, the ABR shall at no time be less than 2.25% per annum.

“ABR Loan” shall mean each Loan bearing interest at the rate provided in Section 2.08(a).

“Accepting Lenders” shall have the meaning provided in Section 5.02(h).

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to Parent and its Subsidiaries therein were to such Pro Forma Entity and its Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.

“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Administrative Agent” shall mean Bank of America, N.A., as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent pursuant to Section 13.

“Administrative Agent’s Office” shall mean in respect of all Credit Events for the account of the Borrower, the office of the Administrative Agent set forth on Schedule 14.02, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 20% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Lender Assignment and Acceptance” shall have the meaning provided in Section 14.07(i).

“Agent Parties” shall have the meaning provided in Section 14.02(c).

“Agent-Related Persons” means each Agent, together with its Affiliates, and the officers, directors, employees, agents, attorneys-in-fact, trustees and advisors of such Persons and Affiliates.

“Agents” shall mean each Joint Lead Arranger, the Administrative Agent, the Collateral Trustee, the Documentation Agent, each Co-Syndication Agent and each Co-Manager.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” shall mean this Term Loan Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, a LIBOR floor or ABR floor greater than 1.25% per annum or 2.25% per annum, respectively (with such increased amount being equated to interest margins for purposes of determining any increase to the Applicable ABR Margin or Applicable LIBOR Margin, as applicable), or otherwise; provided that

(a) OID and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated or remaining life to maturity at the time of its incurrence of the applicable Indebtedness); and

(b) the difference between the LIBOR Floor or ABR Floor of the New Term Loans and 1.25% per annum or 2.25% per annum respectively shall be equated to an increase or decrease, as applicable, in interest margins applicable to the New Term Loans provided, further, that any calculation of “All-In Yield” shall not include arrangement fees, structuring fees or underwriting or similar fees paid to arrangers for such Indebtedness.

“Amended Intercreditor Agreement” shall have the meaning provided in Section 6.01(f).

“Applicable ABR Margin” shall mean at any date, with respect to each ABR Loan that is a Term Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable ABR Margin
Level I Status	4.00%
Level II Status	3.75%

Notwithstanding the foregoing, the term “Applicable ABR Margin” shall mean, with respect to all ABR Loans, 4.00% per annum, during the period from and including the Closing Date to but excluding the Trigger Date.

“Applicable Law” shall mean, with respect to any Person, all laws, rules, regulations and legally binding governmental guidelines applicable to the Person and its Property, conduct, transaction, agreement or matter in question, including all applicable statutory law and common law, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities (having the force of law) and such Person’s Organizational Documents.

“Applicable LIBOR Margin” shall mean at any date, with respect to each LIBOR Loan that is a Term Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable LIBOR Margin
Level I Status	5.00%
Level II Status	4.75%

Notwithstanding the foregoing, the term “Applicable LIBOR Margin” shall mean, with respect to all LIBOR Loans, 5.00% per annum, during the period from and including the Closing Date to but excluding the Trigger Date.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to the Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent, the Collateral Trustee or the Lenders by means of electronic communications pursuant to Section 14.02 and all electronic communications to provide information to prospective Eligible Assignees, Participants or other transferees.

“Asset Sale Prepayment Event” shall mean any Disposition of any business units, assets or other property of the Parent or any of its Restricted Subsidiaries not in the Ordinary Course of Business (including any Disposition of any Equity Interests of any Subsidiary of the Parent owned by the Parent or a Restricted Subsidiary, including any sale of any Equity Interests of any Restricted Subsidiary). Notwithstanding the foregoing, the term “Asset Sale Prepayment Event” shall not include any (a) transaction permitted by Section 10.04, other than transactions permitted by Section 10.04(b) or (b) Disposition of Revolving Credit Collateral (as defined in the Intercreditor Agreement); provided, that this clause (b) shall only apply prior to a Discharge of Revolving Credit Obligations (as defined in the Intercreditor Agreement).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit B.

“Available Amount” shall mean, at any time (the “Reference Time”), an amount equal to (a) the sum, without duplication, of:

(i) $50,000,000 plus

(ii) 50% of the net cash proceeds from the primary proceeds of the initial public offering of Equity Interests of the Parent in April 17, 2012 (the “IPO”) plus

(iii) 100% of Retained Excess Cash Flow plus

(iv) the cumulative amount of any proceeds of equity issuances (other than Disqualified Equity Interests) or capital contributions received in the form of cash or Permitted Investments by the Parent from and including the Business Day immediately following the Closing Date through and including the Reference Time plus

(v) 100% of the aggregate amount received by the Parent or any Restricted Subsidiary of the Parent in cash and Permitted Investments from:

(A) the sale (other than to the Parent or any such Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or any minority Investments,

(B) any dividend or other distribution by an Unrestricted Subsidiary or received in respect of minority Investments (but without duplication of amounts included in the determination of Consolidated Net Income), or

(C) any returns of principal, repayments and similar payments by such Unrestricted Subsidiary or received in respect of any minority Investments;

provided that in the case of clauses (A), (B), and (C), in each case, to the extent that the Investment corresponding to the designation of such Subsidiary as an Unrestricted Subsidiary or any subsequent Investment in such Unrestricted Subsidiary or minority Investment, as applicable, was made in reliance on the Available Amount pursuant to Section 10.05(s) plus

(vi) in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Parent or a Restricted Subsidiary of Parent, the value of the Investments originally made by the Parent and the Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to Section 10.05(s) (or of the assets transferred or conveyed, as applicable) plus

(vii) an amount equal to any returns in cash and Permitted Investments (including dividends, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Parent or any Restricted Subsidiary of Parent in respect of any Investments made pursuant to Section 10.05(s) (but without duplication of amounts included in the determination of Consolidated Net Income), minus (b) the sum, without duplication, of:

(i) the aggregate amount of Investments made pursuant to Section 10.05(s) since the Closing Date and prior to the Reference Time;

(ii) the aggregate amount of Dividends pursuant to Section 10.06(c) since the Closing Date and prior to the Reference Time; and

(iii) the aggregate amount of prepayments, repurchases and redemptions of Indebtedness pursuant to Section 10.07(a)(i)(x) since the Closing Date and prior to the Reference Time.

“Bank of America” shall mean Bank of America, N.A.

“Bankruptcy Code” shall mean Title 11 of the United State Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” shall have the meaning provided in the preamble to this Agreement.

“Borrower Notice” has the meaning specified in Section 9.19(d).

“Borrower Materials” shall have the meaning provided in Section 9.01.

“Borrowing” shall mean and include the incurrence of one Type of Term Loan on the Closing Date (or resulting from conversions on a given date after the Closing Date) having, in the case of LIBOR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to 2.10 (c) or (d) shall be considered part of any related Borrowing of LIBOR Loans).

“Borrowing Base” means, as of any date, an amount equal to:

(a) 85% of the face amount of all accounts receivable owned by the Parent and its Restricted Subsidiaries as of the end of the most recent month preceding such date for which internal financial statements are available that were not more than 180 days past due; plus

(b) 65% of the book value of all inventory owned by the Parent and its Restricted Subsidiaries as of the end of the most recent fiscal month preceding such date for which internal financial statements are available.

“Business Day” shall mean (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day that shall be in New York City a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Casualty Event” shall mean, with respect to any Collateral, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of property for which such Collateral for which the Parent or any of its Restricted Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation. Notwithstanding the foregoing, the term “Casualty Event” shall not include any transaction permitted by Section 10.04, other than transactions permitted by Section 10.04(b).

“CCAA” shall mean the Companies’ Creditors Arrangement Act (Canada), (or any successor statute), as amended from time to time, and includes all regulations thereunder.

“CFC” shall mean a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Pledgor” shall mean a Domestic Subsidiary of the Parent substantially all the direct or indirect assets of which are the Equity Interests of one or more CFCs.

“Change in Law” shall mean the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean:

(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(b) the adoption of a plan relating to the liquidation or dissolution of the Borrower (unless, after such liquidation or dissolution, Parent assumes all of the Obligations of the Borrower under this Agreement and the Security Documents for the benefit of the Secured Parties as provided thereunder);

(c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, has become the ultimate “beneficial owner” (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Parent;

(d) any “Change of Control” (or any comparable term) in any document pertaining to (i) the Revolving Loan Credit Agreement or (ii) in any indenture or other agreement governing Indebtedness issued in respect of any Permitted Additional Debt having a principal amount exceeding $50,000,000;

(e) Parent shall cease to own 100% of the Borrower’s outstanding capital stock (other than as provided in clause (b) above); or

(f) the first day on which a majority of the members of the Board of Directors of the Borrower or the Parent are not Continuing Directors.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans or New Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Term Loan Commitment or a New Term Loan Commitment.

“Closing Date” shall mean the date of the initial Borrowing hereunder.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder.

“Collateral” shall have the meaning provided in the Security Agreement or any other Security Document, as applicable, and shall include the Mortgaged Property.

“Collateral Trust Agreement” shall mean the collateral trust agreement dated on or about the date hereof among the Credit Parties, the Administrative Agent, the other Secured Debt Representatives (as defined therein) and the Collateral Trustee, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Collateral Trustee” shall mean U.S. Bank National Association, as the collateral trustee for the Secured Parties under this Agreement and the other Credit Documents, or any successor collateral trustee pursuant to the terms of the Collateral Trust Agreement.

“Co-Managers” shall mean KeyBank and STRH, each in their respective capacities as such.

“Co-Syndication Agents” shall mean Barclays and MLPFS, each in their respective capacities as such.

“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s Term Loan Commitment and New Term Loan Commitment.

“Commodity Agreement” means any commodity swap agreement, futures contract, option contract or other similar agreement or arrangement, each of which is for the purpose of hedging the commodity price exposure associated with the Parent’s and its Subsidiaries’ operations in the Ordinary Course of Business and not for speculative purposes.

“Compliance Certificate” means a certificate, in the form of Exhibit C with such changes as may be agreed to by the Borrower and the Administrative Agent, by which the Parent certifies to the matters set forth in Section 9.01(e).

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Parent dated October 9, 2012, delivered to the Lenders in connection with this Agreement.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense and to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities,

(ii) provision for taxes based on income, profits or capital of the Parent and the Restricted Subsidiaries, including state, franchise and similar taxes and foreign withholding taxes paid or accrued during such period,

(iii) depreciation and amortization,

(iv) (a) losses on asset sales (other than asset sales in the Ordinary Course of Business), disposals or abandonments, (b) any impairment charge or asset write-off related to intangible assets (including good-will), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),

(v) extraordinary losses and unusual or non-recurring charges, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans,

(vi) restructuring charges or reserves (including restructuring costs related to acquisitions after the date hereof and to closure and/or consolidation of facilities),

(vii) any deductions attributable to minority interests,

(viii) the amount, if any, of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsor,

(ix) LIFO expense, and

(x) any costs or expenses incurred by the Parent and its Restricted Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the applicable Person or net cash proceeds of an issuance of Equity Interests of the applicable Person, less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) extraordinary gains and unusual or non-recurring gains,

(ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income in any prior period),

(iii) gains on asset sales (other than asset sales in the Ordinary Course of Business),

(iv) any net after-tax income from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments,

(v) LIFO income, and

(vi) all gains from investments recorded using the equity method,

in each case, as determined on a consolidated basis for the Parent and its Restricted Subsidiaries in accordance with GAAP; provided that, to the extent included in Consolidated Net Income,

(A) there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness or intercompany balances (including the net loss or gain resulting from Hedge Agreements for currency exchange risk),

(B) there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133,

(C) there shall be included in determining Consolidated EBITDA for any period, without duplication, (1) the Acquired EBITDA of any Person, property, business or asset acquired by the Parent or any Restricted Subsidiary since the beginning of such period to the extent not subsequently sold, transferred, abandoned or otherwise disposed by the Parent or such Restricted Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an

“Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary since the beginning of such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion), (2) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business acquired since the beginning of such period (including the portion thereof occurring prior to such acquisition) as specified in a Pro Forma Adjustment Certificate and delivered to the Administrative Agent, and

(D) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations by the Parent or any Restricted Subsidiary since the beginning of such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), and the Acquired EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition or conversion).

“Consolidated Interest Coverage Ratio” means for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Interest Expense for such Test Period.

“Consolidated Interest Expense” shall mean for any period, the sum of (i) the cash interest expense (including that attributable to Capital Leases in accordance with GAAP), net of cash interest income, of the Parent and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP with respect to all outstanding Indebtedness of the Parent and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedge Agreements (other than currency swap agreements, currency future or option contracts and other similar agreements) and (ii) any cash payments made during such period in respect of obligations referred to in clause (b) below relating to Funded Debt that were amortized or accrued in a previous period (other than any such obligations resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with any Permitted Acquisition), but excluding, however, (a) amortization of deferred financing costs and any other amounts of non-cash interest, (b) the accretion or accrual of discounted liabilities during such period, and (c) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP and excluding, for the avoidance of doubt, any interest in respect of items excluded from Indebtedness in the proviso to the definition thereof, provided that (w) except as provided in clause (x) below, there shall be excluded from Consolidated Interest Expense for any period the cash interest expense (or cash interest income) of all Unrestricted Subsidiaries for such period to the extent otherwise included in Consolidated Interest Expense, (x) there shall be included in determining Consolidated Interest Expense for any Test Period the cash interest expense (or income) of any Acquired Entity or Business acquired since the beginning of such Test Period and of any Converted Restricted Subsidiary converted since the beginning of such Test Period, in each case based on the cash interest expense (or income) of such Acquired Entity or Business or Converted Restricted Subsidiary for such Test Period (including the portion thereof occurring prior to such acquisition or conversion) assuming any Indebtedness incurred or repaid in connection with any such acquisition or conversion had been incurred or prepaid on the first day of such Test Period, (y) there shall be excluded from determining Consolidated Interest Expense for any Test Period the cash interest expense (or income) of any Sold Entity or Business disposed of since the beginning of such Test Period, based on the cash interest expense (or income) relating to any Indebtedness relieved, retired or repaid in connection with any such disposition of such Sold Entity or Business for such Test Period (including the portion thereof occurring prior to such disposal) assuming such debt relieved, retired or repaid in connection with such disposition had been relieved, retired or repaid on the first day of such Test Period and (z) in the case of any incurrence, repayment, retirement or redemption of Indebtedness, Consolidated Interest Expense for any Test Period shall be calculated after giving effect on a pro forma basis to such incurrence, repayment, retirement or redemption of Indebtedness, as if such incurrence, repayment, retirement or redemption of Indebtedness occurred on the first day of such Test Period.

“Consolidated Junior Secured Debt” means as of any date of determination, the aggregate principal amount of Indebtedness of the Parent and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), consisting of Indebtedness for borrowed money (including any Credit Agreement Refinancing Debt incurred pursuant to any Refinancing Amendment), Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments, in each case secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Debt, that was permitted to be incurred under this Agreement.

“Consolidated Net Income” means, for any period, the net income (loss) of the Parent and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) extraordinary items for such period, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt, issuance of equity securities (including any underwritten sale to the public of Parent’s Equity Interests pursuant to an effective registration statement filed with the SEC on Form S-1 or Form S-3 (or any successor forms adopted by the SEC)), refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction and (d) any income (loss) for such period attributable to the early extinguishment of Indebtedness. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Parent and the Restricted Subsidiaries), as a result of any acquisition whether consummated before or after the Closing Date, any Permitted Acquisition or other Investment, or the amortization or write-off of any amounts thereof.

“Consolidated Senior Secured Debt” means as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Parent and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), consisting of Indebtedness for borrowed money (including any Credit Agreement Refinancing Debt incurred pursuant to any Refinancing Amendment and any Permitted First Priority Debt), Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments, in each case secured equally and ratably with the Obligations by a Lien that was permitted to be so incurred under this Agreement (and for the avoidance doubt, Consolidated Senior Secured Debt shall also include the obligations under the Revolving Loan Credit Agreement), minus (b) the aggregate amount of cash and Permitted Investments held in accounts on the consolidated balance sheet of the Parent and its Restricted Subsidiaries as at such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such Person is a party, which amount under this clause (b) shall in no event exceed $75,000,000.

“Consolidated Total Assets” shall mean as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Parent and the Restricted Subsidiaries at such date.

“Consolidated Total Debt” means as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Parent and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), consisting of Indebtedness for borrowed money (including any Credit Agreement Refinancing Debt incurred pursuant to any Refinancing Amendment), Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and Permitted Investments held in accounts on the consolidated balance sheet of the Parent and its Restricted Subsidiaries as at such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such Person is a party, which amount under this clause (b) shall in no event exceed $75,000,000.

“Consolidated Working Capital” shall mean, at any date, the excess of (a) the sum of all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Parent and the Restricted Subsidiaries at such date excluding the current portion of current and deferred income taxes plus any LIFO reserve over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Parent and the Restricted Subsidiaries on such date, excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans to the extent otherwise included therein, (iii) the current portion of interest, (iv) the current portion of current and deferred income taxes and (v) deferred revenue.

“Continuing Director” shall mean, at any date, an individual (a) who is a member of the board of directors of the Parent on the date hereof, (b) who, as at such date, has been a member of such board of directors for at least the twelve preceding months, (c) who has been nominated to be a member of such board of directors, directly or indirectly, by a Sponsor or Persons nominated by a Sponsor or (d) who has been nominated to be a member of such board of directors by a majority of the other Continuing Directors then in office.

“Contract Consideration” shall have the meaning provided in the definition of Excess Cash Flow.

“Contractual Obligation” means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Copyright Security Agreement” shall mean the Copyright Security Agreement entered into by the Borrower and the other grantors party thereto and the Collateral Trustee for the benefit of the Lenders, dated the date hereof, as the same may be amended, supplemented or otherwise modified from time to time.

“Credit Agreement Refinancing Indebtedness” shall mean (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt or (c) Permitted Unsecured Refinancing Debt; provided that, in each case, such Indebtedness is issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or in part, existing Term Loans, or any New Term Loans under any then-existing incremental facility, or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided, further, that (i) the covenants, events of default and guarantees of such Indebtedness (excluding, for the avoidance of doubt, pricing, rate floors, discounts, fees and optional prepayment or redemption terms) (when taken as a whole) are not more favorable to the lenders providing such Indebtedness than those applicable to the Refinanced Debt (other than covenants or other provisions applicable only to periods after the latest maturity date of the then-existing Term Loans), (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and fees and expenses associated with the refinancing, (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, substantially concurrently with the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained, and (iv) in the case of any such Indebtedness in the form of notes or debentures, shall not require any mandatory repayment or redemption (other than (A) customary change of control or asset sale or event of loss offers, (B) early maturities customary for “bridge” loans so long as such maturities are automatically extendible or convertible absent a bankruptcy or payment event of default thereunder or (C) upon any Event of Default) prior to the 91st day after the maturity date of the Refinanced Debt.

“Credit Documents” shall mean this Agreement, the Security Documents, and any promissory notes issued by the Borrower hereunder.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan.

“Credit Extension” means the making of a Loan by a Lender.

“Credit Party” shall mean each of the Borrower, the Guarantors (including the Parent) and each other Subsidiary of the Parent that is a party to a Credit Document and shall exclude, for the avoidance of doubt, any Excluded Subsidiaries.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with the Parent’s and its Subsidiaries’ operations and not for speculative purposes.

“Declined Amounts” shall have the meaning provided in Section 5.02(h).

“Declining Lender” shall have the meaning provided in Section 5.02(h).

“Debt Fund Affiliate” means (i) any Affiliate of the Parent that is a bona fide diversified debt fund (other than Goldman Sachs Asset Management, L.P., Goldman Sachs Investment Strategies, LLC, or any investment fund or separate account managed by either of them), provided that the Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of any such fund and (ii) so long as the Sponsor is an Affiliate of the Parent, each of the GS Mezzanine Partners Family Of Funds and the GS Loan Partners Family of Funds.

“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Parent or any of its Restricted Subsidiaries of any Indebtedness (but excluding any Indebtedness permitted to be issued or incurred under Section 10.01).

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall mean an interest rate equal to (i) the ABR Rate plus (ii) the Applicable ABR Margin plus (iii) 2% per annum; provided, however, that with respect to a LIBOR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable LIBOR Rate) otherwise applicable to such Loan plus 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Term Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (c) has notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under Section 2.01 or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements generally in which it commits to extend credit, (d) has, or has a direct or indirect parent company that has, (i) been deemed insolvent or become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender (x) if the Lender notice to the Administrative Agent and/or the Borrower described in clause (c) above states that the reason such Lender does not intend to comply with its funding obligations hereunder is due to a failure of a condition set forth in Article 6 and cites the applicable conditions precedent such Lender in good faith believes has not been satisfied or (y) solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Deferred Net Cash Proceeds” shall have the meaning provided such term in the definition of “Net Cash Proceeds.”

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 10.04(b) and Section 10.04(c) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Senior Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable, in whole or in part), (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the final maturity of the applicable Term Loans at the time of issuance of such Equity Interests; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Parent (or any direct or indirect parent thereof) or its Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Parent or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Parent and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disposition” shall have the meaning provided in Section 10.04(b).

“Dividends” or “dividends” shall have the meaning provided in Section 10.06.

“Documentation Agent” shall mean Wells Fargo Bank, in its capacity as such.

“Dollar Equivalent” shall mean, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Foreign Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant using the applicable Exchange Rate.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” shall mean each Subsidiary of the Parent that is organized under the laws of the United States, any state or territory thereof, or the District of Columbia.

“Dutch Auction” means a dutch auction open to all Lenders on a pro rata basis conducted in accordance with the procedures set forth in Exhibit D hereto.

“Effective Yield” means, as to any Term Loans of any Class, the effective yield on such Term Loans, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the original stated life of such Term Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Term Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared ratably with all relevant Lenders and consent fees paid generally to consenting Lenders.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 14.07(b)(iii) and (v), (subject to such consents, if any, as may be required under Section 14.07(b)(iii)).

“Engagement Letter” means that certain engagement letter relating to the Transactions, among the Borrower and the Lenders party thereto, dated as of October 1, 2012.

“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance, violation or potential responsibility or investigation (other than internal reports prepared by the Parent or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous

Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the indoor or outdoor environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, governmental restriction and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of the indoor or outdoor environment, including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Collateral” shall mean the “Pledged Shares” as defined in the Pledge Agreement.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each trade or business (whether or not incorporated) that together with any Credit Party would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) the withdrawal of a Credit Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), or a cessation of operations in the circumstances described under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Credit Party or ERISA Affiliate from a Multiemployer Plan or the receipt of notification that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA) or in “reorganization” (within the meaning of Section 4241 of ERISA); (d) the termination, or the filing of a notice of intent to terminate, any Plan pursuant to Section 4041(c) of ERISA, (e) the receipt by any Credit Party or ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the determination that any Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or a Multiemployer Plan is in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or ERISA Affiliate; (j) the conditions for the imposition of a lien under Section 430(k) of the Code or Section 303(k) of ERISA are met with respect to any Plan; (k) the occurrence of a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code involving the assets of any Plan; (l) a Foreign Plan Event; or (m) any other event or condition with respect to a Plan that could result in liability of any Credit Party.

“Event of Default” shall have the meaning provided in Article 11.

“Evidence of Flood Insurance” has the meaning specified in Section 9.19(d).

“Excess Cash Flow” shall mean, for any period, an amount equal to the excess of

(a) the sum, without duplication, of

(i) Consolidated Net Income for such period,

(ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income,

(iii) decreases in Consolidated Working Capital and long-term account receivables for such period (other than any such decreases arising from acquisitions or dispositions by the Parent and its Restricted Subsidiaries completed during such period), and

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Parent and the Restricted Subsidiaries during such period (other than Dispositions in the Ordinary Course of Business) to the extent deducted in arriving at such Consolidated Net Income, over

(b) the sum, without duplication, of

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (f) of the definition of Consolidated Net Income,

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior years, the amount of capital expenditures and acquisitions of intellectual property to the extent not expensed, made or accrued in cash during such period, to the extent that such capital expenditures or acquisitions were financed with internally generated cash flow of the Parent and its Restricted Subsidiaries,

(iii) the aggregate amount of all principal payments of Indebtedness of the Parent and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capital Leases and (B) the amount of any mandatory prepayment of Term Loans pursuant to Section 5.02(a) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding all other prepayments of Term Loans) made during such period (other than under the Revolving Loan Credit Agreement or any other revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), but in each case, only to the extent financed with internally generated cash flow of the Parent and its Restricted Subsidiaries,

(iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Parent and the Restricted Subsidiaries during such period (other than Dispositions in the Ordinary Course of Business) to the extent included in arriving at such Consolidated Net Income,

(v) increases in Consolidated Working Capital for such period and long-term account receivables for such period (other than any such increases arising from acquisitions or dispositions by the Parent and its Restricted Subsidiaries completed during such period),

(vi) cash payments by the Parent and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Parent and the Restricted Subsidiaries other than Indebtedness to the extent that such Investments were financed with internally generated cash flow of the Parent and the Restricted Subsidiaries,

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the aggregate amount of cash consideration paid by the Parent and the Restricted Subsidiaries in connection with Investments (including acquisitions) made during such period pursuant to Section 10.05 to the extent that such Investments were financed with internally generated cash flow of the Parent and the Restricted Subsidiaries,

(viii) the amount of Dividends paid during such period to the extent such Dividends were financed with internally generated cash flow of the Parent and the Restricted Subsidiaries,

(ix) the aggregate amount of expenditures actually made by the Parent and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures (A) are not expensed during such period and (B) were financed with internally generated cash flow of the Parent and the Restricted Subsidiaries,

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Parent and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Parent or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Investments in the nature of joint ventures, capital expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of the Parent following the end of such period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions, Investment in the nature of joint ventures or capital expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, and

(xii) the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period.

“Excess Cash Flow Period” has the meaning set forth in Section 5.02(a)(ii).

“Exchange Rate” shall mean on any day with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such Foreign Currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 a.m. (Central time) on such date for the purchase of Dollars for delivery two Business Days later.

“Excluded Assets” means

(i) any fee owned real property (other than Material Real Properties) and any leasehold rights and interests in real property (including landlord waivers, estoppels and collateral access letters),

(ii) motor vehicles and other assets subject to certificates of title,

(iii) commercial tort claims where the amount of damages claimed by the applicable Credit Party is less than $5,000,000,

(iv) licenses, state or local franchises, charters and authorizations and any other property and assets to the extent that the Collateral Trustee may not validly possess a security interest therein under Applicable Laws (including, without limitation, rules and regulations of any Governmental Authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than to the extent such prohibition or limitation is rendered ineffective under the UCC or other Applicable Law notwithstanding such prohibition,

(v) any particular asset or right under contract, if the pledge thereof or the security interest therein (A) is prohibited by Applicable Law other than to the extent such prohibition is rendered ineffective under the UCC or other Applicable Law notwithstanding such prohibition or (B) to the extent and for as long as it would violate the terms of any written agreement, license or lease with respect to such asset (in each case, after giving effect to the relevant provisions of the UCC or other Applicable Laws) or would give rise to a termination right pursuant to any “change of control” or other similar provision under such written agreement, license or lease (except to the extent such provision is overridden by the UCC or other Applicable Laws), in each case, (a) excluding any such written agreement that relates to Credit Agreement Refinancing Indebtedness or Permitted Additional Debt and (b) only to the extent that such limitation on such pledge or security interest is otherwise permitted under Section 10.02,

(vi) Margin Stock and Equity Interests of an Excluded Pledge Subsidiary,

(vii) any permitted agreement, lease, license or property subject to a purchase money security interest or other similar arrangement to the extent the pledges thereof and security interests therein are prohibited by such permitted agreement, lease, license or purchase money arrangement, other than proceeds and receivables thereof, except to the extent the pledge of such permitted agreement, lease, license or property is expressly deemed effective under the Uniform Commercial Code or other Applicable Law or principle of equity notwithstanding such prohibition,

(viii) the creation or perfection of pledges of, or security interests in, any property or assets that would result in material adverse tax consequences to the Parent or any of its Subsidiaries, as reasonably determined by the Parent in consultation with the Administrative Agent,

(ix) letter of credit rights, except to the extent constituting support obligations for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement),

(x) cash and Cash Equivalents (other than proceeds of Collateral as to which perfection of the security interest in such proceeds is accomplished solely by the filing of a UCC financing statement), and any other assets requiring perfection through control agreements or by “control” (other than in respect of (x) certificated Equity Interests in the Borrower and in wholly owned Restricted Subsidiaries of the Parent, which Equity Interests are otherwise required to be pledged and (y) deposit and other bank and securities accounts),

(xi) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law and

(xii) particular assets if and for so long as, in the reasonable judgment of the Administrative Agent in consultation with the Parent, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance, surveys, abstracts or appraisals in respect of such assets exceed the practical benefits to be obtained by the Lenders therefrom;

provided, however, that Excluded Assets shall not include any Proceeds (as defined in the Security Agreement), substitutions or replacements of any Excluded Assets referred to in clause (i) through (xii) (unless such Proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (i) through (xii)).

“Excluded Deposit Accounts” means (a) a Deposit Accounts that are zero balance disbursement accounts, (b) Deposit Accounts used solely to fund payroll, payroll taxes and similar employment taxes or employee benefits in the Ordinary Course of Business and (c) other Deposit Accounts with an amount on deposit of less than $5,000,000 at any time in the aggregate for all such Deposit Accounts.

“Excluded Pledge Subsidiary” means

(a) any Subsidiary of the Parent for which the pledge of its Equity Interests is prohibited by Applicable Law or by Contractual Obligations existing on the Closing Date (or, in the case of a newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) or for which governmental (including regulatory) consent, approval, license or authorization would be required, provided that such Subsidiary will be an Excluded Pledge Subsidiary only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Pledge Subsidiary and will become subject to the Lien granted under the Security Documents, immediately and automatically, at such time as such consequences will no longer result,

(b) any other Subsidiary of the Parent with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the burden or cost or other consequences (including any material adverse tax consequences) of the pledge of its Equity Interests shall be excessive in view of the benefits to be obtained by the Lenders therefrom,

(c) any not-for-profit Subsidiaries,

(d) any special purpose securitization vehicle (or similar entity), only to the extent that the pledge of its Equity Interests is prohibited by Applicable Law or by Contractual Obligations in connection with a securitization, provided that such entity will be an Excluded Pledge Subsidiary only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Pledge Subsidiary and will become subject to the Lien granted under the Security Documents, immediately and automatically, at such time as such consequences will no longer result,

(e) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 10.01(j) or Section 10.01(k) and each Restricted Subsidiary thereof that guarantees such Indebtedness to the extent and so long as the financing documentation relating to such Permitted Acquisition to which such Restricted Subsidiary is a party prohibits the Equity Interests of Restricted Subsidiary from being pledged to secure the Obligations; provided that after such time that such prohibitions on granting such Liens lapses or terminates, such Restricted Subsidiary shall no longer be an Excluded Pledge Subsidiary, and will immediately and automatically become subject to the Lien granted under the Security Documents,

(f) each Unrestricted Subsidiary, and

(g) any Restricted Subsidiary that the Borrower elects by notice to the Administrative Agent to treat as an Excluded Pledge Subsidiary pursuant to this clause (g), provided that (i) any such Restricted Subsidiary shall cease to be so treated as an Excluded Pledge Subsidiary pursuant to this clause (g) upon written notice from the Borrower to the Administrative Agent, and (ii) at any time, the total assets of all Restricted Subsidiaries that are Excluded Pledge Subsidiaries solely as a result of this clause (g), as reflected on their most recent balance sheets prepared in accordance with GAAP, do not in the aggregate at any time exceed $5,000,000, and (iii) the total revenues of all Restricted Subsidiaries that are Excluded Pledge Subsidiaries solely as a result of this clause (g) for the twelve-month period ending on the last day of the most recent Test Period for which Section 9.01 Financials have been delivered do not in the aggregate exceed $5,000,000.

“Excluded Subsidiary” means

(a) each Subsidiary of the Parent listed on Schedule 1.01(a) hereto,

(b) any Subsidiary of the Parent that is not a wholly owned Subsidiary of the Parent,

(c) any Subsidiary of the Parent that is prohibited by any Applicable Law from guaranteeing the Obligations,

(d) any direct or indirect Subsidiary of the Parent that is a CFC, and any direct or indirect Subsidiary of a CFC,

(e) any CFC Pledgor,

(f) any Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 10.01(j) or Section 10.01(k) and each Restricted Subsidiary thereof that guarantees such Indebtedness to the extent and so long as the financing documentation relating to such Permitted Acquisition to which such Restricted Subsidiary is a party prohibits such Restricted Subsidiary from guaranteeing, or granting a Lien on any of its assets to secure, the Obligations; provided that after such time that such prohibitions on guarantees or granting of Liens lapses or terminates, such Restricted Subsidiary shall no longer be an Excluded Subsidiary,

(g) any other Subsidiary of the Parent with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom,

(h) any Subsidiary of the Parent is a domestic captive insurance company,

(i) not for profit Subsidiaries of the Parent,

(j) any Subsidiary that is a special purpose securitization vehicle (or similar entity),

(k) each Unrestricted Subsidiary and

(l) any Restricted Subsidiary that the Borrower elects by notice to the Administrative Agent to treat as an Excluded Subsidiary pursuant to this clause (l), provided that (i) any such Restricted Subsidiary shall cease to be so treated as an Excluded Subsidiary pursuant to this clause (l) upon written notice from the Borrower to the Administrative Agent, and (ii) at any time, the total assets of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (l), as reflected on their most recent balance sheets prepared in accordance with GAAP, do not in the aggregate at any time exceed $5,000,000, and (iii) the total revenues of all Restricted Subsidiaries that are Excluded Subsidiaries solely as a result of this clause (l) for the twelve-month period ending on the last day of the most recent Test Period for which Section 9.01 Financials have been delivered do not in the aggregate exceed $5,000,000.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated) and franchise (and similar) Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Recipient is organized, or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.10) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.04, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s (i) failure to comply with Section 5.04(g) or (ii) other than as a result of a change in Tax law, inability or ineligibility to comply with clause (ii)(A), (ii)(B) or (ii)(D) of Section 5.04(g), (d) any Taxes imposed under FATCA, and (e) any branch profits taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which such Recipient has a branch.

“Extended Term Loan Maturity Date” shall have the meaning provided in Section 2.16(b).

“Extending Term Lenders” shall have the meaning provided in Section 2.16(b).

“Existing Term Loan Maturity Date” shall have the meaning provided in Section 2.16(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means, as applicable, each of (i) that certain administrative agency letter agreement among the Administrative Agent and the Borrower, dated October 1, 2012 and (ii) that certain fee letter agreement between the Collateral Trustee and the Borrower, dated October 22, 2012, in each case as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 6.09.

“Financial Officer” shall mean the Chief Financial Officer, principal accounting officer, Treasurer, or Controller or any other senior financial officer of the Borrower designated in writing to the Administrative Agent by any of the foregoing and reasonably acceptable to the Administrative Agent.

“Flood Determination Form” has the meaning specified in Section 9.19(d).

“Flood Documents” has the meaning specified in Section 9.19(d).

“Flood Hazard Property” shall mean any real estate asset subject to a Mortgage in favor of Collateral Trustee, for the benefit of Secured Parties, and located in an area designated by the Federal Emergency Management Agency (or any successor agency) as having special flood or mud slide hazards.

“Flood Laws” shall mean the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve System).

“Foreign Asset Sale” shall have the meaning provided in Section 5.02(g).

“Foreign Currencies” shall mean any currency other than Dollars.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Credit Party, or with respect to which any Credit Party has any obligation, that is primarily subject to laws other than the laws of a U.S. jurisdiction, other than a trust or funding vehicle or a social security program, in each case maintained exclusively by a Governmental Authority.

“Foreign Plan Event” shall mean, with respect to any Foreign Plan, (a) where such plan is required to be funded, the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or, where applicable, in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by any Credit Party under applicable law on account of the complete or partial termination of such

Foreign Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by any Credit Party, or the imposition on any Credit Party of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.

“Foreign Subsidiary” shall mean each direct or indirect Subsidiary of the Parent that is not a Domestic Subsidiary.

“Full Payment” shall mean with respect to any Obligations (other than unasserted contingent indemnity claims), (a) the full cash payment thereof in the applicable currency required hereunder, including any interest and documented fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are inchoate or contingent in nature, cash collateralization thereof (or delivery of a standby letter of credit acceptable to the Administrative Agent in its discretion, in the amount of required cash collateral); and (c) a release of any claims of the Credit Parties against the Administrative Agent and Lenders arising on or before the payment date. No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

“Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” shall mean all indebtedness of the Parent and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the Parent or any Restricted Subsidiary, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Parent notifies the Administrative Agent that the Parent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that capital leases and operating leases shall be subject to generally accepted accounting principles in effect in the United States on the date hereof.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” shall mean (a) the Guarantee, made by each Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit E, and (b) any other guarantee of the Obligations made by a Restricted Subsidiary in form and substance reasonably acceptable to the Administrative Agent, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the Ordinary Course of Business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean the Parent and the Subsidiary Guarantors.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any Applicable Law relating to the environment; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by or which could otherwise give rise to liability under any Applicable Law relating to the environment.

“Hedge Agreement” means an Interest Rate Agreement, Currency Agreement or Commodity Agreement entered into in the ordinary course of the Parent’s or any of its Subsidiaries’ businesses.

“Increased Amount Date” shall have the meaning provided in Section 2.14(a).

“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of assets or services that in accordance with GAAP would be included as liabilities in the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (e) all Capitalized Lease Obligations of such Person, (f) all obligations of such Person under interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity price protection agreements or other commodity price hedging agreements and other similar agreements (but taking into account only the mark-to-market value or, if any actual amount is due as a result of the termination or close-out of such transaction, that amount) and (g) without duplication, all Guarantee Obligations of such Person, provided that Indebtedness shall not include (i) trade payables and accrued expenses, in each case payable directly or through a bank clearing arrangement and arising in the Ordinary Course of Business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller and (iv) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the Ordinary Course of Business.

“Indemnified Liabilities” shall have the meaning provided in Section 14.05.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Information” shall have the meaning provided in Section 14.08.

“Intercreditor Agreement” means the Amended Intercreditor Agreement, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Insolvency Proceeding” means any case or proceeding, application, meeting convened, resolution passed, proposal, corporate action or any other proceeding commenced by or against a Person under any state, provincial, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief, bankruptcy, receivership, debt adjustment law or other similar law (whether state, provincial, federal or foreign), including the Bankruptcy and Insolvency Act (Canada), the CCAA, the Singapore Companies Act, Chapter 50 and the Singapore Bankruptcy Act, Chapter 20, Bankruptcy Act 1966 (Cth), the Corporations Act 2001 (Cth), the Companies Act 1993 (New Zealand), the Belgian bankruptcy law of 8 August 1997 and the Belgian law on the continuity of enterprises of 31 January 2009; (b) the appointment of a receiver, manager, controller, interim receiver, receiver and manager, trustee (including any trustee in bankruptcy), custodian conservator, administrator, examiner, sheriff, monitor, assignee, liquidator, provisional liquidator, sequestrator, administrative receiver, judicial manager, statutory manager or similar officer or fiduciary or other custodian for such Person or any part of its Property; (c) an assignment or trust mortgage for the benefit of creditors; (d) the winding up or strike off the Person; (e) the proposal or implementation of a scheme of arrangement; (f) a suspension of payment, moratorium of any debts, official assignment, composition or arrangement with a Person’s creditors; (g) in the case of a Subsidiary incorporated in Australia, any writ of execution, garnishee order, notice under section 120 of the PPSA Australia, mareva injunction or similar order, attachment, distress or other process is made, levied or issued against it or its assets, or such other step is taken in relation to it being adjudicated or found unable to pay its debts when they fall due or it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act 2001 (Cth)); or (h) in the case of a Subsidiary incorporated in England and Wales (a “UK Subsidiary”), any corporate action, legal proceedings or other procedure commenced or other step taken (including the making of an application, the presentation of a petition, the filing or service of a notice or the passing of a resolution) in relation to (i) such UK Subsidiary being adjudicated or found insolvent, (ii) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of such UK Subsidiary other than a solvent liquidation or reorganization of such UK Subsidiary, the terms of which have been previously approved in writing by the Administrative Agent, (iii) a composition, assignment or arrangement with any class of creditors of such UK Subsidiary or (iv) the appointment of a liquidator, supervisor, receiver, administrator, administrative receiver, compulsory manager, trustee or other similar officer in respect of such UK Subsidiary or any of its assets; provided, that clause (g) and (h) shall not apply to (A) any winding-up petition which is frivolous or vexatious or which is being contested in good faith and, in each case, is discharged, stayed or dismissed within 21 days of commencement, or (B) any solvent reorganization contemplated or permitted by Section 10.03.

“Interest Period” shall mean, with respect to any Term Loan, the interest period applicable thereto, as determined pursuant to Section 2.09.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Parent’s and its Subsidiaries’ operations and not for speculative purposes.

“Investment” shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Equity Interests, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 364 days arising in the Ordinary Course of Business; or (c) the entering into of any guarantee of, or other contingent obligation with respect to, Indebtedness.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit F.

“Joint Lead Arrangers” shall mean Goldman Sachs Lending Partners L.P., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC and Wells Fargo Securities, LLC, each in their respective capacities as such.

“Junior Financing” shall have the meaning provided in Section 10.07(a).

“Junior Financing Documentation” shall mean any documentation governing any Junior Financing.

“Junior Secured Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Senior Secured Debt and (ii) Consolidated Junior Secured Debt, in each case, as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 9.01 to (b) Consolidated EBITDA for such Test Period.

“Lender” shall have the meaning provided in the preamble to this Agreement.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Level I Status” shall exist on any date if the Total Leverage Ratio determined for such date is greater than or equal to 2.50 to 1.00.

“Level II Status” shall exist on any date if the Total Leverage Ratio determined for such date is less than 2.50 to 1.00.

“LIBOR Loan” shall mean any Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate” means:

(a) for any Interest Period with respect to a LIBOR Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR ABR
1.00 – LIBOR Reserve Percentage

where,

“LIBOR ABR” means, for such interest period, the rate per annum equal to (i) the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR Rate available (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank LIBOR market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a ABR Loan on any date, a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR ABR
1.00 – LIBOR Reserve Percentage

where,

“LIBOR ABR” means the rate per annum equal to (i) BBA LIBOR, as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m.,

(London time) two London Banking Days prior to such date, for Dollar deposits with a term of one month commencing on that day or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the ABR Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.

Notwithstanding the foregoing, the LIBOR Rate shall at no time be less than 1.25% per annum.

“LIBOR Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental, marginal or other reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The LIBOR Rate for each outstanding Loan the interest on which is determined by reference to the LIBOR Rate shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.

“Lien” shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, lien (statutory or other) or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease or license in the nature thereof).

“Limited Originator Recourse” means a letter of credit, cash collateral account or other such credit enhancement issued in connection with the incurrence of Indebtedness by a Receivables Entity under a Qualified Receivables Transaction.

“Loan” shall mean any Term Loan, or New Term Loan made by any Lender.

“London Banking Day” shall mean any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Margin Stock” shall have the meaning assigned to such term in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Material Adverse Change” shall mean any event or circumstance which has resulted or is reasonably likely to result in a material adverse change in the business, assets, operations, properties or financial condition of the Parent and its Subsidiaries, taken as a whole or that would materially adversely affect the ability of the Parent, the Borrower and the other Credit Parties, taken as a whole, to perform their respective payment obligations under this Agreement or any of the other Credit Documents.

“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Parent and the Subsidiaries, taken as a whole, that would materially adversely affect (a) the business, assets, operations, properties, or financial condition of the Parent and its Subsidiaries, taken as a whole, (b) the ability of the Parent, the Borrower and the other Credit Parties, taken as a whole, to perform their respective payment obligations under this Agreement or any of the other Credit Documents or (c) the rights and remedies of the Administrative Agent, the Collateral Trustee and the Lenders under this Agreement or any of the other Credit Documents.

“Material Real Property” means any fee-owned real property located in the United States that is owned by any Credit Party and that has a fair market value in excess of $3,000,000 at the Closing Date or, with respect to real property acquired after the Closing Date, at the time of acquisition, in each case, as reasonably estimated by the Parent in good faith.

“Material Subsidiary” shall mean, at any date of determination, the Borrower and each other Restricted Subsidiary of the Parent (a) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.01 Financials have been delivered were equal to or greater than 5.0% of the Consolidated Total Assets of the Parent and the Restricted Subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5.0% of the consolidated gross revenues of the Parent and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Maximum Rate” has the meaning specified in Section 14.10.

“Minimum Borrowing Amount” shall mean $2,000,000 with respect to the Term Loans.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement or other security document entered into by the owner of a Mortgaged Property and the Collateral Trustee for the benefit of the Secured Parties in respect of that Mortgaged Property, substantially in the form of Exhibit G, as the same may be amended, supplemented or otherwise modified from time to time.

“Mortgaged Property” shall mean, initially, each parcel of Material Real Property and the improvements thereto owned by a Credit Party and identified on Schedule 1.01(b), and includes each other parcel of Material Real Property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 9.19.

“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean, with respect to any Prepayment Event, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Parent or any of the Restricted Subsidiaries in respect of such Prepayment Event or issuance, as the case may be, less (b) the sum of:

(i) the amount, if any, of all taxes paid or estimated to be payable by the Parent or any of its Restricted Subsidiaries in connection with such Prepayment Event,

(ii) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Prepayment Event and (y) retained by the Parent or any of its Restricted Subsidiaries, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction;

(iii) the amount of any Indebtedness secured by a Lien on the assets that are the subject of such Prepayment Event to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event;

(iv) in the case of any Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback, the amount of any proceeds of such Prepayment Event that the Parent or any Subsidiary has reinvested (or intends to reinvest within the Reinvestment Period or has entered into a binding commitment prior to the last day of the Reinvestment Period to reinvest) in the business of the Parent or any of the Restricted Subsidiaries (subject to Section 10.09), provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period (with respect to such Prepayment Event, the “Deferred Net Cash Proceeds”) shall, unless the Parent or a Subsidiary has entered into a binding commitment prior to the last day of such Reinvestment Period to reinvest such proceeds, (x) be deemed to be Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback occurring on the last day of such Reinvestment Period or 180 days after the date such Borrower or such Subsidiary has entered into such binding commitment, as applicable, and (y) be applied to the repayment of Term Loans in accordance with Section 5.02(a)(i); and

(v) reasonable and customary fees.

“New Term Loan Commitments” means each Class of Term Loan Commitments hereunder that results from an incremental facility under Section 2.14 or a refinancing amendment under Section 2.15.

“New Term Loan Lender” shall mean a Lender providing a New Term Loan under Section 2.14 or Section 2.15, as applicable.

“New Term Loan Maturity Date” shall mean the date on which a New Term Loan matures.

“New Term Loan Repayment Amount” shall have the meaning provided in Section 2.05(c).

“New Term Loans” means one of more classes of Term Loans made pursuant to New Term Loan Commitments.

“No Undisclosed Information Representation” by a Person shall mean a representation that such Person is not in possession of any material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing.

“NFIP” shall mean the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004.

“Non-Consenting Lender” shall have the meaning provided in Section 5.10(c).

“Non-Debt Fund Affiliate” means any Affiliate of the Parent other than (i) any Subsidiary of the Parent, (ii) any Debt Fund Affiliate and (iii) any natural person; and shall in any case exclude each of (A) Goldman Sachs Credit Partners L.P., (B) Goldman Sachs Lending Partners LLC and (C) Goldman Sachs Asset Management, L.P., Goldman Sachs Investment Strategies, LLC, and any investment fund or separate account managed by either of them.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Extending Term Lenders” shall have the meaning provided in Section 2.16.

“Note” means a promissory note in substantially the form of Exhibit H hereto.

“Notes Indenture” has the meaning specified in the recitals hereto.

“Notice of Borrowing” shall mean each notice of a Borrowing of Term Loans pursuant to Section 2.03(a).

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.06.

“Obligations” shall mean the collective reference to (i) the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided herein (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding) on the Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by any Credit Party under the Credit Documents, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), of any Credit Parties to the Administrative Agent, the Collateral Trustee or any Lender under the Credit Documents, and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of any Credit Party under or pursuant to this agreement or any other Credit Document.

“OFAC” shall have the meaning provided in Section 8.18.

“OID” shall have the meaning provided in Section 2.15(a).

“Ordinary Course of Business” means, with respect to any Person, the ordinary course of business of such Person, consistent with past practices or, with respect to actions taken by such Person for which no past practice exists, consistent with past practices of similarly situated companies, and, in each case, undertaken in good faith.

“Ordinary Course Indebtedness” shall mean Indebtedness incurred in the Ordinary Course of Business under Section 10.01(b), (c), (e)(i), (g), (h), (l), (q), (r), (t), (u), (v), (x) and (aa) (to the extent that such Indebtedness is in connection with the foregoing subclauses (b), (c), (e)(i), (g), (h), (l), (q), (r), (t), (u), (v) or (x)).

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership (if any), as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization (if any), as amended, and its operating agreement, as amended.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, mortgage, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 5.10).

“Parent” shall have the meaning set forth in the preamble.

“Patent Security Agreement” shall mean the Patent Security Agreement entered into by the Borrower and the other grantors party thereto and the Collateral Trustee for the benefit of the Lenders, dated the date hereof, as the same may be amended, supplemented or otherwise modified from time to time.

“Participant” shall have the meaning provided in Section 14.07(d).

“PATRIOT Act” shall have the meaning provided in Section 8.14.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Perfection Certificate” shall mean a certificate of the Borrower and the Guarantors in the form of Exhibit I or any other form approved by the Administrative Agent.

“Permitted Acquisition” shall mean the acquisition, by merger or otherwise, by the Parent or any of the Restricted Subsidiaries of assets (including such assets constituting a line of business or division) or majority of Equity Interests, so long as

(a) such acquisition and all transactions related thereto shall be consummated in accordance with applicable law and the acquired company or assets are in the same or a generally related line of business as the Parent and its Restricted Subsidiaries or other business activities incidental or related to any of the foregoing;

(b) such acquisition shall result in the issuer of such Equity Interests becoming a Restricted Subsidiary and, to the extent required by Section 9.12, a Subsidiary Guarantor;

(c) such acquisition shall result in the Collateral Trustee, for the benefit of the Secured Parties, being granted a security interest in any Equity Interests or any assets so acquired, to the extent required by Sections 9.12, 9.13 and/or 9.17;

(d) after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; and

(e) the Consolidated Interest Coverage Ratio, on a Pro Forma Basis after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist or incurred pursuant to Sections 10.01(j) and 10.01(k), and any related Pro Forma Adjustment, computed as at the last day of the most recently ended Test Period as if such acquisition had occurred on the first day of such Test Period, shall either (x) not be less than 2.00 to 1.00 or (y) be greater than the Consolidated Interest Coverage Ratio immediately prior to such acquisition provided further that a certificate of a Senior Officer of the Parent delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the consummation of such acquisition, certifying as to compliance with the foregoing conditions (and in the case of subclause (e) above, attaching reasonably detailed calculations as to compliance with subclause (e)(i) or (e)(ii), as applicable) shall be conclusive evidence that such acquisition is a Permitted Acquisition unless the Administrative Agent notify the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Permitted Additional Debt” shall mean (a) Permitted First Priority Debt, (b) Permitted Junior Priority Debt or (c) Permitted Unsecured Debt; provided that

(i) in the case of Permitted First Priority Debt, such amount so long as the Senior Secured Leverage Ratio at the time such additional Indebtedness is incurred would have been no greater than 3.50 to 1.00 determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 9.01;

(ii) in the case of Permitted Junior Priority Debt, such amount so long as the Junior Secured Leverage Ratio at the time such additional Indebtedness is incurred would have been no greater than 4.00 to 1.00 determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 9.01;

(iii) in the case of Permitted Unsecured Debt, such amount so long as the Total Leverage Ratio at the time such additional Indebtedness is incurred would have been no more than 5.00 to 1.00 determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred and the application of proceeds therefrom had occurred at the beginning of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 9.01;

(iv) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date that is 90 days following the final maturity of the applicable Term Loans (other than (A) customary offers to purchase upon a change of control, asset sale or event of loss, (B) early maturities customary for “bridge” loans so long as such maturities automatically extendible or convertible absent a bankruptcy or payment event of default thereunder and (C) customary acceleration rights after an event of default); and

(v) the covenants, events of default, guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Parent and the Restricted Subsidiaries than those in this Agreement;

provided further that a certificate of a Senior Officer of the Borrower is delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, certifying as to clauses (i) through (v) with such modifications as necessary to reflect the type of Indebtedness incurred together with reasonably detailed calculations as to compliance with various financial ratios and including a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, and stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notify the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Permitted First Priority Debt” shall mean any secured Indebtedness incurred by the Credit Parties in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations (including pursuant to the Collateral Trust Agreement) and is not secured by any property or assets of the Parent, the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos to the definition of “Permitted Additional Debt,” (iii) such Indebtedness is not at any time guaranteed by any Restricted Subsidiaries of the Parent other than Restricted Subsidiaries, that are Guarantors and (iv) to the extent not addressed by the Intercreditor Agreement the Borrower, the holders of such Indebtedness (or their representative) and the Administrative Agent shall be party to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted First Priority Refinancing Debt” shall mean any secured Indebtedness incurred by the Credit Parties in the form of one or more series of senior secured notes or loans (including any New Term Loans and/or any New Term Loan Commitments); provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations (including pursuant to the Collateral Trust Agreement) and is not secured by any property or assets of Parent, the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos to the definition of “Credit Agreement Refinancing Indebtedness,” (iii) such Indebtedness is not at any time guaranteed by any Subsidiaries of the Parent other than Subsidiaries that are Guarantors and (iv) to the extent not addressed in the Intercreditor Agreement, the Borrower, the holders of such Indebtedness (or their representative) and the Administrative Agent shall be party to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Holders” shall mean each of (i) the Sponsor, (ii) members of management of Parent (provided that Persons under this clause (ii) have direct or indirect beneficial ownership, either separately or as part of a group under this clause (ii) or clause (iii) below, of no more than 10% of the total voting power of the Voting Stock of Parent) and (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that in the case of such group and without giving effect to the existence of such group or any other group, the Sponsor and members of management, collectively, have direct or indirect beneficial ownership of more than 50% of the total voting power of the Voting Stock of Parent.

“Permitted Investments” shall mean:

(a) securities issued or unconditionally guaranteed by the Australian, Belgian, Canadian, Dutch, New Zealand, Singapore, UK or U.S. government or any agency or instrumentality thereof, in each case having maturities of not more than 12 months from the date of acquisition thereof;

(b) securities issued by any state of the United States of America or any province or territory of Australia, Belgium, Canada, the Netherlands, New Zealand, Singapore, the United Kingdom, or any political subdivision of any such state, province or territory, or any public instrumentality thereof or any political subdivision of any such state, province or territory, or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);

(c) commercial paper issued by any Lender or any bank holding company owning any Lender;

(d) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A or A2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(e) domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks;

(f) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing;

(g) marketable short-term money market and similar funds (x) either having assets in excess of $250,000,000 or (y) having a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(h) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (g) above; and

(i) in the case of Investments by any Restricted Foreign Subsidiary or Investments made in a country outside Australia, Belgium, Canada, the Netherlands, New Zealand, Singapore, the UK and the U.S., Permitted Investments shall also include (i) direct obligations of the sovereign nation (or any agency thereof) in which such Restricted Foreign Subsidiary is organized and is conducting business or where such Investment is made, or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), in each case maturing within a two years after such date and having, at the time of the acquisition thereof, a rating equivalent to at least A-1 from S&P and at least P-1 from Moody’s, (ii) investments of the type and maturity described in clauses (a) through (h) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies, (iii) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this definition (including this proviso) and (iv) other short-term investments utilized by such Restricted Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (i).

“Permitted Junior Priority Debt” shall mean secured Indebtedness incurred by the Credit Parties in the form of one or more series of second lien (or other junior lien) secured notes or debentures or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations (including pursuant to the Collateral Trust Agreement) and the obligations in respect of any Permitted First Priority Debt and is not secured by any property or assets of Parent, the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Permitted Additional Debt” (provided, that such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Debt, notwithstanding any provision to the contrary contained in the definition of “Permitted Additional Debt”), (iii) the holders of such Indebtedness (or their representative) and the Administrative Agent shall be party to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and (iv) such Indebtedness is not at any time guaranteed by any Restricted Subsidiaries of the Parent other than Restricted Subsidiaries that are Guarantors.

“Permitted Junior Priority Refinancing Debt” shall mean secured Indebtedness incurred by the Credit Parties in the form of one or more series of second lien (or other junior lien) secured notes or debentures or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt (including pursuant to the Collateral Trust Agreement) and is not secured by any property or assets of Parent, the Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness” (provided, that such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, notwithstanding any provision to the contrary contained in the definition of “Credit Agreement Refinancing Indebtedness”), (iii) the holders of such Indebtedness (or their representative) and the Administrative Agent shall be party to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and (iv) such Indebtedness is not at any time guaranteed by any Subsidiaries of the Parent other than Subsidiaries that are Guarantors.

“Permitted Liens” shall mean:

(a) Liens for taxes, assessments or governmental charges or claims not yet due or which are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP;

(b) Liens in respect of property or assets of the Parent or any of its Restricted Subsidiaries imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens in each case so long as such Liens arise in the Ordinary Course of Business and do not individually or in the aggregate have a Material Adverse Effect;

(c) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.11;

(d) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the Ordinary Course of Business or otherwise constituting Investments permitted by Section 10.05;

(e) ground leases in respect of real property on which facilities owned or leased by the Parent or any of its Restricted Subsidiaries are located;

(f) easements, rights-of-way, servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Parent or its Restricted Subsidiaries, taken as a whole;

(g) any interest or title of a lessee, licensee, lessor or licensor or secured by a lessee’s, licensee’s, lessor’s or licensor’s interest under any lease permitted by this Agreement;

(h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(i) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Parent or any of its Restricted Subsidiaries, provided that such Lien secures only the obligations of the Parent or such Restricted Subsidiaries in respect of such letter of credit to the extent permitted under Section 10.01;

(j) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Parent and its Subsidiaries, taken as a whole;

(k) Liens arising from precautionary Uniform Commercial Code financing statements or similar filings made in respect of operating leases entered into by the Parent or any of its Restricted Subsidiaries; and

(l) Liens created in the Ordinary Course of Business in favor of banks and other financial institutions over credit balances of any bank accounts of the Parent and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts in the Ordinary Course of Business.

“Permitted Sale Leaseback” shall mean any Sale Leaseback consummated by the Parent or any of its Restricted Subsidiaries after the Closing Date, provided that any such Sale Leaseback not between the Borrower and any Guarantor or any Guarantor and another Guarantor is consummated for fair value as determined at the time of consummation in good faith by the Parent or such Restricted Subsidiary and, in the case of any Sale Leaseback (or series of related Sales Leasebacks) the aggregate proceeds of which exceed $25,000,000, the board of directors of the Parent or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Parent or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Permitted Unsecured Debt” shall mean unsecured Indebtedness incurred by the Parent or its Subsidiaries in the form of one or more series of senior unsecured loans or notes or Subordinated Indebtedness.

“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred by the Credit Parties in the form of one or more series of senior unsecured loans or notes or Subordinated Indebtedness; provided that (i) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness” and (ii) such Indebtedness is not at any time guaranteed by any Subsidiaries of the Parent other than Subsidiaries that are Guarantors.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Plan” shall mean any plan, as defined in Section 4001 of ERISA that is subject to Title IV of ERISA and that is or was within any of the preceding six plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments to) any Credit Party or any ERISA Affiliate, other than Multiemployer Plans.

“Platform” shall have the meaning provided in Section 9.01.

“Pledge Agreement” shall mean (a) the Pledge Agreement, entered into by the relevant pledgors party thereto and the Collateral Trustee for the benefit of the Lenders and other Secured Parties, substantially in the form of Exhibit J, on the Closing Date and (b) any other pledge agreement delivered pursuant to Section 9.13, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

“PPSA Australia” shall mean the Personal Property Security Act 2009 (Cth), (or any successor statute) and the regulations thereunder.

“Prepayment Amount” shall have the meaning provided in Section 5.02(h).

“Prepayment Date” shall have the meaning provided in Section 5.02(h).

“Prepayment Event” shall mean any Asset Sale Prepayment Event, Casualty Event, Debt Incurrence Prepayment Event or any Permitted Sale Leaseback.

“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Parent, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Parent in good faith as a result of (a) actions taken or expected to be taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Parent and the Restricted Subsidiaries; provided that, so long as such actions are taken or expected to be taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Adjustment Certificate” shall mean any certificate of a Senior Officer of the Borrower delivered pursuant to Section 9.01(k).

“Pro Forma Basis” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale, transfer or other disposition of all or substantially all Equity Interests in any Restricted Subsidiary of the Parent or any division, product line, or facility used for operations of the Parent or any of its Restricted Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Parent or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Parent and its Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Property” shall mean any interest in any kind of property or asset, whether real (immovable), personal (movable) or mixed, or tangible (corporeal) or intangible (incorporeal).

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section 5.09), the numerator of which is the amount of the Commitments of such Lender under the applicable facility at such time and the denominator of which is the amount of the aggregate Commitments under the applicable facility at such time; provided, that if the commitment of each Lender to make Loans has been terminated pursuant to Article 12, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Public Lender” shall have the meaning provided in Section 9.01.

“QIPO Price” means $21 per share.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Receivables Transaction” shall mean any transaction or series of transactions that may be entered into by a Foreign Subsidiary pursuant to which such Foreign Subsidiary may sell, assign, convey, participate, contribute to capital or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by such Restricted Subsidiary) or (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in or pledge, any Accounts or interests therein (whether now existing or arising in the future) of such Foreign Subsidiary, and any assets related thereto (other than any inventory or equipment) including, without limitation, all collateral securing such Accounts, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Accounts and all guarantees, indemnities, warranties or other documentation or other obligations in respect of such Accounts, any other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving receivables similar to such Accounts and any collections or proceeds of any of the foregoing (the “Related Assets”).

“Real Estate” shall have the meaning provided in Section 9.01(i).

“Receivables Entity” shall mean any Foreign Subsidiary (or another Person in which such Foreign Subsidiary makes an Investment and to which such Foreign Subsidiary transfers Accounts and related assets) formed after the Closing Date, in each such case, which (i) is not a Credit Party, (ii) engages in no activities other than in connection with the financing of Accounts or interests therein and related assets and any business or activities incidental or related to such business, (iii) is designated by the board of directors of the Parent as a Receivables Entity, (iv) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (A) is guaranteed by any Credit Party; (B) is recourse to or obligates any Credit Party in any way; or (C) subjects any property or asset of any Credit Party, directly or indirectly, contingently or otherwise, to the satisfaction thereof; (v) with which no Credit Party has any material contract, agreement, arrangement or understanding; and (vi) to which neither any Credit Party nor any of its Restricted Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Receivables Entity in connection with any Qualified Receivables Transaction.

“Receivables Repurchase Obligation” means any obligation of a seller of Accounts and Related Assets in a Qualified Receivables Transaction to repurchase Accounts and Related Assets arising as a result of a breach of a Standard Receivables Undertaking, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Refinancing” has the meaning set forth in the recitals.

“Register” shall have the meaning provided in Section 14.07(c).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reinvestment Period” shall mean 12 months following the date of an Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Repayment Amount” shall mean the Term Loan Repayment Amount or the New Term Loan Repayment Amount with respect to any Series, as applicable.

“Repayment Date” shall mean a Term Loan Repayment Date or a New Term Loan Repayment Date, as applicable.

“Reportable Event” shall mean the occurrence of any event described in Section 4043 of ERISA and the regulations thereunder (other than an event for which the 30-day notice period is waived).

“Repricing Transaction” shall have the meaning set forth in Section 5.01.

“Required Lenders” means, as of any date of determination, Lenders (other than Defaulting Lenders) having outstanding Term Loans representing more than 50% of the outstanding principal amount of the Term Loans at such time.

“Restricted Foreign Subsidiary” shall mean a Foreign Subsidiary that is a Restricted Subsidiary.

“Restricted Subsidiary” shall mean the Borrower and any other Subsidiary of the Parent other than an Unrestricted Subsidiary.

“Retained Excess Cash Flow” means a cumulative amount equal to the sum of the products, for each Excess Cash Flow Period since the Closing Date, of (a) the applicable Retained Percentage for such Excess Cash Flow Period, multiplied by (b) Excess Cash Flow for such Excess Cash Flow Period.

“Retained Percentage” means, with respect to any Excess Cash Flow Period, (a) 100% minus (b) the percentage of Excess Cash Flow for such Excess Cash Flow Period provided in clause (x) of Section 5.02(a)(ii) that is required to be used to prepay Loans pursuant to Section 5.02(a)(ii).

“Revolving Credit Agent” shall mean the “Agent,” as defined in the Revolving Loan Credit Agreement.

“Revolving Loan Credit Agreement” has the meaning specified in the recitals.

“Sale Leaseback” shall mean any transaction or series of related transactions pursuant to which the Parent or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 9.01 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.01(a) or (b) together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.01(e).

“Secured Parties” shall have the meaning assigned to such term in the applicable Security Documents.

“Security Agreement” shall mean the Security Agreement entered into by the Parent, the Borrower and the other grantors party thereto and the Collateral Trustee for the benefit of the Lenders, substantially in the form of Exhibit K, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Documents” shall mean, collectively, (a) the Guarantee, (b) the Security Agreement, (c) the Intercreditor Agreement, (d) the Collateral Trust Agreement, (e) each Mortgage, (f) the Pledge Agreement, (g) the Copyright Security Agreement, (h) the Patent Security Agreement, (i) the Trademark Security Agreement and (j) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.12, 9.13 or 9.17 or pursuant to any of the Security Documents to secure any of the Obligations.

“Senior Officer” shall mean the President, the Chief Financial Officer, the Principal Accounting Officer, the Treasurer, the Controller or any other senior officer of a Person designated as such in writing to the Administrative Agent by such Person.

“Senior Secured Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Senior Secured Debt as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 9.01 to (b) Consolidated EBITDA for such Test Period.

“Senior Secured Notes” has the meaning specified in the recitals.

“Series” shall have the meaning as provided in Section 2.14(a).

“Sold Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.

“Solvent” shall mean, with respect to the Parent, that as of the Closing Date, both (a) (i) the sum of the Parent’s debt (including contingent liabilities) does not exceed the present fair saleable value of the Parent’s present assets; (ii) the Parent’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date; and (iii) the Parent has not incurred and does not intend to incur, or believe that it will incur, debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Representations” means the representations and warranties of the Parent and Borrower set forth in Section 8.01, 8.02, 8.03, 8.05, 8.07, 8.17, 8.18, 8.19, 8.20 and 8.21.

“Specified Subsidiary” shall mean, at any date of determination (a) any Material Subsidiary or (b) any Unrestricted Subsidiary (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.01 Financials have been delivered were equal to or greater than 15% of the Consolidated Total Assets of the Parent and the Subsidiaries at such date or (ii) whose gross revenues for such Test Period were equal to or greater than 15% of the consolidated gross revenues of the Parent and the Subsidiaries for such period, in each case determined in accordance with GAAP and (c) each other Subsidiary that, when such Subsidiary’s total assets or gross revenues are aggregated with the total assets or gross revenues, as applicable, of each other Subsidiary that is the subject of an Event of Default described in Section 11.05 would constitute a Specified Subsidiary under clause (a) or (b) above.

“Specified Transaction” shall mean, with respect to any period, any Investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, Dividend, Subsidiary designation pursuant to Section 9.18, New Term Loan Commitment or other event that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

“Sponsor” shall mean GS Capital Partners V Fund, L.P. and its respective Affiliates.

“Standard Receivables Undertakings” means representations, warranties, covenants and indemnities entered into by the Parent or any Restricted Subsidiary of the Parent that are customary in a Qualified Receivables Transaction.

“Status” shall mean, as to the Borrower as of any date, the existence of Level I Status or Level II Status, as the case may be on such date. Changes in Status resulting from changes in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date on which (a) Section 9.01 Financials are delivered to the Lenders under Section 9.01 and (b) an officer’s certificate is delivered by the Borrower to the Lenders setting forth, with respect to such Section 9.01 Financials, the then-applicable Status, and shall remain in effect until the next change to be effected pursuant to this definition, provided that (x) each determination of the Total Leverage Ratio pursuant to this definition shall be made with respect to the Test Period ending at the end of the fiscal period covered by the relevant financial statements and (y) upon the request of the Required Lenders, Level I Status shall apply as of the first Business Day after the date on which such Section 9.01 Financials and the accompanying officer’s certificate were required to have been delivered but were not delivered, and shall continue to so apply to and including the date on which such items are so delivered (and thereafter, the Status otherwise determined in accordance with the definitions of “Level I Status” and “Level II Status” shall apply).

“Subordinated Indebtedness” shall mean Indebtedness of the Parent, the Borrower or any Subsidiary Guarantor that is by its terms subordinated in right of payment to the obligations of the Parent, the Borrower and such Subsidiary Guarantor, as applicable, under this Agreement.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Equity Interests of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Equity Interests of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Parent.

“Subsidiary Guarantors” shall mean (a) each wholly owned Domestic Subsidiary (other than an Excluded Subsidiary) existing on the Closing Date and (b) each wholly owned Domestic Subsidiary (other than an Excluded Subsidiary) that becomes a party to the Guarantee after the Closing Date pursuant to Section 9.12 or otherwise.

“Successor Borrower” shall have the meaning provided in Section 10.03(a).

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees (in the nature of taxation) or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Commitment” shall mean (a) in the case of each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender’s name on Schedule 1.01(c) as such Lender’s “Term Loan Commitment” and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender’s “Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Term Loan Commitments as of the Closing Date is $650,000,000.

“Term Loan Maturity Date” shall mean the date that is seven (7) years after the Closing Date, or, if such date is not a Business Day, the next preceding Business Day

“Term Loan Repayment Amount” shall have the meaning provided in Section 2.05(b).

“Term Loans” shall have the meaning provided in Section 2.01. To the extent any New Term Loans are made hereunder, “Term Loans” shall, to the extent appropriate, include such New Term Loans.

“Term Loan Extension Effective Date” shall have the meaning provided in Section 2.16(b).

“Term Loan Repayment Date” shall have the meaning provided in Section 2.05(b).

“Test Period” shall mean, for any determination under this Agreement, the four consecutive fiscal quarters of the Parent then last ended.

“Title Policy” has the meaning specified in Section 9.19(c).

“Total Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 9.01 to (b) Consolidated EBITDA for such Test Period.

“Trademark Security Agreement” shall mean the Trademark Security Agreement entered into by the Borrower and the other grantors party thereto and the Collateral Trustee for the benefit of the Lenders, dated the date hereof, as the same may be amended, supplemented or otherwise modified from time to time.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Parent or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, the transactions contemplated by this Agreement.

“Trigger Date” shall mean the date on which Section 9.01 Financials are delivered to the Lenders under Section 9.01 for the fiscal year ending on December 31, 2012.

“Type” shall mean as to any Term Loan, its nature as an ABR Loan or a LIBOR Loan.

“Unfunded Current Liability” of any Plan shall mean, at any time, the amount of any of its unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Subsidiary” shall mean any Subsidiary of the Parent designated by the Board of Directors (or similar governing body) of the Borrower as an Unrestricted Subsidiary pursuant to Section 9.18 subsequent to the date hereof. The Parent may designate any Subsidiary of the Parent other than the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted

Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Parent or any Subsidiary of Parent (other than any Subsidiary of the Subsidiary to be so designated); provided that each of (A) the Subsidiary to be so designated and (B) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Parent or any Restricted Subsidiary.

“U.S. Employee Plan” shall mean any “employee benefit plan” (as defined in Section 3(3) of ERISA), and any payroll practice and other employee benefit plan, policy, program, agreement or arrangement, including retirement, pension, profit sharing, employment, individual consulting or other compensation agreement, collective bargaining agreement, bonus or other incentive compensation, retention, stock purchase, equity or equity-based compensation, deferred compensation, change in control, severance, sick leave, vacation, loans, salary continuation, hospitalization, health, life insurance, educational assistance, or other fringe benefit or perquisite plan, policy, agreement which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any Credit Party which plan, policy, program, agreement or arrangement is subject to the laws of a U.S. jurisdiction.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in paragraph (f) of Section 5.08(g).

“Voting Stock” shall mean, with respect to any Person, such Person’s Equity Interests having the right to vote for the election of directors of such Person under ordinary circumstances.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“Withholding Agent” shall mean the Borrower and the Administrative Agent.

“Yield” shall have the meaning set forth in Section 2.14(f).

Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(g) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

Section 1.03. Accounting Terms; Exchange Rates. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Senior Secured Leverage Ratio, the Junior Secured Leverage Ratio and the Consolidated Interest Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

For purposes of determining compliance under Sections 10.04, 10.05 (other than with respect to determining the amount of any Indebtedness), 10.06 and Section 10.09 with respect to any amount in a Foreign Currency, such amount shall be deemed to equal the Dollar Equivalent thereof based on the average Exchange Rate for a Foreign Currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the related period. For purposes of determining compliance with Sections 10.01, 10.02 and 10.05, with respect to any amount of Indebtedness in a Foreign Currency, compliance will be determined at the time of incurrence or advancing thereof using the Dollar Equivalent thereof at the Exchange Rate in effect at the time of such incurrence or advancement.

Section 1.04. Rounding. Any financial ratios required to be calculated hereunder shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Credit Documents) and other Contractual Obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Credit Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

ARTICLE 2

AMOUNT AND TERMS OF CREDIT

Section 2.01. Term Loan Borrowing Commitments. Subject to and upon the terms and conditions herein set forth, each Lender having a Term Loan Commitment severally agrees to make a simultaneous loan or loans (each a “Term Loan”) on the Closing Date to the Borrower in Dollars, which Term Loans shall not exceed for any such Lender the Term Loan Commitment of such Lender and in the aggregate shall not exceed $650,000,000.

Such Term Loans (i) shall be made on the Closing Date in accordance with the preceding paragraph, (ii) may at the option of the Borrower be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Loans, provided that all such Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (iii) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed, (iv) shall not exceed for any such Lender its Term Loan Commitment and (v) shall not exceed in the aggregate the total of all Term Loan Commitments. On the Term Loan Maturity Date, all then unpaid Term Loans shall be repaid in full.

Section 2.02. Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing of Term Loans shall be in a multiple of $1,000,000 and, shall not be less than the Minimum Borrowing Amount with respect thereto. More than one Borrowing may be incurred on any date, provided that at no time shall there be outstanding more than eight (8) Borrowings of LIBOR Loans under this Agreement.

Section 2.03. Notice of Borrowing. (a) The Borrower shall give the Administrative Agent at the Administrative Agent’s Office prior to 11:00 a.m. (Central time) (i) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of the Borrowing of Term Loans if all or any of such Term Loans are to be initially LIBOR Loans, and (ii) prior written notice (or telephonic notice promptly confirmed in writing) on the date of the Borrowing of Term Loans if all such Term Loans are to be ABR Loans. Such Notice of Borrowing shall be substantially in the form of Exhibit L hereto and shall specify (i) the aggregate principal amount of the Term Loans to be made, (ii) the date of the Borrowing (which shall be the Closing Date) and (iii) whether the Term Loans shall consist of ABR Loans and/or LIBOR Loans and, if the Term Loans are to include LIBOR Loans, the Interest Period to be initially applicable thereto. Each telephonic notice by the Borrower pursuant to this Section 2.03(a) must be confirmed promptly by delivery to the Administrative Agent of a written Notice of Borrowing by no later than 12:00 p.m. (Central time). The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of Term Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing. If the Borrower fails to specify a whether any Term Loans shall consist of ABR Loans or LIBOR Loans in a Notice of Borrowing, then the applicable Term Loans shall be made as ABR Loans. If the Borrower requests a Borrowing of LIBOR Loans in any Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the Term Loans.

(c) [Intentionally Omitted].

(d) [Intentionally Omitted].

(e) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from a Senior Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of any such telephonic notice.

Section 2.04. Disbursement of Funds. (a) Each Lender shall make the amount of its Term Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. (Central time) on the Business Day specified in the applicable Notice of Borrowing. Upon satisfaction of the applicable conditions set forth in Article VI and Article VII, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (1) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (2) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBOR Loans (or, in the case of any Borrowing of ABR Loans, prior to 12:00 noon (Central time) on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.04 (or, in the case of a Borrowing of ABR Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.04) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.04 shall be conclusive, absent manifest error.

(c) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the Borrowing set forth in Article VI are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.

(d) The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 13.07 are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 13.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to purchase its participation or to make its payment under Section 13.07.

(e) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.05. Repayment of Loans; Evidence of Debt. (a) The Borrower shall repay to the Administrative Agent in Dollars, for the benefit of the applicable Lenders, on the Term Loan Maturity Date, the then-unpaid Term Loans made to the Borrower.

(b) The Borrower shall repay to the Administrative Agent, in Dollars, for the benefit of the Lenders of Term Loans, on each date set forth below (each, a “Term Loan Repayment Date”), a principal amount of the Term Loans equal to (x) the outstanding principal amount of Term Loans immediately after closing on the Closing Date multiplied by (y) the percentage set forth below opposite such Repayment Date (each, a “Term Loan Repayment Amount”):

Repayment Date	Term Loan Repayment Amount
December 31, 2012	0.25%
March 31, 2013	0.25%
June 30, 2013	0.25%
September 30, 2013	0.25%
December 31, 2013	0.25%
March 31, 2014	0.25%
June 30, 2014	0.25%
September 30, 2014	0.25%
December 31, 2014	0.25%
March 31, 2015	0.25%
June 30, 2015	0.25%
September 30, 2015	0.25%
December 31, 2015	0.25%
March 31, 2016	0.25%
June 30, 2016	0.25%
September 30, 2016	0.25%
December 31, 2016	0.25%
March 31, 2017	0.25%
June 30, 2017	0.25%
September 30, 2017	0.25%
December 31, 2017	0.25%
March 31, 2018	0.25%
June 30, 2018	0.25%
September 30, 2018	0.25%
December 31, 2018	0.25%
March 31, 2019	0.25%
June 30, 2019	0.25%
September 30, 2019	0.25%
Term Loan Maturity Date	93.00%

(c) In the event that any New Term Loans are made, such New Term Loans shall, subject to Section 2.14(d) or Section 2.15, as applicable, be repaid by the Borrower thereof in the amounts (each, a “New Term Loan Repayment Amount”) and on the dates (each a “New Repayment Date”) set forth in the applicable Joinder Agreement.

(d) The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the Ordinary Course of Business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, payable to the order of such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(e) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.05(d), and by each Lender in its account or accounts pursuant to Section 2.05(d), shall be conclusive evidence, absent manifest error, of the amount of principal and interest due and payable or to become due and payable from the Borrower to, such account or accounts, of such Lender, under this Agreement and the other Credit Documents; provided, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in such account or accounts shall not limit the obligations of the Borrower under this Agreement and the other Credit Documents.

Section 2.06. Conversions and Continuations. (a) The Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Term Loans made to the Borrower (as applicable) of one Type into a Borrowing or Borrowings of another Type and the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Loans as LIBOR Loans for an additional Interest Period on the last Business Day of the existing Interest Period, provided that (i) no partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into LIBOR Loans if a Default or Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (iii) LIBOR Loans may not be continued as LIBOR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation and (iv) Borrowings resulting from conversions pursuant to this Section 2.06 shall be limited in number as provided in Section 2.02. Each such conversion or continuation shall be effected by the

Borrower by giving the Administrative Agent at the Administrative Agent’s Office written notice (such notice, a “Notice of Conversion or Continuation”) or telephonic notice (promptly confirmed in writing by submission of a Notice of Conversion or Continuation) prior to 11:00 a.m. (Central time) (x) at least three Business Days’ in the case of conversion or continuation of LIBOR Loans and (y) on the same Business Day in the case of a conversion into ABR Loans, which Notice of Conversion or Continuation shall specify the Term Loans to be so converted or continued, the Type of Term Loans to be converted or continued into and, if such Term Loans are to be converted into or continued as LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of the proposed conversion or continuation affecting any of its Term Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to ABR Loans described in Section 2.06(b).

(b) If any Event of Default is in existence at the time of any proposed continuation of any LIBOR Loans and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such LIBOR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of LIBOR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in paragraph (a) above, the Borrower shall be deemed to have elected to continue such Borrowing of LIBOR Loans into a Borrowing of ABR Loans, effective as of the expiration date of such current Interest Period.

(c) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBOR Loans upon determination of such interest rate. The determination of the LIBOR Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that ABR Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the ABR promptly following the public announcement of such change.

Section 2.07. Pro Rata Borrowings. Each Borrowing of Term Loans under this Agreement shall be granted by the Lenders pro rata on the basis of their then-applicable Term Loan Commitments. Each Borrowing of New Term Loans under this Agreement shall be granted by the Lenders pro rata on the basis of their then applicable New Term Loan Commitments. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document.

Section 2.08. Interest. (a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR in effect from time to time.

(b) The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable LIBOR Margin in effect from time to time plus the relevant LIBOR Rate.

(c) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Credit Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) While any Event of Default under Section 11.01 exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(v) Payment or acceptance of the increased rates of interest provided for in this Section 2.08 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

(d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last day of each March, June, September and December, (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, (iii) in respect of each Loan (except, other than in the case of prepayments, any ABR Loan), on any prepayment date (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e) All computations of interest hereunder shall be made in accordance with Section 5.05.

(f) The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

(g) Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09. Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Loans (in the case of the initial Interest Period applicable thereto) or prior to 11:00 a.m. (Central time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be a one, two, three, six or if available to all the Lenders as determined by the Lenders in good faith based on prevailing market conditions, a nine or twelve month period.

Notwithstanding anything to the contrary contained above:

(a) the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b) if any Interest Period relating to a Borrowing of LIBOR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, unless, in the case of a LIBOR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day; and

(d) the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the applicable maturity date of such Loan.

Section 2.10. Increased Costs; Capital Adequacy; Illegality; Inability to Determine Costs.

(a) Change in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the interbank LIBOR market any other condition, cost or expense affecting any Term Loan or Credit Document;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such LIBOR Loan), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender or hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered, in each case, in accordance with Section 5.05.

(b) Capital Adequacy. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital, liquidity or leverage requirements has or would have the effect of reducing the rate of return on such Lender’s or holding company’s capital as a consequence of this Agreement, or such Lender’s Commitments or of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such LIBOR Loan) to a level below that which such Lender or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s and holding company’s policies with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered, in each case, in accordance with Section 5.05.

(c) Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, (i) on notice thereof by such Lender to the Administrative Agent, any obligation of such Lender to make or continue affected LIBOR Loans or to convert ABR Loans to affected LIBOR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the LIBOR Rate component of the ABR, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative

Agent without reference to the LIBOR Rate component of the ABR, in each case until such Lender notifies the Administrative Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent, prepay or, if applicable, convert all affected LIBOR Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Rate component of the ABR), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBOR Rate, the Administrative Agent shall during the period of such suspension compute ABR applicable to such Lender without reference to the LIBOR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBOR Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. If any Lender invokes this Section 2.10(c), such Lender shall use reasonable efforts to notify the Borrower and the Administrative Agent when the conditions giving rise to such action no longer exist provided, however, that such Lender shall have no liability to the Borrower or to any other Person for its failure to provide such notice.

(d) Inability to Determine Rates. If Required Lenders notify the Administrative Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Loan that (a) deposits or bankers’ acceptances are not being offered to with respect to LIBOR, banks in the London interbank market, for the applicable amount and Interest Period of such LIBOR Loan, (b) adequate and reasonable means do not exist for determining the LIBOR Rate for the requested Interest Period with respect to a proposed LIBOR Loan or in connection with an existing or proposed ABR Loan, or (c) the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Term Loan, then the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain affected LIBOR Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR Rate component of the ABR, the utilization of the ABR component in determining the ABR shall be suspended, in each case until the Administrative Agent (upon instruction by Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loan or, failing that, will be deemed to have submitted a request for a ABR Loan. If any Lender invokes this Section 2.10(d), such Lender shall use reasonable efforts to notify the Borrower and the Administrative Agent when the conditions giving rise to such action no longer exist, provided, however, that such Lender shall have no liability to the Borrower or to any other Person for its failure to provide such notice.

(e) Failure or delay on the part of any Lender to demand compensation pursuant to Section 2.10(a) or (b) shall not constitute a waiver of its right to demand such compensation, but the Borrower shall not be required to compensate a Lender for any increased costs incurred or reductions suffered more than six months prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.11. Funding Losses. If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, an Interest Period Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation (whether or not withdrawn), (b) any prepayment, repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, (c) the Borrower fails to prepay or repay a LIBOR Loan when required hereunder, or (d) any assignment of a LIBOR Loan on a day other than the last day of the Interest Period therefor at the request of the Borrower pursuant to Section 5.10, then the Borrower shall pay to the Administrative Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds, but excluding loss of margin or anticipated profits. All amounts payable by the Borrower under this Section 2.11 shall be due and payable in accordance with Section 5.05. Lenders shall not be required to purchase deposits in the London interbank market or any other applicable market to fund any LIBOR Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund such LIBOR Loans.

Section 2.12. Change of Lending Office. If any Lender requests compensation under Section 2.11 or gives a notice under Section 2.11, or if the Borrower is required to pay additional amounts or indemnity payments with respect to a Lender under Section 5.04, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender or unlawful. The Borrower shall pay all reasonable costs and expenses incurred by any Lender that has issued a Commitment to the Borrower in connection with any such designation or assignment.

Section 2.13. [Reserved]

Section 2.14. Incremental Facilities. (a) The Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more New Term Loan Commitments by an aggregate amount not in excess of the sum of (x) $200,000,000 plus (y) such amount so long as, at the time of the incurrence of the Indebtedness thereunder, the Senior Secured Leverage Ratio shall not exceed 3.50:1.00 on a Pro Forma Basis. Each such notice requesting New Term Loan Commitments shall not be less than

$10,000,000 individually. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Term Loan Commitments shall be effective, which shall be a date not less than ten Business Days after the date on which such notice is delivered to the Administrative Agent; provided that any Lender offered or approached to provide all or a portion of the New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Term Loan Commitment. Such New Term Loan Commitments shall become effective, as of such Increased Amount Date; provided that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Term Loan Commitments, as applicable; (ii) both before and after giving effect to the making of any Series of New Term Loans, each of the conditions set forth in Sections 6.01(i) and 6.06 shall be satisfied, (it being understood that all references to “the date of such Credit Event” or similar language in such Sections shall be deemed to refer to the Increased Amount Date) provided that in the case of Section 6.06, if the proceeds of such New Term Loans are intended to be used to finance a Permitted Acquisition, the Borrower shall only be required to make the Specified Representations; (iii) the New Term Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower and Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 5.04(g); (iv) the Borrower shall make any payments required pursuant to Section 2.11 in connection with the New Term Loan Commitments, as applicable; and (v) the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction. Any New Term Loans made on an Increased Amount Date shall be designated, a separate series (a “Series”) of New Term Loans for all purposes of this Agreement.

(b) [Intentionally Omitted]

(c) On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender with a New Term Loan Commitment of any Series shall make a New Term Loan to the Borrower in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

(d) The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be, except as otherwise set forth herein or in the applicable Joinder Agreement, identical to the existing Term Loans; provided that (i) the applicable New Term Loan Maturity Date of each Series shall be no earlier than the final maturity of the Term Loans outstanding on the Increased Amount Date with respect to such New Term Loans and the mandatory prepayment and other payment rights (other than scheduled amortization) of the New Term Loans and the existing Term Loans shall be identical, (ii) the Weighted Average Life to Maturity of all New Term Loans of any Series shall be no shorter than the Weighted Average Life to Maturity of the Term Loans outstanding on the Increased Amount Date, (iii) the rate of interest and the amortization schedule applicable to the New Term Loans of each Series shall be determined by the

Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided that in the event that the All-In Yield applicable to any New Term Loans incurred during the 18 month period following the Closing Date exceeds the All-In Yield of the Term Loans outstanding as of the Increased Amount Date by more than 50 basis points, then the interest rate margins for such Term Loans outstanding as of the Increased Amount Date shall be increased to the extent necessary so that the All-In Yield of such Term Loans is equal to the All-In Yield of such New Term Loans minus 50 basis points and (iv) all other terms applicable to the New Term Loans of each Series that differ from the existing Term Loans shall be reasonably acceptable to the Administrative Agent (as evidenced by its execution of the applicable Joinder Agreement).

(e) Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provision of this Section 2.14.

Section 2.15. Refinancing Amendments. (a) The Borrower may, with the consent of the Administrative Agent, obtain, from any Lender or any New Term Loan Lender, Credit Agreement Refinancing Indebtedness, to refinance all or any portion of the Loans and Commitments hereunder (which for this purpose will be deemed to include any then New Term Loans), pursuant to a Refinancing Amendment; provided (i) such Credit Agreement Refinancing Indebtedness will have such pricing, fees (including upfront fees and original interest discount (“OID”)), optional prepayment terms, redemption premiums and subordination terms as may be agreed by the Borrower and the Lenders thereof, (ii) such Credit Agreement Refinancing Indebtedness, will have a maturity date that is not prior to the maturity date of the Class of Term Loans being refinanced, and will have a Weighted Average Life to Maturity that is not shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans being refinanced, provided that in the case of Permitted Junior Priority Refinancing Debt and Permitted Unsecured Refinancing Debt, such Indebtedness will have a maturity date that is not prior to the 91st day after the maturity date of the Class of Term Loans being refinanced at the time of issuance or incurrence of such Credit Agreement Refinancing Indebtedness, (iii) except as otherwise permitted herein, such Credit Agreement Refinancing Indebtedness will have terms and conditions taken as a whole that are no more favorable to the investors providing such Credit Agreement Refinancing Indebtedness than, the Refinanced Debt; provided further that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the investors thereof and applicable only during periods after the latest maturity date that is in effect on the date such Credit Agreement Refinancing Indebtedness is incurred or obtained and (iv) the interest rate margins applicable to such Credit Refinancing Indebtedness shall be agreed between the Borrower and the investors thereunder. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Sections 6.01(i) and 6.06, and to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements delivered on the Closing Date (it being understood that all references to “the date of such Credit Event” or similar language in such Sections shall be deemed to refer to the effective date of such Refinancing Amendment). Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.15 shall be in an aggregate principal amount that is not less than $50,000,000 and an integral multiple of $5,000,000 in excess thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as New Term Loans and/or New Term Loan Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15.

(b) This Section 2.15 shall supersede any provisions in Section 5.08 or Section 14.01 to the contrary.

Section 2.16. Extension of Maturity Date. (a) The Borrower may, upon notice to the Administrative Agent (which shall promptly notify the applicable Class of Lenders), request one or more extensions of the maturity date applicable to the maturity date applicable to the Term Loans or New Term Loans, as applicable, of a given Class (each, an “Existing Term Loan Tranche”) then in effect (such existing maturity date applicable to any Class of Term Loans or New Term Loans being the “Existing Term Loan Maturity Date”) to a date specified in such notice. Within 15 Business Days of delivery of such notice (or such other period as the Borrower and the Administrative Agent shall mutually agree upon), each applicable Term Lender or New Term Lender, as the case may be, shall notify the Administrative Agent whether it consents to such extension (which consent may be given or withheld in such Term Lender’s or New Term Lender’s, as applicable, sole and absolute discretion). Any Term Lender or New Term Lender, as applicable, not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the Borrower and the applicable Term Lenders and/or the New Term Lenders of such Term Lenders’ or the New Term Lenders’ responses, as applicable.

(b) The maturity date applicable to any Class of Term Loans or New Term Loans, as applicable, shall be extended only with respect to such Existing Term Loan Tranche, as applicable, held by such Term Lenders or New Term Lenders, as applicable, that have consented thereto (the Term Lenders or New Term Lenders providing term loans, as applicable, that so consent being the “Extending Term Lenders” and the Term Lenders or New Term Lenders providing term loans, as applicable, that declined being the “Non-Extending Term Lenders”) (it being understood and agreed that, except for the consents of Extending Term Lenders, as applicable, no other consents shall be required hereunder for such extensions). If so extended, the scheduled maturity date with respect to the Term Loans or New Term Loans of the relevant Class held by the Extending Term Lenders shall be extended to the date specified in the notice referred to in Section 2.16(a)

above, which shall become the new maturity date of the applicable Class of Term Loans or New Term Loans (such maturity date for the Term Loans or New Term Loans, as applicable, so affected, the “Extended Term Loan Maturity Date”). The Administrative Agent shall promptly confirm to the applicable Extending Term Lenders and Non-Extending Term Lenders such extension, specifying the effective date of such extension (the “Term Loan Extension Effective Date”), the Existing Term Loan Maturity Date applicable to the Non-Extending Term Lenders, and the Extended Term Loan Maturity Date (after giving effect to such extension) applicable to the Extending Term Lenders. The proposed terms of the Extended Term Loans to be established shall (x) be identical as offered to each Lender under the applicable tranche of Term Loan and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment; provided, however, that at no time shall there be Classes of Term Loans hereunder (including Refinancing Term Loans and Extended Term Loans) which have more than five (5) different maturity dates; (ii) the Effective Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the final maturity date of the Term Loans held by the Non-Extending Term Lenders that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid prior to the date on which all Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such other Term Loans. As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Term Loan Extension Effective Date, signed by a Senior Officer of the Borrower certifying that, before and after giving effect to such extension, the representations and warranties contained in Article 8 made by it that are qualified by materiality shall be true and correct, and the representations that are not so qualified shall be true and correct in all material respects, in each case on and as of the Term Loan Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date, and no Default or Event of Default exists or will exist as of the Term Loan Extension Effective Date.

(c) Notwithstanding anything to the contrary herein, (i) the Borrower and/or the Extending Term Lenders shall have the right to appoint successor syndication agents or co-documentation agents, in each case, to replace any such person that does not consent to continue its respective obligations and duties under the Credit Documents in connection with an extension under this Section 2.16 and (ii) the Borrower shall have the right, at any time prior to the Existing Term Loan Maturity Date, at the Borrower’s sole expense and effort, upon notice to such Non-Extending Term Lender, and the Administrative Agent, to require each such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 14.07), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (w) the Borrower shall have received the prior written consent of the Administrative Agent, which consent(s) shall not unreasonably be withheld or delayed, (x) each Non-Extending Term Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (y) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 14.07(b), and (z) in no event shall the Borrower be entitled to exercise its replacement right under this subclause (c) with respect to a Non-Extending Term Lender that is also acting as the Administrative Agent. Any such replacement Lender shall for all purposes constitute an Extending Term Lender.

(d) Notwithstanding the terms of section 14.01, the Borrower and the Administrative Agent shall be entitled (without the consent of any other Lenders except to the extent required under subsection (c) above) to enter into any amendments (an “Extension Amendment”) to this Agreement that the Administrative Agent believes are necessary to appropriately reflect, or provide for the integration of, any extension of the maturity date and other amendments applicable to any Class of Term Loans or New Term Loans pursuant to this Section 2.16.

ARTICLE 3

[INTENTIONALLY OMITTED]

ARTICLE 4

COMMITMENTS

Section 4.01. Fees. (a) The Borrower agrees to pay to the Administrative Agent and the Collateral Trustee, each for its own account, fees in the amounts and at the times set forth in the applicable Fee Letter.

Section 4.02. Mandatory Termination of Commitments. (a) The Term Loan Commitments shall be automatically and permanently reduced to zero on the date of the Borrowing of the Term Loans under Section 2.01.

(b) The New Term Loan Commitments for any Series shall terminate at 5:00 p.m. (Central time) on the Increased Amount Date for such Series.

ARTICLE 5

PAYMENTS

Section 5.01. Voluntary Prepayments. (a) The Borrower shall have the right to prepay Term Loans, in each case, without premium or penalty (subject to Section 5.01(b)), in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent and at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of LIBOR Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower no later than (i) in the case of a LIBOR Loans, 11:00 a.m. (Central time) three Business Days prior to or (ii) in the case of ABR Loans, 11:00 a.m. (Central time) on, the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders; (b) each partial prepayment of any Borrowing of Term Loans shall be in a multiple of $100,000 and in an aggregate principal amount of at least $1,000,000, provided that no partial prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for LIBOR Loans and (c) any prepayment of LIBOR Loans pursuant to this Section 5.01 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11. Each prepayment in respect of any Term Loans pursuant to this Section 5.01 shall be (a) applied to Term Loans in such manner as the Borrower may determine and (b) applied to reduce Repayment Amounts, and/or any New Term Loan Repayment Amounts, as the case may be, in such order as the Borrower may determine.

(b) Notwithstanding the foregoing, in the event that all or any portion of the Term Loans is (i) repaid, prepaid, refinanced or replaced or (ii) repriced or effectively refinanced through any waiver, consent or amendment (in each case, in connection with any waiver, consent or amendment to the Term Loans directed at, or the result of which would be, the lowering of the effective interest cost or the weighted average yield of the Term Loans or the incurrence of any debt financing having an effective interest cost or weighted average yield that is less than the effective interest cost or weighted average yield of the Term Loans (or portion thereof) so repaid, prepaid, refinanced, replaced or repriced (a “Repricing Transaction”)) occurring on or prior to the first anniversary of the Closing Date, such repayment, prepayment, refinancing, replacement or repricing will be made at 101.0% of the principal amount so repaid, prepaid, refinanced, replaced or repriced. If all or any portion of the Term Loans held by any Lender is repaid, prepaid, refinanced or replaced pursuant to Section 5.10, a “yank-a-bank” or similar provision in the Credit Documents as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent or amendment referred to in clause (ii) above (or otherwise in connection with a Repricing Transaction), such repayment, prepayment, refinancing or replacement will be made at 101.0% of the principal amount so repaid, prepaid, refinanced is replaced or repriced.

Section 5.02. Mandatory Prepayments. (a) Term Loan Prepayments. (i) On each occasion that a Prepayment Event occurs, the Borrower shall, within one Business Day after the occurrence of a Debt Incurrence Prepayment Event and within five Business Days after the occurrence of any other Prepayment Event (or, in the case of Deferred Net Cash Proceeds, within five Business Days after the Reinvestment Period relating to such Prepayment Event or 180 days thereafter, as applicable), prepay, in accordance with paragraph (c) below, the principal amount of Term Loans in an amount equal to 100% of the Net Cash Proceeds from such Prepayment Event. If all or substantially all of the Equity Interests of any Credit Party are sold or any Credit Party is sold as a going concern on any date, the sale proceeds shall be allocated as follows: (x) that portion of the sale proceeds equal to the aggregate value of “Accounts” and “Cost” of “Inventory” (in each case, as defined in the Revolving Loan Credit Agreement) shall be allocated to the Revolving Credit Collateral (as defined in the Intercreditor Agreement) of the Credit Parties so sold and shall be deemed to be proceeds thereof and (y) the balance of sale proceeds shall be allocated to the Collateral of the Credit Parties so sold and shall be deemed to be proceeds thereof and applied pursuant to the foregoing sentence. Notwithstanding the foregoing, in the event of a Casualty Event occurring with respect to the Revolving Credit Collateral (as defined in the Intercreditor Agreement), the insurance proceeds thereof shall be applied to the Revolving Credit Obligations (as defined in the Intercreditor Agreement) to the extent required under the Intercreditor Agreement and subsequent to the Discharge of Revolving Credit Obligations (as defined in the Intercreditor Agreement), shall be applied in accordance with this Section 5.02(a)(i).

(ii) Not later than the date that is 120 days after the last day of any fiscal year (commencing with and including the fiscal year ending December 31, 2013) (each such period, an “Excess Cash Flow Period”), the Borrower shall prepay, in accordance with paragraph (c) below, the principal of Term Loans in an amount equal to (x) 50% of Excess Cash Flow for such fiscal year, which shall be reduced to 25% of Excess Cash Flow for such fiscal year if the Senior Secured Leverage Ratio on the date of prepayment (prior to giving effect thereto) for the most recent Test Period ended prior to such prepayment date is no greater than 2.75 to 1.00 but greater than 2.50 to 1.00, provided that no payment of any Term Loans shall be required under this Section 5.02(a)(ii) if the Senior Secured Leverage Ratio on the date of prepayment (prior to giving effect thereto) for the most recent Test Period ended prior to such prepayment date is no greater than 2.50 to 1.00), minus (y) the principal amount of Term Loans voluntarily prepaid pursuant to Section 5.01 during such fiscal year.

(b) [Intentionally Omitted]

(c) Application to Repayment Amounts. Each prepayment of Term Loans required by Section 5.02(a)(i) or (ii) shall be applied to the next four Repayment Amounts in chronological order and further applied on a pro rata basis to the remaining Repayment Amounts. With respect to each such prepayment, the Borrower will, not later than the date specified in Section 5.02(a) for making such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing no later than 1:00 p.m. (Central time)) requesting that the Administrative Agent provide notice of such prepayment to the relevant Lenders.

(d) Application to Term Loans. With respect to prepayment of Term Loans required by Section 5.02(a), the Borrower may designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.

(e) LIBOR Interest Periods. In lieu of making any payment pursuant to this Section 5.02 in respect of any LIBOR Loan other than on the last day of the Interest Period therefor so long as no Event of Default shall have occurred and be continuing, the Borrower at its option may deposit with the Administrative Agent an amount equal to the amount of the LIBOR Loan to be prepaid and such LIBOR Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then-customary rate for accounts of such type. Such deposit shall constitute cash collateral for the Obligations, provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.02.

(f) Minimum Amount. No prepayment shall be required pursuant to Section 5.02(a)(i) unless and until the amount at any time of Net Cash Proceeds from Prepayment Events required to be applied at or prior to such time pursuant to such Section and not yet applied at or prior to such time to prepay Term Loans pursuant to such Section exceeds (i) $10,000,000 for a single Prepayment Event or (ii) $20,000,000 in the aggregate for all such Prepayment Events.

(g) Foreign Asset Sales. Notwithstanding any other provisions of this Section 5.02, (i) to the extent that any of or all the Net Cash Proceeds of a Casualty Event or any asset sale by a Restricted Foreign Subsidiary giving rise to an Asset Sale Prepayment Event (a “Foreign Asset Sale”) or Excess Cash Flow are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 5.02 but may be retained by the applicable Restricted Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Parent hereby agreeing to cause the applicable Restricted Foreign Subsidiary to promptly take all commercially reasonable actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 5.02 and (ii) to the extent that the Parent has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Asset Sale or Excess Cash Flow would have a material adverse tax consequence with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Restricted Foreign Subsidiary, provided that, in the case of this clause (ii), on or before the date on which any Net Cash Proceeds or Excess Cash Flow so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to 5.02(a), (x) the Parent applies an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Parent rather than such Restricted Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow are applied to the repayment of Indebtedness of a Restricted Foreign Subsidiary only if the proceeds applied to such prepayment arise from the disposition of assets not constituting Collateral.

(h) Opt-Out. With respect to any prepayment of Term Loans pursuant to Section 5.02, any Lender, at its option, may irrevocably elect not to accept such prepayment. Upon receipt by the Administrative Agent of any such prepayment of the Term Loans, the amount of the prepayment that is available to prepay the Term Loans (the “Prepayment Amount”) shall be deposited in a cash collateral account on terms reasonably satisfactory to the Administrative Agent and the Borrower, pending application of such amount on the Prepayment Date as set forth below and promptly after the date of such receipt, the Administrative Agent shall notify the Term Lenders of the amount available to prepay the Term Loans and the date on which such prepayment shall be made (the “Prepayment Date”), which date shall be 10 Business Days after the date of such receipt. Any Lender declining such prepayment (a “Declining Lender”) shall give written notice to the Administrative Agent by 11:00 a.m. (Central time) on the Business Day immediately preceding the Prepayment Date. On the Prepayment Date, an amount equal to that portion of the Net Cash Proceeds accepted by the Term Lenders other than the Declining Lenders (such Lenders being the “Accepting Lenders”) to prepay Term Loans owing to such Accepting Lenders shall be withdrawn from the applicable cash collateral account and applied ratably to prepay Term Loans owing to such Accepting Lenders in the manner described in Section 5.02 for such prepayment. Any amounts that would otherwise have been applied to prepay Term Loans owing to Declining Lenders shall instead be retained by the Borrower (such amounts, “Declined Amounts”).

Section 5.03. Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto, not later than 12:00 noon (Central time) on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of Loans (whether of principal, interest or otherwise) hereunder shall be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (Central time) on such day) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto.

(b) Any payments under this Agreement that are made later than 2:00 p.m. (Central time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

Section 5.04. Taxes. (a) Defined Terms. For purposes of this Section 5.04, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding based on, among other things, information provided pursuant to this Section 5.04 and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.04(b)) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.04(d)) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.07(m) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 5.04, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.04(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to any exemption from or reduction in withholding, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed originals of whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI (or any successor forms);

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit M-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN (or any successor forms); or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY (or any successor forms), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-2 or Exhibit M-3, IRS Form W-9, and/or other certification documents (or any successor forms) from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit M-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.04 (including by the payment of additional amounts pursuant to this Section 5.04), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, and additional amounts paid, under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. For the avoidance of doubt, notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) to the extent the payment of such amount would place the indemnified party in an economically less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 5.04 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 5.05. Computations of Interest and Fees.

(a) All interest on LIBOR Loans shall be computed for the actual days elapsed, based on a year of 360 days. Interest on ABR Loans, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 365 days (or 366, as the case may be). Each determination by the Administrative Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. A certificate setting forth in reasonable detail amounts payable by the Borrower under Section 2.10(b), Section 2.11 and Section 5.04(b) and the basis therefor, submitted to the Borrower by the Administrative Agent shall be final, conclusive and binding for all purposes, absent manifest error, and the Borrower shall pay such amounts to the appropriate party within 10 Business Days following receipt of the certificate.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Parent or for any other reason, the Parent or the Lenders determine that (1) the Total Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (2) a proper calculation of the Total Leverage Ratio would have resulted in higher pricing for such period, then the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent or any Lender under Section 2.08(c) or under Article 12. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

Section 5.06. Limit on Rate of Interest.

(a) No Payment shall exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obliged to pay any interest or other amounts under or in connection with this Agreement in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b) Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment which it would otherwise be required to make, as a result of Section 5.06(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c) Adjustment if any Payment exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by any applicable law, rule or regulation, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.08.

Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

Section 5.07. Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. (Central time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its pro rata share in respect of the Loans (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. (Central time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the immediately preceding Business Day.

(b) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if the Borrower has not in fact made such payment, then each Lender, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 5.07(b) shall be conclusive, absent manifest error.

(c) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(d) Unallocated Funds. If the Administrative Agent receives funds for application to the Obligations of the Credit Parties under or in respect of the Credit Documents under circumstances for which the Credit Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the outstanding amount of all Loans outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 5.08. Sharing of Payments. If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 14.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 14.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 5.08 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 5.08 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For the avoidance of doubt, the provisions of this Section shall not be construed to apply to assignments and participations (including by means of a Dutch Auction) described in Section 14.07.

Section 5.09. Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 14.01.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 12 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 14.09), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Article 6 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) That Defaulting Lender shall not be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(iv) During any period in which there is a Defaulting Lender, for purposes of computing the “Pro Rata Share” of each Non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists.

(b) If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 5.09(a)(iv), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 5.10. Replacement of Lenders.

(a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 5.04 or 2.10 as a result of any condition described in such Sections or any Lender ceases to make LIBOR Loans as a result of any condition described in Section 2.10(c) or 2.10(d), (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a “Non-Consenting Lender” (as defined below in this Section 5.10), then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, either (i) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 14.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided, that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person or (ii) terminate the Commitment of such Lender and repay all obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date.

(b) Any Lender being replaced pursuant to Section 5.10(a) above shall (i) execute and deliver an Assignment and Acceptance with respect to such Lender’s Commitment and outstanding Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Acceptance, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Acceptance and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c) In the event that (i) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Credit Documents or to agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 14.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.

ARTICLE 6

CONDITIONS PRECEDENT TO THE INITIAL BORROWING

The initial Borrowing under this Agreement shall be subject to the satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent.

Section 6.01. Credit Documents. The Administrative Agent or the Collateral Trustee, as applicable, shall have received:

(a) this Agreement, executed and delivered by a duly authorized officer of the Borrower and each Lender;

(b) the Guarantee, executed and delivered by a duly authorized officer of each Guarantor;

(c) the Pledge Agreement, executed and delivered by a duly authorized officer of each grantor party thereto;

(d) the Security Agreement, executed and delivered by a duly authorized officer of each grantor party thereto;

(e) (i) the Copyright Security Agreement, (ii) the Patent Security Agreement and (iii) Trademark Security Agreement, in each case, executed and delivered by a duly authorized officer of each grantor party thereto;

(f) a fully executed copy of the Third Amended and Restated Intercreditor Agreement, dated as of November 9, 2012, among the Borrower, the guarantors party thereto, Bank of America, N.A. in its capacity as collateral agent for the Revolving Credit Lenders referenced therein and U.S. Bank National Association, in its capacity as collateral trustee for the Lenders shall have been amended in form and substance satisfactory to the Administrative Agent (as so amended, the “Amended Intercreditor Agreement”) with all conditions to the effectiveness of the Intercreditor Agreement satisfied or the fulfillment of any such conditions shall have been waived with the consent of the Administrative Agent if the Administrative Agent shall have reasonably determined that such waiver is not materially adverse to the Lenders;

(g) A fully executed copy of the Collateral Trust Agreement;

(h) a fully executed copy of an amendment to the Revolving Credit Agreement executed by the parties thereto, in form and substance reasonably satisfactory to the Administrative Agent, with all conditions to the effectiveness of such amendment satisfied or the fulfillment of any such conditions shall have been waived with the consent of the Administrative Agent if the Administrative Agent shall have reasonably determined that such waiver is not materially adverse to the Lenders; and

(i) a Note executed by the Borrower in favor of each Lender that requests a Note at least two Business Days prior to the Closing Date.

Section 6.02. Collateral. (a) All outstanding equity interests in whatever form of the Borrower and each wholly owned Restricted Subsidiary directly owned by or on behalf of any Credit Party and required to be pledged pursuant to the Pledge Agreement shall have been pledged pursuant thereto (except that the Parent and its Restricted Subsidiaries shall not be required to pledge (w) Equity Interests of direct or indirect Subsidiaries of any Foreign Subsidiary, (x) Equity Interests of any CFC Pledgor, (y) Equity Interests of any Excluded Pledge Subsidiaries and (z) more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary) and the Collateral Trustee shall have received all certificates representing securities pledged under the Pledge Agreement to the extent certificated, accompanied by instruments of transfer and undated stock powers endorsed in blank.

(b) (i) All documents and instruments, including Uniform Commercial Code or other applicable personal property and fixture security financing statements, required by law or reasonably requested by the Administrative Agent, as applicable, to be filed, registered or recorded to create the Liens intended to be created by the Security Agreement and perfect such Liens to the extent required by, and with the priority required by, the Security Agreement shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording and (ii) the Collateral Trustee shall have received title, Lien and judgment searches and other evidence reasonably satisfactory to the Administrative Agent that its Liens (for the benefit the Secured Parties) are the only Liens upon the Collateral, except Liens permitted under Section 10.02.

(c) The Borrower shall deliver to the Collateral Trustee amendments to the Deposit Account Control Agreements with respect to any Deposit Accounts listed on Schedule 13 to the Perfection Certificate that are not (x) Excluded Deposit Accounts nor (y) set forth on Schedule 9.17(c), in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Trustee, duly executed by each party thereto;

(d) The Borrower shall deliver to the Administrative Agent and the Collateral Trustee a completed Perfection Certificate, executed and delivered by a Senior Officer of the Borrower, together with all attachments contemplated thereby.

Section 6.03. Legal Opinions. The Administrative Agent shall have received the executed legal opinions of (a) Fried, Frank, Harris, Shriver & Jacobson LLP, special New York counsel to the Credit Parties and (b) local counsel to the Credit Parties in certain jurisdictions, in each case, as may be reasonably requested by the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent. The Parent, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinions.

Section 6.04. Officer’s Certificates. The Administrative Agent shall have received a certificate of each Credit Party, dated the Closing Date, substantially in the form of Exhibit N, with appropriate insertions, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Credit Party, and attaching the documents referred to in Section 6.05.

Section 6.05. Organizational Documents; Incumbency. The Administrative Agent shall have received a copy of (a) each Organizational Document of each Credit Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (b) signature and incumbency certificates of the Senior Officers of each Credit Party executing the Credit Documents to which it is a party; (c) resolutions of the Board of Directors or similar governing body of each Credit Party (i) approving and authorizing the execution, delivery and performance of Credit Documents to which it is a party and (ii) in the case of the Borrower, the extensions of credit contemplated hereunder, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment and (d) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation.

Section 6.06. No Default, Representations and Warranties. On the Closing Date and also after giving effect to the initial borrowing, (a) no Default or Event of Default shall have occurred and be continuing, and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

Section 6.07. Insurance. Certificates of insurance evidencing the existence of insurance to be maintained by the Parent and its Subsidiaries pursuant to Section 9.03 and, if applicable, the designation of the Collateral Trustee as an additional insured and loss payee as its interest may appear thereunder, or solely as the additional insured, as the case may be, thereunder (provided that if such endorsement as additional insured cannot be delivered by the Closing Date, the Administrative Agent may consent to such endorsement being delivered at such later date as it deems appropriate in the circumstances).

Section 6.08. The Refinancing; Indebtedness. The Refinancing shall have been consummated and after giving effect thereto, the Parent and its Subsidiaries shall have no outstanding Indebtedness other than (A) the loans and other extensions of credit under the Revolving Credit Agreement and the Term Loans and (B) other Indebtedness listed on Schedule 6.08 (provided that any Indebtedness of the type described in Section 10.01(f) having a principal amount exceeding $1,000,000 shall be required to be listed on Schedule 6.08). The Collateral Trustee shall have received all releases, satisfactions and payoff letters terminating all Liens on the Collateral arising under the Notes Indenture and all other Liens not permitted under the Credit Documents.

Section 6.09. Fees. The Lenders and each Agent shall have received the fees in the amounts previously agreed in writing by such Lenders or Agent, including in any Fee Letter, to be received on the Closing Date, and all reasonable expenses of the Lenders and each Agent (including the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel (which shall be limited to the reasonable fees, disbursements and other charges of one counsel to each of the Administrative Agent and Collateral Trustee and, if necessary, of one local counsel in each relevant jurisdiction and of special counsel)) for which invoices have been presented at least 1 Business Day prior to the Closing Date shall have been paid

Section 6.10. No Material Adverse Change. There shall not have occurred since December 31, 2011 any Material Adverse Change or any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

Section 6.11. No Litigation. There shall be no action, suit, investigation litigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect or to materially and adversely affect this Agreement (or the transactions contemplated hereby).

Section 6.12 Closing Certificate; Third Party Consents. The Administrative Agent shall have received a certificate of a Senior Officer of the Borrower (a) certifying that each of the conditions precedent listed Section 6.06, Section 6.10 and Section 6.11 have been satisfied and (b) either (i) attaching copies of all consents, licenses and approvals required or appropriate to be obtained from any Governmental Authority or other third-party in connection with the execution, delivery and performance by and the validity against each Credit Party of the Credit Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect or (ii) stating that no such consents, licenses or approvals are so required.

Section 6.13 Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a certificate from a Senior Officer of the Borrower certifying that after giving effect to the consummation of the Transactions, the Parent and the Borrower on a consolidated basis with its Subsidiaries is Solvent.

Section 6.14 Know Your Customer. Any information reasonably required by a Lender and any other Secured Party to enable it to meet its internal “know your customer” compliance requirements and normal operating procedures shall have been delivered.

Section 6.15 Borrowing Notice. The Administrative Agent shall have received a Notice of Borrowing duly executed by the Borrower, together with such funding indemnity (if the proposed Borrowing is with respect to a LIBOR Loan) within such time periods as prescribed by Section 2.03.

ARTICLE 7

RESERVED

ARTICLE 8

REPRESENTATIONS, WARRANTIES AND AGREEMENTS

In order to induce the Lenders to enter into this Agreement, to make the Loans as provided for herein, the Parent (with respect to itself and its Restricted Subsidiaries) makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

Section 8.01. Corporate Status. The Parent and each Material Subsidiary (a) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization (to the extent such jurisdiction provides for the designation of entities organized and incorporated thereunder as existing in good standing) and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

Section 8.02. Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such

Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity. Each Credit Party is in compliance with all laws, orders, writs and injunctions except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 8.03. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the transactions contemplated hereby or thereby will (a) contravene any material provision of any Applicable Law applicable to such Credit Party, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents) pursuant to the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or (c) violate any provision of the Organizational Documents of such Credit Party or any of the Restricted Subsidiaries.

Section 8.04. Litigation. There are no actions, suits, arbitrations or proceedings (including Environmental Claims) pending or, to the knowledge of the Parent or the Borrower, threatened with respect to the Parent, the Borrower or any of their Restricted Subsidiaries that could reasonably be expected to result in a Material Adverse Effect or a Material Adverse Change.

Section 8.05. Margin Regulations. Neither the Parent nor any of its Restricted Subsidiaries is engaged principally, as one or more of its important activities, in the business of extending credit for the purpose of purchasing any “margin stock” as defined in Regulation U. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board.

Section 8.06. Governmental Approvals. The execution, delivery and performance of each Credit Document does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (a) such as have been obtained or made and are in full force and effect, (b) filings and recordings in respect of the Liens created pursuant to the Security Documents and (c) such licenses, approvals, authorizations or consents the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.

Section 8.07. Investment Company Act. No Credit Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

Section 8.08. True and Complete Disclosure. (a) None of the factual information and data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Parent, any of its Subsidiaries or any of their respective authorized representatives in writing to the Administrative Agent and/or any Lender on or before the Closing Date (including (i) the Confidential Information Memorandum and (ii) all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein contained any untrue statement or omitted to state any material fact necessary to make such information and data (taken as a whole) not misleading at such time in light of the circumstances under which such information or data was furnished, it being understood and agreed that for purposes of this Section 8.08(a), such factual information and data shall not include general economic or industry information or projections and pro forma financial information.

(b) The projections and pro forma financial information contained in the information and data referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

Section 8.09. Financial Condition; Financial Statements; No Material Adverse Change. The (x) unaudited historical consolidated financial information of the Parent as set forth in the Confidential Information Memorandum and (y) the consolidated financial statements delivered pursuant to Section 9.01, in each case present or will, when provided, present fairly in all material respects the consolidated financial position of the Parent and its Subsidiaries at the respective dates of said information and statements and the consolidated results of operations for the respective periods covered thereby. The financial statements referred to in clauses (x) and (y) of this Section 8.09 have been prepared in accordance with GAAP, consistently applied (except to the extent provided in the notes to said financial statements) and, in the case of the financial statements in clause (y), meet the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under such Act on Form S-1, and the audit reports accompanying such financial statements delivered pursuant to Section 9.01 are not subject to any qualification as to the scope of the audit or the status of the Parent as a going concern (except as permitted under Section 9.01(a)). There has been no Material Adverse Change since December 31, 2011.

Section 8.10. Tax Returns and Payments. The Parent and each of its Restricted Subsidiaries has filed all federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all income and other material Taxes payable by it that have become due, other than those (a) not yet delinquent or (b) contested in good faith as to which adequate reserves have been provided in accordance with GAAP, except, in each case, which could not reasonably be expected to result in a Material Adverse Effect.

Section 8.11. Compliance with ERISA. Except as would not reasonably be expected to result, either individually or when taken together with any other liabilities referenced in this Section 8.11, in a Material Adverse Effect, (a) each U.S. Employee Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable law; (b) each U.S. Employee Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such U.S. Employee Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS and, to the knowledge of each Credit Party, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status; (c) no ERISA Event has occurred or is reasonably expected to occur; (d) no Plan or, to the knowledge of the Parent or the Borrower, Multiemployer Plan, has an Unfunded Current Liability; and (e) all Foreign Plans are in compliance with, and have been established, administered and operated in accordance in with the terms of such Foreign Plans and applicable law.

Section 8.12. Labor Matters. Except as would not reasonably be expected to result, either individually or when taken together with any other liabilities referenced in this Section 8.12, in a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against Parent, the Borrower or any Subsidiary pending or, to the knowledge of Parent or the Borrower, threatened; (b) the hours worked by and payments made to employees of Parent and its Restricted Subsidiaries have not been in violation of the U.S. Fair Labor Standards Act of 1934, as amended, or any other applicable federal, state, local or foreign law dealing with such matters; and (c) all payments due from Parent or any of its Restricted Subsidiaries, or for which any claim may be made against Parent or any of its Restricted Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Parent or any of its Restricted Subsidiaries.

Section 8.13. Subsidiaries. Schedule 8.13 lists each Subsidiary of the Parent (and the direct and indirect ownership interest of the Parent therein), in each case existing on the Closing Date. To the knowledge of the Parent and the Borrower, after due inquiry, each Material Subsidiary as of the Closing Date has been so designated on Schedule 8.13.

Section 8.14. Intellectual Property. The Parent and each of its Restricted Subsidiaries have obtained all rights to intellectual property, free from burdensome restrictions, that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights could not reasonably be expected to have a Material Adverse Effect.

Section 8.15. Environmental Laws. (a) Except as could not reasonably be expected to have a Material Adverse Effect: (i) the Parent and each of its Subsidiaries and all current Real Estate are, and have been, in compliance with, and possess all permits, licenses and registrations required pursuant to, all Environmental Laws; (ii) neither the Parent, nor any of its Subsidiaries is subject to any pending or, to the knowledge of Parent or the Borrower, threatened, Environmental Claim or any other liability under any Environmental Law; (iii) there is no pending investigation, removal, remedial or other action required pursuant to any Environmental Law at any location, including any current or former Real Estate, and any real property to which the Parent or any of its Subsidiaries may have sent Hazardous Materials, in each case which could give rise to liability to the Parent or any of its Subsidiaries; and (iv) no underground storage tank or related piping, or any impoundment or other disposal area containing Hazardous Materials is located at, on or under any current Real Estate.

(b) Neither the Parent, nor any of its Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned, leased or operated Real Estate or facility in a manner that could reasonably be expected to have a Material Adverse Effect.

Section 8.16. Properties. (a) As of the Closing Date, Schedule 8.16 contains a true, accurate and complete list of (i) all Real Estate and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting the Real Estate of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and the Borrower does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes a legally valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, except (x) as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles and (y) where the failure to comply with the foregoing could not reasonably be expected to have a Material Adverse Effect. The Parent and each of its Restricted Subsidiaries has good and marketable title to or leasehold interest in all of the material Real Estate, and the Real Estate constitutes all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, free and clear of all Liens (other than any Liens permitted by this Agreement or the Revolving Loan Credit Agreement) and except where the failure to have such good title could not reasonably be expected to have a Material Adverse Effect.

Section 8.17. Solvency. On the Closing Date (both before and after giving effect to the Transactions), immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, the Parent and its Subsidiaries, taken as a whole, will be Solvent.

Section 8.18. OFAC. No Credit Party is, or is owned or controlled by Persons that are, the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“Sanctions”), or, to the extent prohibited by Sanctions, located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria). To the knowledge of the Parent, no Credit Party engages in any unauthorized dealings or transactions with any Person that is the subject of Sanctions, or, to the extent prohibited by Sanctions, with any Person located, organized or resident in a country or territory that is the subject of Sanctions. Each Credit Party is in compliance, in all material respects, with Sanctions. The Credit Parties will not, directly or indirectly, use the proceeds of the Term Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund any activities or business of or with any Person or in any country or territory that, at the time of such funding, is the subject of Sanctions, if such activities or business would be prohibited for a U.S. person pursuant to Sanctions.

Section 8.19. PATRIOT Act. To the knowledge of the Parent, each Credit Party is in compliance, in all material respects, with the requirements of the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”).

Section 8.20. Foreign Corrupt Practices Act. The Parent, the Borrower and their subsidiaries, and their respective directors, officers, and, to the knowledge of the Parent, any agents, employees and persons acting on behalf of the Parent, the Borrower or any of their subsidiaries have, within five years prior to the date of this Agreement, complied with, are now in compliance with, and will comply with, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and all other Applicable Laws relating to anti-corruption.

Section 8.21. Security Documents. (a) Each of the Pledge Agreement and the Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and the proceeds thereof and (i) when the Pledged Shares (as defined in the Pledge Agreement) is delivered to the Collateral Trustee together with undated stock powers or allonges, as the case may be, for each item of Pledged Shares executed in blank by a duly authorized officer of the pledgor thereof, the Lien created under the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Credit Parties in such Pledged Shares to the extent that a security interest in such Pledged Shares may be perfected by the delivery of such Pledged Shares to the Collateral Trustee together with undated stock powers or allonges, as the case may be, for each item of Pledged Shares executed in blank by a duly authorized officer of the pledgor thereof, in each case prior and superior in right to any other Person and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 8.21, the Lien created under the Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Collateral in which a security interest may be perfected by the filing of financing statements under the Uniform Commercial Code, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 10.02 and subject to the terms of the Intercreditor Agreement.

(b) Upon the recordation of each of the Copyright Security Agreement, Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 8.21, (i) the Lien created under the Copyright Security Agreement in the Copyrights (as defined in the Security Agreement) shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in the Copyrights, (ii) the Lien created under the Patent Security Agreement in the Patents (as defined in the Security Agreement) shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in the Patents, and (iii) the Lien created under the Trademark Security Agreement in the Trademarks (as defined in the Security Agreement) shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in the Trademarks, in each case, in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Credit Parties after the date hereof).

ARTICLE 9

AFFIRMATIVE COVENANTS

The Parent and the Borrower, as applicable, hereby covenants and agrees that on the Closing Date and thereafter, until the Commitments have terminated and the Loans, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

Section 9.01. Information Covenants. The Parent will furnish to the Administrative Agent:

(a) Annual Financial Statements. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 105 days after the end of each such fiscal year), (i) the consolidated balance sheet of the Parent and the Restricted Subsidiaries as at the end of such fiscal year, and the related consolidated statement of operations and consolidated statement of cash flows for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year, and certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Parent or any of the Material Subsidiaries (or group of Subsidiaries that together would constitute a Material Subsidiary) as a going concern (provided that the audit opinion delivered in the fiscal year ending immediately prior to the Term Maturity Date may contain a qualification only as a result of the upcoming maturity of the Term Loans), together in any event with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Parent and the Material Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default that has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, certified by a Financial Officer of the Parent, as applicable.

(b) Quarterly Financial Statements. As soon as available and in any event on or before the date on which such financial statements are required to be filed with the SEC with respect to each of the first three quarterly accounting periods in each fiscal year of the Parent (or, if such financial statements are not required to be filed with the SEC, on or before the date that is sixty (60) days after the end of each such quarterly accounting period), the consolidated balance sheet of the Parent and the Restricted Subsidiaries, as at the end of such quarterly period and the related consolidated statement of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and setting forth comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the prior fiscal year, all of which shall be certified by a Financial Officer of the Parent, subject to changes resulting from audit and normal year-end audit adjustments.

(c) [Reserved]

(d) [Reserved]

(e) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 9.01(a) and (b), a Compliance Certificate of a Senior Officer of the Parent to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be, (ii) reasonably detailed calculations of the Total Leverage Ratio and the then applicable level of the Applicable Margin and (iii) the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate or any change in the amount of a Pro Forma Adjustment set forth in any Pro Forma Adjustment Certificate previously provided and, in either case, in reasonable detail, the calculations and basis therefor. At the time of the delivery of the financial statements provided for in Section 9.01(a), (x) a certificate of a Senior Officer of the Parent setting forth in reasonable detail the Available Amount as at the end of the fiscal year to which such financial statements relate and (y) a certificate of a Senior Officer of each Credit Party setting forth certain information required pursuant to Sections 1 and 2 of the Perfection Certificate or confirming that there has been no change in such information since the Closing Date or the date of the most recent certificate delivered pursuant to this subsection (e), as the case may be;

(f) [Intentionally Omitted]

(g) [Intentionally Omitted]

(h) Notice of Default or Litigation. Promptly after a Senior Officer of the Parent or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Parent proposes to take with respect thereto, (ii) any investigation or other inquiry by the SEC or a comparable agency in any applicable non-U.S. jurisdiction regarding financial or other operational results of any Credit Party or any of its Subsidiaries and (iii) any litigation or governmental proceeding pending against the Parent or any of its Subsidiaries that, in the case of subclauses (ii) or (iii), could reasonably be expected to result in a Material Adverse Effect or a Material Adverse Change.

(i) Environmental Matters. The Parent will promptly advise the Administrative Agent in writing after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect:

(i) Any pending or threatened Environmental Claim against any Credit Party or with respect to any Real Estate;

(ii) Any condition or occurrence on or otherwise related to any current or former Real Estate that (x) could reasonably be expected to result in noncompliance by any Credit Party with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any Real Estate;

(iii) Any condition or occurrence on or otherwise related to any current or former Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

(iv) The conduct or need to conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any current or former Real Estate or otherwise related to any Environmental Law.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto. The term “Real Estate” shall mean land, buildings and improvements owned, operated or leased by any Credit Party, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

(j) Other Information. Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the Parent or any of its Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Lenders and the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices and reports that the Parent or any of its Subsidiaries shall send to the holders of any publicly issued debt of the Parent and/or any of its Subsidiaries in their capacity as such holders (in each case to the extent not theretofore delivered to the Lenders and the Administrative Agent pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time.

(k) Pro Forma Adjustment Certificate. Not later than any date on which financial statements are delivered with respect to any Test Period in which a Pro Forma Adjustment is made as a result of the consummation of the acquisition of any Acquired Entity or Business by the Parent, the Borrower or any Restricted Subsidiary for which there shall be a Pro Forma Adjustment, a Pro Forma Adjustment Certificate.

(l) Information Regarding Collateral. Reasonably promptly but not later than sixty (60) days following the occurrence of any change referred to in subclauses (i) through (iv) below, written notice of any change (i) in the legal name of any Credit Party, (ii) in the jurisdiction of organization or location of any Credit Party for purposes of the Uniform Commercial Code, (iii) in the identity or type of organization of any Credit Party or (iv) in the Federal Taxpayer Identification Number or organizational identification number of any Credit Party. The Borrower shall promptly provide the Collateral Trustee with a copy of the written notice provided to the Administrative Agent under the first sentence of this clause (l). The Borrower shall also promptly provide the Administrative Agent and Collateral Trustee with certified Organizational Documents reflecting any of the changes described in the first sentence of this clause (l).

(m) Pension Plans. Promptly upon the request of the Administrative Agent, copies of any annual information report (including all actuarial reports and other schedules and attachments thereto) required to be filed with a Governmental Authority in connection with each U.S. Employee Plan, any Foreign Plan; promptly upon receipt, copies of any notice, demand, inquiry or subpoena received in connection with any U.S. Employee Plan or Foreign Plan from a Governmental Authority (other than routine inquiries in the course of application for a favorable IRS determination letter or equivalent foreign application); and at the Administrative Agent’s request, copies of any annual report required to be filed with a Governmental Authority in connection with any other U.S. Employee Plan or Foreign Plan.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 9.01 may be satisfied with respect to financial information of the Parent and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of the Parent or (B) the Parent’s, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, any documentation required to be delivered pursuant to this Section 9.01 may be delivered electronically and if so delivered, shall be deemed to be delivered on the date on which such documents are posted by the relevant Credit Party or on behalf of such Credit Party on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (including www.sec.gov (or other website of the SEC), a commercial third-party website or a website sponsored by Administrative Agent), provided that, in any case, the Borrower shall provide written notice to the Administrative Agent of any documents being delivered in accordance this proviso on the date such documents are posted, and paper copies of such documents shall be delivered to the Administrative Agent upon its written request. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event, shall have no responsibility to monitor compliance by the applicable Credit Party with any such request for delivery, and each Lender shall be solely responsible for requesting delivery of or maintaining its copies of such documents. Each of the Parent and the Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Credit Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the other Agents and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Parent or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 14.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

Each Credit Party, each Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

Section 9.02. Books, Records and Inspections. The Parent will, and will cause each of its Restricted Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP (or in the case of a Foreign Subsidiary, generally accepted accounting principles in the jurisdiction of organization of such Foreign Subsidiary) consistently applied shall be made of all financial transactions and matters involving the assets and business of the Parent, the Borrower and such Restricted Subsidiaries. The Parent will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of the Parent and any such

Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection, and to examine the books and records of the Parent and any such Subsidiary and discuss the affairs, finances and accounts of the Parent and of any such Subsidiary with, and be advised as to the same by, its and the officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire (upon reasonable advance notice to the Parent and/or its relevant Subsidiary, as applicable); provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent (or any of its representatives or independent contractors) on behalf of the Required Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.02 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) or any representative of the Required Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Required Lenders shall give the Parent and/or the Borrower the opportunity to participate in any discussions with the Parent and/or the Borrower’s independent public accountants.

Section 9.03. Maintenance of Insurance. The Parent will, and will cause each of the Material Subsidiaries to, at all times maintain in full force and effect, with insurance companies that the Parent, believes (in the good faith judgment of the management of the Parent) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Parent believes (in the good faith judgment of management of the Parent) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Parent believes (in the good faith judgment of management of the Parent) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Administrative Agent (for delivery to the Lenders), upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Without limiting the generality of the foregoing, Borrower will maintain or cause to be maintained: flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the NFIP, in each case in compliance with the Flood Laws. Following the Closing Date, the Borrower shall deliver to Administrative Agent and the Collateral Trustee annual renewals of each flood insurance policy or annual renewals of each force-placed flood insurance policy, as applicable. In connection with any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated, the Borrower shall cause to be delivered to the Administrative Agent and the Collateral Trustee for each Mortgaged Property, a Flood Determination Form, the Borrower Notice and Evidence of Flood Insurance, as applicable. Each such policy of insurance shall (i) name the Collateral Trustee, on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement reasonably satisfactory in form and substance to the Administrative Agent, that names the Collateral Trustee, on behalf of the Secured Parties as the loss payee thereunder and provides for at least thirty days’ prior written notice to the Administrative Agent and the Collateral Trustee of any modification or cancellation of such policy.

Section 9.04. Payment of Taxes. Each Credit Party will pay and discharge, and will cause each of its Restricted Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims that, if unpaid, could reasonably be expected to become a material Lien (other than a Permitted Lien) upon any properties of such Credit Party or any of the Restricted Subsidiaries, provided that no Credit Party, and none of such Credit Party’s Restricted Subsidiaries, shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of such Credit Party) with respect thereto in accordance with GAAP and the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

Section 9.05. [Intentionally Omitted].

Section 9.06. Consolidated Corporate Franchises. The Parent will do, and will cause each Credit Party and each other Material Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower or the Parent, as applicable, and its Subsidiaries may consummate any transaction permitted under Section 10.03, 10.04 or 10.05.

Section 9.07. Compliance with Statutes, Regulations, etc. The Parent will, and will cause each of its Restricted Subsidiaries to, comply with all applicable laws, rules, regulations and orders applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 9.08. ERISA. Promptly after any Credit Party knows or has reason to know that an ERISA Event has occurred or is reasonably likely to occur that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), could be reasonably be expected to result in a Material Adverse Effect, the Borrower will deliver to each of the Lenders a certificate of a Senior Officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Parent and/or any of its Subsidiaries or ERISA Affiliates is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Parent and/or any of its Subsidiaries or ERISA Affiliates, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto.

Section 9.09. Maintenance of Properties. The Parent will, and will cause each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted, except to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect.

Section 9.10. Transactions with Affiliates. The Parent will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates (other than the Borrower or the Restricted Subsidiaries) on terms that are substantially as favorable to the Parent, the Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, provided that the foregoing restrictions shall not apply to (a) [reserved], (b) transactions permitted by Section 10.06, (c) Transaction Expenses, (d) the issuance of Equity Interests of the Parent to the management of the Parent or any of its Subsidiaries pursuant to arrangements described in clause (f) of this Section 9.10, (e) loans and other transactions by the Parent and its Restricted Subsidiaries to the extent permitted under Article 10, (f) employment and severance arrangements between the Parent and its Restricted Subsidiaries and their respective officers and employees in the Ordinary Course of Business, (g) [reserved], (h) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Parent and its Restricted Subsidiaries in the Ordinary Course of Business to the extent attributable to the ownership or operation of the Parent and its Restricted Subsidiaries, (i) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 9.10 or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect, and (j) customary payments by the Parent and any Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of the Parent (or any direct or indirect parent thereof), in good faith.

Section 9.11. End of Fiscal Years; Fiscal Quarters. The Parent will, for financial reporting purposes, cause (a) each of its, and each of its Restricted Subsidiaries’, fiscal years to end on December 31 of each year and (b) each of its, and each of its Restricted Subsidiaries’, fiscal quarters to end on dates consistent with such fiscal year-end and the Parent’s past practice; provided, however, that the Parent may, upon written notice to the Administrative Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

Section 9.12. Additional Guarantors and Grantors. Except as set forth in Section 10.01(j) or 10.01(k) and subject to any applicable limitations set forth in the Security Documents, the Parent will cause each of its direct or indirect Subsidiaries (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the date hereof (including pursuant to a Permitted Acquisition) or that ceased to be an Excluded Subsidiary pursuant to clause (e), (f), (h) or (l) of the definition of Excluded Subsidiary, in each case within 30 days of such date, to execute a supplement to each of the Guarantee and the Security Agreement, substantially in the form of Annex A or Annex B, as applicable, to the respective agreement in order to become a Guarantor under the Guarantee and a grantor under the Security Agreement or, to the extent reasonably requested by the Administrative Agent, execute and deliver to the Administrative Agent joinders to this Agreement as Guarantors, the Intellectual Property Security Agreements or any other Security Document as reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and the other Security Documents in effect from time to time on and after the Closing Date).

Section 9.13. Pledges of Additional Equity Interests and Evidence of Indebtedness. Subject to any applicable limitations set forth in the Security Documents, the Parent and the Borrower will pledge, and, if applicable, will cause each Subsidiary Guarantor and CFC Pledgor to pledge, to the Collateral Trustee for the benefit of the Secured Parties, (i) all the Equity Interests of each wholly owned Domestic Subsidiary held by the Parent, the Borrower or any Subsidiary Guarantor and the Equity Interests of any Foreign Subsidiary held directly by the Parent, the Borrower, any Subsidiary Guarantor or any CFC Pledgor (provided that, in each case, no pledge shall be required of (w) Equity Interests of direct or indirect Subsidiaries of any Foreign Subsidiary, (x) Equity Interests of any CFC Pledgor, (y) Equity Interests of any Excluded Pledge Subsidiaries and (z) more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary), in each case, formed or otherwise purchased or acquired after the date hereof, in each case pursuant to the applicable Security Document (or a supplement thereto) in form and substance reasonably satisfactory to the Administrative Agent and (ii) all evidences of Indebtedness (including evidences of Indebtedness relating to Indebtedness of the Parent, the Borrower or each Subsidiary that is owing to the Parent, the Borrower or any Subsidiary Guarantor) in excess of $5,000,000 received by the Parent, the Borrower or any of the Subsidiary Guarantors in connection with any disposition of assets pursuant to Section 10.04(b), in each case pursuant to the Pledge Agreement (or a supplement thereto) in form and substance reasonably satisfactory to the Administrative Agent. For the avoidance of doubt, the Parent and its Subsidiaries shall not be required by the terms hereof to cause any Indebtedness owing to or by any of them to be documented in the form of a promissory note or any other evidence of Indebtedness.

Section 9.14. Use of Proceeds. The proceeds of the Term Loans made on the Closing Date will be used by the Borrower to (a) effect the Refinancing, (b) pay fees and expenses in connection with the Term Loans and the Refinancing and (c) provide working capital for general corporate purposes.

Section 9.15. Lender Meetings. The Parent will, upon the request of the Administrative Agent or the Required Lenders, participate in a meeting of the Administrative Agent and the Lenders once during each fiscal year to be held at the Parent’s corporate offices (or at such other location as may be agreed to by the Borrower and the Administrative Agent) at such time as may be agreed to by the Borrower and the Administrative Agent.

Section 9.16. Maintenance of Ratings. The Borrower shall at all times use commercially reasonable efforts to maintain (i) a public corporate credit rating from S&P and a public corporate family rating from Moody’s, in each case in respect of the Borrower and (ii) public ratings issued by Moody’s and S&P with respect to the Term Loans.

Section 9.17. Further Assurances. (a) The Parent will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents, all at the expense of the Parent and the Restricted Subsidiaries.

(b) If any assets having a book value or fair market value in excess of $1,000,000 are acquired by the Parent or any other Credit Party after the Closing Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof and other than Excluded Assets) that are of the nature secured by the Security Agreement, the Borrower will notify the Administrative Agent, and, if requested by the Administrative Agent, the Parent will cause such assets to be subjected to a Lien securing the applicable Obligations and will take, and cause the other Credit Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in clause (a) of this Section 9.17, all at the expense of the Borrower.

(c) The Parent agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 9.17(c) as soon as commercially reasonable and by no later than the date set forth in Schedule 9.17(c) with respect to such action or such later date as the Administrative Agent may reasonably agree.

Section 9.18. Designation of Subsidiaries. The Board of Directors of the Parent may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Subordinated Indebtedness, (iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary, (iv) the Borrower shall deliver to the Administrative Agent at least five Business Days prior to such designation a certificate of a Senior Officer of the Borrower, together with all relevant financial information reasonably requested by the Administrative Agent, demonstrating compliance with the foregoing clauses (i) through (iii) of this Section 9.18 and, certifying that such Subsidiary meets the requirements of an “Unrestricted Subsidiary” and (v) at least ten days prior to the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering requirements, including the PATRIOT Act, with respect to such Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Parent and its Restricted Subsidiaries therein at the date of designation in an amount equal to the fair market value of the Parent’s Investment therein; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary in an amount (if positive) equal to (i) the lesser of (A) the fair market value of Investments of the Parent and its Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) and (B) the fair market value of Investments of the Parent and its Subsidiaries made in connection with the designation of such Subsidiary as an Unrestricted Subsidiary minus (ii) the portion (proportionate to the Parent’s and its Subsidiaries’ Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

Section 9.19. Mortgaged Property. In order to create in favor of Collateral Trustee, for the ratable benefit of the Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected first priority security interest in any Mortgaged Property, the Borrower and/or each applicable Guarantor shall deliver to the Collateral Trustee (i) in the case of the Mortgaged Property identified on Schedule 1.01(b), on or prior to the date that is ninety days after the Closing Date and (ii) in the case of any other Mortgaged Property acquired by the Borrower or any Guarantor after the Closing Date, within ninety days following the acquisition thereof:

(a) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering such Mortgaged Property;

(b) an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in the state in which such Mortgaged Property is located with respect to the enforceability of the Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

(c) (i) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to Administrative Agent with respect to each such Mortgaged Property insuring the Mortgages as valid and subsisting Liens on the Mortgaged Property described therein, free and clear of all Liens except Permitted Liens (each, a “Title Policy”), in amounts not less than the fair market value of each Mortgaged Property and with such endorsements as the Administrative Agent may request, together with a title report issued by a title company with respect thereto, dated not more than thirty days prior to the date on which a Mortgage is delivered with respect to such Mortgaged Property and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Administrative Agent and (ii) evidence satisfactory to Administrative Agent that such Credit Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for the applicable Mortgaged Property in the appropriate real estate records;

(d) no later than three (3) Business Days prior to the date on which a Mortgage is delivered with respect to a Mortgaged Property, in order to comply with the Flood Laws, the following documents (collectively, the “Flood Documents”) with respect to each Mortgaged Property, in each case in form and substance reasonably satisfactory to Administrative Agent: (A) a completed standard “life of loan” flood hazard determination form (a “Flood Determination Form”), (B) if the property is a Flood Hazard Property, a notification to the Borrower (“Borrower Notice”) and (if applicable) notification to the Borrower that flood insurance coverage under the NFIP is not available because the applicable community does not participate in the NFIP, (C) documentation evidencing the Borrower’s receipt of the Borrower Notice (e.g., countersigned Borrower Notice, return receipt of certified U.S. Mail, or overnight delivery), and (D) if Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of one of the following: the flood insurance policy, the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to Administrative Agent (any of the foregoing being “Evidence of Flood Insurance”);

(e) ALTA surveys of all Mortgaged Properties, certified to Administrative Agent; provided that no Borrower or Guarantor shall be required to obtain a new ALTA survey with respect to any Mortgaged Property if the Borrower delivers to the applicable title company and the Administrative Agent (i) a copy of a survey previously conducted on such Mortgaged Property and (ii) an affidavit executed by a Senior Officer of the Borrower confirming that there has been no significant change since the date of such survey in respect of the matters covered therein, so long as such survey and affidavit are reasonably acceptable to the Administrative Agent and enables the applicable title company to provide full survey coverage; and

(f) appraisals and other documents, instruments and certificates, in each case in form and substance satisfactory to Administrative Agent that the Administrative Agent shall reasonably request.

ARTICLE 10

NEGATIVE COVENANTS

The Parent (for itself and each of its Restricted Subsidiaries) hereby covenants and agrees that on the Closing Date and thereafter, until the Commitments have terminated and the Loans, together with interest, Fees and all other Obligations incurred hereunder (other than contingent indemnification obligations for which no claim has been identified), are paid in full:

Section 10.01. Limitation on Indebtedness. The Parent will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist (collectively, “incur” and collectively, an “incurrence”) any Indebtedness, except:

(a) (i) Indebtedness arising under the Credit Documents or any Credit Agreement Refinancing Indebtedness (including pursuant to any Refinancing Amendment) and (ii) Indebtedness arising under the Revolving Loan Credit Agreement in a principal amount not exceeding at any one time outstanding the greater of (x) $1,300,000,000 and (y) the Borrowing Base;

(b) Indebtedness of (i) the Parent or any Credit Party owing to the Parent or any Restricted Subsidiary of the Parent, provided that such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations on such terms that are set forth in Exhibit P, (ii) any Restricted Subsidiary who is not a Credit Party owing to any other Restricted Subsidiary who is not a Credit Party and (iii) subject to compliance with Section 10.05, any Restricted Subsidiary who is not a Credit Party owing to any Credit Party;

(c) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the Ordinary Course of Business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims);

(d) subject to compliance with Section 10.05 at the time of incurrence, Guarantee Obligations incurred by (i) Restricted Subsidiaries of the Parent in respect of Indebtedness of the Parent or other Restricted Subsidiaries that is permitted to be incurred under this Agreement and (ii) the Parent in respect of Indebtedness of the Restricted Subsidiaries of the Parent that is permitted to be incurred under this Agreement, provided that, except as provided in clauses (j) and (k) below, there shall be no Guarantee (x) by a Restricted Subsidiary that is not a Guarantor of any Indebtedness of any Credit Party and (y) in respect of any Permitted Additional Debt, unless such Guarantee is made by a Guarantor and, in the case of Permitted Additional Debt that is subordinated, is subordinated;

(e) Guarantee Obligations (i) incurred in the Ordinary Course of Business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees or (ii) otherwise constituting Investments permitted by Section 10.05;

(f) (i) Indebtedness (including Indebtedness arising under Capital Leases) incurred within 270 days of the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement of such fixed or capital assets, (ii) Indebtedness arising under Capital Leases entered into in connection with Permitted Sale Leasebacks and (iii) Indebtedness arising under Capital Leases, other than Capital Leases in effect on the date hereof and Capital Leases entered into pursuant to subclauses (i) and (ii) above, provided, that the aggregate amount of Indebtedness incurred pursuant to this subclause (iii) shall not exceed an amount at any time outstanding, equal to the greater of (x) $50,000,000 and (y) 1.5% of Consolidated Total Assets on the date of the incurrence of such Indebtedness, and (iv) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i), (ii) or (iii) above, provided that, except to the extent otherwise expressly permitted hereunder, the principal amount thereof (including pursuant to clause (iii)) does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension;

(g) Indebtedness outstanding on the date hereof (i) listed on Schedule 10.01(g) and any modification, replacement, refinancing, refunding, renewal or extension thereof, provided that, except to the extent otherwise expressly permitted hereunder, (x) the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder and (y) the direct and contingent obligors with respect to such Indebtedness are not changed and (ii) owing by the Parent to any Restricted Subsidiary of the Parent or by any Restricted Subsidiary of the Parent to the Parent or any other Restricted Subsidiary of the Parent;

(h) Indebtedness in respect of Hedge Agreements;

(i) [Reserved]

(j) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Credit Party (or is a Credit Party that survives a merger with such Person) or Indebtedness attaching to assets that are acquired by the Parent or any Credit Party, in each case after the Closing Date as the result of a Permitted Acquisition, provided, that (w) such Indebtedness existed at the time such Person became a Credit Party or at the time such assets were acquired and, in each case, was not created in anticipation thereof, (x) such Indebtedness is not guaranteed in any respect by the Parent or any Credit Party (other than by any such Person that so becomes a Credit Party or is the survivor of a merger with such Person and any of its Subsidiaries) and (y)(A) the Equity Interests of such Person is pledged to the Collateral Trustee to the extent required under Section 9.13 and (B) such Person executes a supplement to each of the Guarantee, the Security Agreement and the Pledge Agreement to the extent required under Sections 9.12 or 9.13, as applicable, provided that the requirements of this subclause (y) shall not apply to (I) an aggregate amount at any time outstanding of up to the greater of (A) $150,000,000 or (B) 4.25% of Consolidated Total Assets at the time of the incurrence of such Indebtedness (less all Indebtedness as to which the proviso to clause (k)(i)(y) below then applies, or that constitutes a modification, replacement, refinancing, refunding, renewal or extension pursuant to subclause (ii) below or subclause (k)(ii), as applicable) and (II) any Indebtedness of the type that could have been incurred under Section 10.01(f), and (ii) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, except to the extent otherwise expressly permitted hereunder, (X) the principal amount of any such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder and (Y) the direct and contingent obligors with respect to such Indebtedness are not changed;

(k) (i) Permitted Additional Debt of the Parent or any Restricted Subsidiary of the Parent, including Permitted Additional Debt incurred to finance a Permitted Acquisition, provided that (x) if such Indebtedness is incurred by a Restricted Subsidiary that is not a Credit Party, such Indebtedness is not guaranteed by a Credit Party except as permitted by Section 10.05(g) and (y) if such Indebtedness is incurred to finance a Permitted Acquisition, (A) the Parent or another Credit Party pledges the Equity Interests of such acquired Person to the Collateral Trustee to the extent required under Section 9.13 and (B) such acquired Person executes a supplement to the Guarantee and the Security Agreement (or alternative guarantee and security arrangements in relation to the Obligations reasonably acceptable to the Administrative Agent) to the extent required under Section 9.12 or 9.13, as applicable; provided that the requirements of this subclause (y) shall not apply to an aggregate amount at any time outstanding of up to the greater of (A) $150,000,000 or (B) 4.25% of Consolidated Total Assets at the time of the incurrence of such Indebtedness (less all Indebtedness as to which the proviso to clause (j)(i)(y) above then applies, or that constitutes a modification, replacement, refinancing, refunding, renewal or extension pursuant to subclause (ii) below or subclause (j)(ii), as applicable), and (ii) any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, except to the extent otherwise expressly permitted hereunder, (x) the principal amount of any such Indebtedness does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder and (y) the direct and contingent obligors with respect to such Indebtedness are not changed;

(l) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the Ordinary Course of Business, including those incurred to secure health, safety and environmental obligations in the Ordinary Course of Business;

(m) (i) Indebtedness incurred in connection with any Permitted Sale Leaseback (provided that the Net Cash Proceeds thereof are promptly applied to the prepayment of the Term Loans to the extent required by Section 5.02) and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above, provided that, except to the extent otherwise permitted hereunder, (x) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension and (y) the direct and contingent obligors with respect to such Indebtedness are not changed;

(n) (i) additional Indebtedness and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in subclause (i) above; provided that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (n) shall not at any time exceed an amount equal to the greater of (x) $150,000,000 and (y) 4.25% of Consolidated Total Assets on the date of the incurrence of such Indebtedness;

(o) Indebtedness incurred by Restricted Subsidiaries that are Foreign Subsidiaries; provided that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (o) shall not at any time exceed, an amount, in the aggregate, at any time outstanding, equal to the greater of (x) $125,000,000 and (y) 3.5% of Consolidated Total Assets at the time of the incurrence of such Indebtedness;

(p) Indebtedness incurred by Restricted Subsidiaries that are not Credit Parties so long as (x) the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (p) shall not at any time exceed, an amount, in the aggregate, at any time outstanding, equal to the greater of (x) $125,000,000 and (y) 3.5% of Consolidated Total Assets at the time of the incurrence of such Indebtedness and (y) such Indebtedness matures no earlier than 91 days subsequent to the maturity of the initial Term Loans;

(q) Indebtedness in respect of overdraft facilities, employee credit card programs and other cash management arrangements in the Ordinary Course of Business and, with regard to Restricted Subsidiaries that are not Credit Parties, Indebtedness in respect of cash pooling arrangements in the Ordinary Course of Business;

(r) unsecured Indebtedness in respect of obligations of the Parent or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services, provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligation) in the Ordinary Course of Business and not in connection with the borrowing of money or Hedge Agreements;

(s) Indebtedness arising from agreements of the Parent or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case entered into in connection with Permitted Acquisitions, other Investments and the disposition of any business, assets, or Equity Interests permitted hereunder, other than Guarantee Obligations incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing such acquisition, provided that (i) such Indebtedness is not reflected on the balance sheet of the Parent or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)) and (ii) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Parent and the Restricted Subsidiaries in connection with such disposition;

(t) Indebtedness of the Parent or any Restricted Subsidiary consisting of (i) obligations to pay insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case arising in the Ordinary Course of Business and not in connection with the borrowing of money or Hedge Agreements;

(u) Indebtedness representing deferred compensation, severance and health and welfare retirement benefits to current and former employees of the Parent (or any direct or indirect parent thereof) and the Restricted Subsidiaries incurred in the Ordinary Course of Business;

(v) unsecured, Subordinated Indebtedness consisting of promissory notes issued by the Parent or any Guarantor to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Equity Interests of the Parent (or any direct or indirect parent thereof) permitted by Section 10.06;

(w) Indebtedness consisting of obligations of the Parent or the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment expressly permitted hereunder;

(x) cash management obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(y) Indebtedness arising from advance payments received in the Ordinary Course of Business from customers for goods and services purchased or rented in the Ordinary Course of Business and not for borrowed money;

(z) Indebtedness of any Receivables Entity in respect of any Qualified Receivables Transaction that is without recourse to any Credit Party or any of their respective assets (including any Accounts or other assets transferred in connection therewith) in an aggregate amount not exceeding $150,000,000 at any time outstanding; and

(aa) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (z) above.

Section 10.02. Limitation on Liens. The Parent will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Parent or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a) Liens arising under the Credit Documents;

(b) Permitted Liens;

(c) (i) Liens securing Indebtedness permitted pursuant to Section 10.01(f), provided that (x) such Liens attach at all times only to the assets so financed except for accessions to such property and the proceeds and the products thereof and (y) that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender, and (ii) Liens on the assets of Restricted Subsidiaries that are not Credit Parties securing Indebtedness permitted pursuant to Section 10.01(o), (p) and (q), provided that the Liens permitted under Section 10.01(p) shall in no event attach to any Collateral;

(d) Liens existing on the date hereof and listed on Schedule 10.02(d);

(e) the replacement, extension or renewal of any Lien permitted by clauses (a) through (d) above and clause (f) of this Section 10.02 upon or in the same assets (other than after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 10.01 and proceeds and products thereof) theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness secured thereby;

(f) Liens existing on the assets of any Person that becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person), or existing on assets acquired, pursuant to a Permitted Acquisition or other Investment to the extent the Liens on such assets secure Indebtedness permitted by Section 10.01(j) or other obligations permitted by this Agreement, provided that such Liens attach at all times only to the same assets that such Liens (other than after acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 10.01 and proceeds and products thereof) attached to, and secure only the same Indebtedness or obligations (or any modifications, refinancings, extensions, renewals, refundings or replacements of such Indebtedness permitted by Section 10.01) that such Liens secured, immediately prior to such Permitted Acquisition or other Investment, as applicable;

(g) (i) Liens placed upon the Equity Interests of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 10.01(k) in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of such Restricted Subsidiary to secure a guarantee by, or Indebtedness of, such Restricted Subsidiary of any Indebtedness of the Parent or any other Restricted Subsidiary incurred pursuant to Section 10.01(k);

(h) Liens securing Indebtedness or other obligations of the Parent or a Restricted Subsidiary in favor of the Parent or any Restricted Subsidiary that is a Credit Party and Liens securing Indebtedness or other obligations of any Subsidiary that is not a Credit Party in favor of any Restricted Subsidiary that is not a Credit Party;

(i) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the Ordinary Course of Business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(j) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.05 to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 10.04, each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale and purchase of goods entered into by the Parent or any of the Restricted Subsidiaries in the Ordinary Course of Business permitted by this Agreement;

(l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.05;

(m) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the Ordinary Course of Business and not for speculative purposes;

(n) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Parent or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the Ordinary Course of Business of the Parent and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Parent or any of its Restricted Subsidiaries in the Ordinary Course of Business;

(o) Liens solely on any cash earnest money deposits made by the Parent or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(p) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(q) subject to the terms of the Intercreditor Agreement, (x) Liens securing obligations under the Revolving Loan Credit Agreement and (y) Liens securing Bank Product Obligations (as defined in the Intercreditor Agreement);

(r) Liens securing Permitted Additional Debt that consists of Permitted First Priority Debt or Permitted Junior Priority Debt;

(s) Liens on Equity Interests in joint ventures held by the Parent or any of its Restricted Subsidiaries provided such joint venture is not a Guarantor;

(t) Liens (i) of a Foreign Subsidiary arising from precautionary security filings regarding a “true sale” to a Receivables Entity pursuant to a Qualified Receivables Transaction and (ii) on the Accounts and Related Assets arising in connection with a Qualified Receivables Transaction, in both cases in an aggregate amount not exceeding $150,000,000 at any time outstanding;

(u) Liens constituting deemed security interests under section 12(3) of the PPSA Australia or section 17(1)(b) of the PPSA New Zealand (as such terms are defined in the Revolving Credit Agreement) which do not secure payment or performance of an obligation and any equivalent arrangement entered into any other jurisdiction;

(v) Liens on dedicated cash collateral accounts of Foreign Subsidiaries and the deposits therein not to exceed $50,000,000 in the aggregate securing letters of credit issued for the account of a Foreign Subsidiary by any financial institution; and

(w) additional Liens so long as the aggregate principal amount of the obligations so secured does not exceed $50,000,000 at any time outstanding.

Section 10.03. Limitation on Fundamental Changes. Except as expressly permitted by Section 10.04 or 10.05, the Parent will not, and will not permit any of its Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:

(a) so long as no Default or Event of Default would result therefrom, any Restricted Subsidiary of the Parent or any other Person may be merged or consolidated with or into a Credit Party, provided that (i) the Credit Party shall be the continuing or surviving entity or (ii) if the Person formed by or surviving any such merger or consolidation is not a Credit Party (such Person, the “Successor Credit Party”), (A) the Successor Credit Party shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Credit Party shall expressly assume all the obligations of the constituent Credit Party under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each

Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guarantee confirmed that its Guarantee shall apply to the Successor Credit Party’s obligations under this Agreement, (D) each Restricted Subsidiary grantor and each Restricted Subsidiary pledgor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement or the Pledge Agreement, as applicable, confirmed that its obligations thereunder shall apply to the Successor Credit Party’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Credit Party’s obligations under this Agreement, and (F) Parent shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger or consolidation and such supplements to this Agreement preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents and (y) if reasonably requested by the Administrative Agent, an opinion of counsel to the effect that such merger or consolidation does not violate this Agreement or any other Credit Document, and provided further that if the foregoing are satisfied, the Successor Credit Party will succeed to, and be substituted for, such constituent Credit Party under this Agreement;

(b) any Restricted Subsidiary of the Parent other than a Credit Party or any other Person may be merged, amalgamated or consolidated with or into any one or more Restricted Subsidiaries of the Parent other than a Credit Party, provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving entity or (B) the Parent shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) no Default or Event of Default would result from the consummation of such merger, amalgamation or consolidation and (iii) the Parent shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation or consolidation and such supplements to any Security Document preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents;

(c) any Restricted Subsidiary that is not a Credit Party may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Credit Party or any other Restricted Subsidiary;

(d) any Guarantor may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Credit Party; and

(e) any Restricted Subsidiary (other than the Borrower) may liquidate or dissolve if (i) the Parent determines in good faith that such liquidation or dissolution is in the best interests of the Parent and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Credit Party, any assets or business not otherwise disposed of or transferred in accordance with Section 10.04 or 10.05, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, another Credit Party after giving effect to such liquidation or dissolution.

Section 10.04. Limitation on Sale of Assets. The Parent will not, and will not permit any of the Restricted Subsidiaries to, (i) convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired (other than any such sale, transfer, assignment or other disposition resulting from any casualty or condemnation, of any assets of the Parent or the Restricted Subsidiaries) or (ii) sell to any Person (other than a Credit Party) any shares owned by it of any Restricted Subsidiary’s Equity Interests, except that:

(a) the Parent and the Restricted Subsidiaries may sell, transfer or otherwise dispose of (i) inventory in the Ordinary Course of Business, (ii) used or surplus equipment, vehicles and other assets in the Ordinary Course of Business and (iii) Permitted Investments;

(b) the Parent and the Restricted Subsidiaries may sell, transfer or otherwise dispose of other assets (other than Accounts) (each a “Disposition”) for fair value, provided that:

(i) with respect to any Disposition pursuant to this clause (b) for a purchase price in excess of $10,000,000, the Parent or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this clause (i):

(A) any liabilities (as shown on the Parent’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Parent or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Parent and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing,

(B) any securities received by the Parent or such Restricted Subsidiary from such transferee that are converted by the Parent or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition, and

(C) any Designated Non-Cash Consideration received by the Parent or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 10.04(b) and Section 10.04(c) that is at that time outstanding, shall not exceed an aggregate amount equal to 6% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall in each case under this clause (i) be deemed to be cash;

(ii) any non-cash proceeds received are pledged to the Collateral Trustee to the extent required under Section 9.13;

(iii) to the extent applicable, the Net Cash Proceeds thereof to the Parent and the Restricted Subsidiaries are promptly applied to the prepayment as provided for in Section 5.02; and

(iv) after giving effect to any such sale, transfer or disposition, no Default or Event of Default shall have occurred and be continuing;

(c) the Parent and the Restricted Subsidiaries may make sales of assets to the Parent or to any Restricted Subsidiary, provided that with respect to any such sales to Restricted Subsidiaries that are not Credit Parties:

(i) such sale, transfer or disposition shall be for fair value;

(ii) with respect to any Disposition pursuant to this clause (c) for a purchase price in excess of $10,000,000, the Parent or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided that for the purposes of this clause (ii):

(A) any liabilities (as shown on the Parent’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Parent or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Parent and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing,

(B) any securities received by the Parent or such Restricted Subsidiary from such transferee that are converted by the Parent or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition,

(C) any Designated Non-Cash Consideration received by the Parent or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 10.04(c) and Section 10.04(b) that is at that time outstanding, shall not exceed an aggregate amount equal to 6% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall in each case under this clause (ii) be deemed to be cash; and

(iii) any non-cash proceeds received are pledged to the Collateral Trustee to the extent required under Section 9.13.

(d) the Parent and any Restricted Subsidiary may effect any transaction permitted by Section 10.03, 10.05 or 10.06;

(e) in addition to selling or transferring accounts receivable pursuant to the other provisions hereof, the Parent and the Restricted Subsidiaries may sell or discount without recourse accounts receivable arising in the Ordinary Course of Business in connection with the compromise or collection thereof consistent with such Person’s current credit and collection practices;

(f) the Parent and the Restricted Subsidiaries may lease, sublease, license or sublicense (on a non-exclusive basis with respect to any intellectual property) real, personal or intellectual property in the Ordinary Course of Business;

(g) the Parent and the Restricted Subsidiaries may effect sales, transfers and other dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(h) the Parent and the Restricted Subsidiaries may effect sales, transfers and other dispositions of property pursuant to Permitted Sale Leaseback transactions;

(i) Restricted Subsidiaries that are Foreign Subsidiaries may make Dispositions of Accounts and Related Assets to a Receivables Entity;

(j) [reserved]; and

(k) the Parent and the Restricted Subsidiaries may effect sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements.

Section 10.05. Limitation on Investments. The Parent will not, and will not permit any of its Restricted Subsidiaries to, make any advance, loan, extensions of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a division or line of business of, or make any other Investment in, any Person, except:

(a) extensions of trade credit and asset purchases in the Ordinary Course of Business;

(b) Permitted Investments;

(c) loans and advances to officers, directors and employees of the Parent (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Equity Interests of the Parent (or any direct or indirect parent thereof) to the extent that the amount of such loans and advances are contributed to the Parent in cash and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed $10,000,000;

(d) Investments existing on, or contemplated as of, the date hereof and listed on Schedule 10.05(d) and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (d) is not increased at any time above the amount of such Investments existing on the date hereof;

(e) Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the Ordinary Course of Business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(f) Investments to the extent that payment for such Investments is made solely with Equity Interests of the Parent;

(g) Investments (i) by Parent or any Restricted Subsidiary of Parent in any Credit Party, (ii) by any Restricted Subsidiary of Parent that is not a Credit Party in any other Restricted Subsidiary of Parent that is not a Credit Party, (iii) by any Credit Party in Restricted Subsidiaries that are not Credit Parties, in such amount pursuant to this clause (g), so long as the Senior Secured Leverage Ratio at the time such Investment is made would have been no greater than 3.50 to 1.00 determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), as if such Investment had been made at the beginning of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 9.01, and (iv) in Restricted Subsidiaries that are not Credit Parties so long as such Investment is part of a series of simultaneous Investments by Restricted Subsidiaries in other Restricted Subsidiaries that result in the proceeds of the initial Investment being invested in one or more Guarantors;

(h) Investments constituting Permitted Acquisitions;

(i) (i) Investments in Unrestricted Subsidiaries and (ii) Investments in joint ventures or similar entities that do not constitute Restricted Subsidiaries, in each case, as valued at the fair market value of such Investment at the time each such Investment is made, in an amount that, at the time such Investment is made, would not exceed, net of all repayments, returns of capital and similar amounts actually received in cash in respect of any such Investment (which amount shall not exceed the amount of such Investment valued at the fair market value of such Investment at the time such Investment was made), the greater of (x) $100,000,000 and (y) 3% of Consolidated Total Assets as at the date of such Investment,

(j) Investments constituting non-cash proceeds of sales, transfers and other dispositions of assets to the extent permitted by Section 10.04;

(k) Investments made to repurchase or retire Equity Interests of the Parent or any direct or indirect parent thereof owned by any employee stock ownership plan or key employee stock ownership plan of the Parent in an amount not to exceed $20,000,000 per annum, provided that such amount shall be increased by 100% of any unused amount pursuant to this clause (k) for the immediately preceding year (such amount, a “carry-forward amount”) without giving effect to any carry-forward amount that was added in such preceding year and assuming any such carry-forward amount is utilized first, provided further that in no event shall such aggregate principal amount (after giving effect to the foregoing provisos) exceed $25,000,000 per annum; provided further that such amount in any calendar year may further be increased by (x) all amounts obtained by the Parent since the Closing Date from the sale of such Equity Interests to officers, directors and employees of Parent and its Restricted Subsidiaries in connection with any permitted compensation and incentive arrangements and (y) the net proceeds of key man life insurance policies received by the Parent or its Restricted Subsidiaries, less the amount of Dividends previously made with the cash proceeds of referred to in the foregoing clauses (x) and (y) of this proviso;

(l) Investments permitted under Section 10.06;

(m) [Reserved];

(n) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the Ordinary Course of Business;

(o) Investments in the Ordinary Course of Business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(p) advances of payroll payments to employees in the Ordinary Course of Business;

(q) (i) Investments in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction; provided, however, that any such Investment in a Receivables Entity is in the form of (x) a contribution of Accounts and Related Assets or (y) Limited Originator Recourse, and (ii) distributions or payments of Receivables Fees and purchases of Accounts and Related Assets pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Transaction, provided that the aggregate amount of Investments under subclauses (i) and (ii) shall not exceed $150,000,000 at any time outstanding;

(r) Guarantee Obligations of the Parent or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the Ordinary Course of Business;

(s) so long as the Senior Secured Leverage Ratio shall be less than 3.25:1.00 on a Pro Forma Basis, Investments in an aggregate amount not exceeding the Available Amount determined as at the date of such Investment;

(t) Investments constituting Guarantee Obligations of Indebtedness permitted under Section 10.01; and

(u) to the extent not covered by the foregoing subclauses (a) through (t), Investments in an aggregate amount not exceeding the greater of (i) $125,000,000 and 3.5% of Consolidated Total Assets as at the date of such Investment.

Section 10.06. Limitation on Dividends. The Parent will not declare or pay any dividends (other than dividends payable solely in its Equity Interests) or return any capital to its stockholders or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its Equity Interests or the Equity Interests of any direct or indirect parent now or hereafter outstanding, or set aside any funds for any of the foregoing purposes, or permit any of its Restricted Subsidiaries to purchase or otherwise acquire for consideration (other than in connection with an Investment permitted by Section 10.05) any Equity Interests of the Parent, now or hereafter outstanding (all of the foregoing “Dividends”), provided that, so long as no Default or Event of Default exists or would exist after giving effect thereto:

(a) the Parent may redeem in whole or in part any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests, provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby;

(b) the Parent may (or may make Dividends to permit any direct or indirect parent thereof to) repurchase shares of its (or such parent’s) Equity Interests held by officers, directors and employees of the Parent and its Subsidiaries, so long as such repurchase is pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements to the extent permitted under Section 10.05(k); provided that cancellation of Indebtedness owing to the Parent from members of management of the Parent, any of the Parent’s direct or indirect parent companies or any of the Parent’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of any of the Parent’s direct or indirect parent companies will not be deemed to constitute a Dividend for purposes of this covenant or any other provision of this Agreement;

(c) the Parent may pay Dividends with respect to its Equity Interests, provided that (x) the amount of any such Dividends pursuant to this clause (c) shall not exceed an amount equal to the Available Amount at such time and (y) the Senior Secured Leverage Ratio shall be less than 3.25:1.00 on a Pro Forma Basis (after giving effect to such Dividend);

(d) the Parent may pay Dividends on its common stock in an amount per share not exceeding 6.0% per annum of the QIPO Price per share, so long as the Consolidated Interest Coverage Ratio shall not be less than 2.00:1.00 on a Pro Forma Basis (after giving effect to such distribution); and

(e) to the extent not covered by the foregoing subclauses (a) through (d), the Parent may pay Dividends with respect to its Equity Interests in an amount not exceeding the greater of (i) $50,000,000 and (ii) 1.5% of Consolidated Total Assets as at the date of such Dividend.

Section 10.07. Prepayments, Etc. of Indebtedness. (a) The Parent will not, and will not permit any Restricted Subsidiary to (i) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness (other than Permitted First Priority Indebtedness, Indebtedness under the Revolving Loan Credit Agreement and Ordinary Course Indebtedness) (collectively, together with any Permitted Refinancing of the foregoing, “Junior Financing”), or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (x) a prepayment of Junior Financing made at an aggregate price not in excess of the Available Amount on the date of such election that the Borrower elects to apply to this Section 10.07(a)(i), such election to be specified in a written notice of a Senior Officer of the Borrower calculating in reasonable detail the amount of Available Amount immediately prior to such election and the amount thereof elected to be so applied; provided that (A) immediately before and immediately after giving Pro Forma Effect to any such prepayment, no Default or Event of Default shall have occurred and be continuing; and (B) immediately after giving effect to any such prepayment, the Senior Secured Leverage Ratio determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom), as if such prepayment had occurred at the beginning of the most recent Test Period for which financial statements have been delivered pursuant to clause (a) or (b) of Section 9.01 shall be less than 3.25:1.00 and (y) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) ; or (ii) amend, modify or change in any manner materially adverse to the interests of the Administrative Agent or the Lenders any term or condition of any Junior Financing Documentation in respect of any Junior Financing with a principal amount (individually or when aggregated with any other Junior Financing so affected as part of a related series of transactions) that exceeds $50,000,000.

(b) The Parent will not waive, amend, modify, terminate or release any Junior Financing with a principal amount (individually or when aggregated with any other Junior Financing so affected as part of a related series of transactions) that exceeds $50,000,000 to the extent that any such waiver, amendment, modification, termination or release would be adverse to the Lenders in any material respect.

Section 10.08. Limitations on Sale Leasebacks. The Parent will not, and will not permit any of its Restricted Subsidiaries to, enter into or effect any Sale Leasebacks, other than Permitted Sale Leasebacks.

Section 10.09. Changes in Business. The Parent and the Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by the Parent and the Subsidiaries, taken as a whole, on the Closing Date and other business activities incidental or related to any of the foregoing.

Section 10.10. Burdensome Agreements. The Parent will not, and will not permit any of its Restricted Subsidiaries to, enter into or permit to exist any contractual obligation (other than this Agreement or any other Credit Document) that limits the ability of (a) any Restricted Subsidiary that is not a Credit Party to make dividends to any Credit Party or (b) any Credit Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Obligations; provided that the foregoing clauses (a) and (b) shall not apply to contractual obligations which (i) (x) exist on the date hereof and (to the extent not otherwise permitted by this Section 10.10) are listed on Schedule 10.10 and (y) to the extent contractual obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such contractual obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Parent, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Parent; (iii) represent Indebtedness of a Restricted Subsidiary of the Parent which is not a Credit Party which is permitted by Section 10.01, (iv) arise in connection with any Disposition permitted by Section 10.04, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 10.05 and applicable solely to such joint venture entered into in the Ordinary Course of Business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 10.01 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 10.01 to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of secured Indebtedness incurred pursuant to Section 10.01(j) or Section 10.01(k)) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Parent or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the Ordinary Course of Business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the Ordinary Course of Business, and (xii) exist under the Revolving Loan Credit Agreement or any documentation relating to such debt.

Section 10.11. Amendments of Organization Documents. The Parent will not, and will not permit the Borrower or any Subsidiary Guarantor to, amend any of its Organizational Documents in a manner materially adverse to the Administrative Agent or the Lenders.

ARTICLE 11

EVENTS OF DEFAULT

Upon the occurrence of any of the following specified events (each, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise, an “Event of Default”):

Section 11.01. Payments. The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more days, in the payment when due of any interest or stamping fees on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

Section 11.02. Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any Security Document or any certificate, statement, report or other document delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

Section 11.03. Covenants. Any Credit Party shall:

(a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(h) or Article 10; or

(b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.01 or 11.02 or clause (a) of this Section 11.03) contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least thirty (30) days after receipt by the Borrower of written notice from the Administrative Agent or the Required Lenders; or

Section 11.04. Default Under Other Agreements. (a) The Parent or any of its Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) in excess of $50,000,000 in the aggregate, for the Parent and such Restricted Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than, with respect to Indebtedness consisting of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements), prior to the stated maturity thereof; or

Section 11.05. Bankruptcy, etc. (a) The Parent, the Borrower or any Specified Subsidiary shall commence a voluntary Insolvency Proceeding; (b) any Foreign Subsidiary that is a Specified Subsidiary shall commence a voluntary case, proceeding or action under any domestic or foreign law relating to bankruptcy, judicial management, insolvency reorganization or relief of debtors legislation of its jurisdiction of incorporation, in each case as now or hereafter in effect, or any successor thereto; (c) an involuntary Insolvency Proceeding is commenced against the Parent, the Borrower any Specified Subsidiary and the petition is not controverted within 10 days after commencement thereof; (d) an involuntary Insolvency Proceeding is commenced against the Parent, the Borrower or any Specified Subsidiary and the petition is not dismissed within 60 days after commencement thereof; (e) a judicial manager, receiver, receiver manager, trustee or similar person is appointed for, or takes charge of, all or substantially all of the Property of the Parent, the Borrower or any Specified Subsidiary; (f) the Parent, the Borrower or any Specified Subsidiary commences any other proceeding or action under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Parent, the Borrower or any Specified Subsidiary; (g) there is commenced against the Parent, the Borrower or any Specified Subsidiary any such proceeding or action that remains undismissed for a period of 60 days; (h) the Parent, the Borrower or any Specified Subsidiary is adjudicated insolvent or bankrupt; (i) any order of relief or other order approving any such case or proceeding or action is entered; (j) the Parent, the Borrower or any Specified Subsidiary suffers any appointment of any custodian receiver, receiver manager, trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; (k) the Parent, the Borrower or any Specified Subsidiary makes a general assignment for the benefit of creditors; (l) any corporate action is taken by the Parent, the Borrower or any Specified Subsidiary for the purpose of effecting any of the foregoing; or (m) any Specified Subsidiary incorporated in New Zealand (or the New Zealand based assets or business of any Specified Subsidiary) is declared at risk pursuant to the Corporations (Investigation and Management) Act 1989 (New Zealand), or a statutory manager is appointed or any step taken with a view to any such appointment in respect of it or those assets or business under that Act; or.

Section 11.06. ERISA. Any ERISA Event shall occur or is reasonably expected to occur that, either individually or in the aggregate with any other ERISA Event that has occurred or is reasonably expected to occur, could be reasonably likely to result in a Material Adverse Effect; or

Section 11.07. Guarantee. Any Guarantee provided by the Parent or by any Material Subsidiary or any material provision thereof shall cease to be in full force or effect or any such Guarantor thereunder or any Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under the Guarantee (or any of the foregoing shall occur with respect to a Guarantee provided by a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 5 Business Days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders); or

Section 11.08. Pledge Agreement. The Pledge Agreement pursuant to which the Equity Interests of any Material Subsidiary is pledged or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Trustee or any Lender) or any pledgor thereunder or any Credit Party shall deny or disaffirm in writing any pledgor’s obligations under the Pledge Agreement (or any of the foregoing shall occur with respect to a pledge of the Equity Interests of a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 5 Business Days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders); or

Section 11.09. Security Agreement. The Security Agreement pursuant to which the assets of the Parent, the Borrower or any Material Subsidiary are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Trustee or any Lender) or any grantor thereunder or any Credit Party shall deny or disaffirm in writing any grantor’s obligations under the Security Agreement (or any of the foregoing shall occur with respect to Collateral provided by a Subsidiary that is not a Material Subsidiary and shall continue unremedied for a period of at least 5 Business Days after receipt of written notice by the Borrower from the Administrative Agent or the Required Lenders); or

Section 11.10. Mortgages. Any Mortgage or any material provision of any Mortgage relating to any material portion of the Collateral shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof or as a result of acts or omissions of the Collateral Trustee or any Lender) or any mortgagor thereunder or any Credit Party shall deny or disaffirm in writing any mortgagor’s obligations under any Mortgage; or

Section 11.11. Judgments. One or more judgments or decrees shall be entered against the Parent or any of the Restricted Subsidiaries involving a liability of $50,000,000 or more in the aggregate for all such judgments and decrees for the Parent and the Restricted Subsidiaries (to the extent not paid or fully covered by insurance provided by a carrier not disputing coverage) and any such judgments or decrees shall not have been satisfied, vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

Section 11.12. Change of Control. A Change of Control shall occur; or

Section 11.13. Intercreditor; Subordination. The Intercreditor Agreement shall be invalidated or otherwise cease to constitute the legal, valid and binding obligations of the Revolving Credit Agent, enforceable in accordance with its terms (to the extent that any Indebtedness held by such party remains outstanding) or the subordination provisions of any document or instrument evidencing any Permitted Additional Debt having a principal amount in excess of $15,000,000 that are subordinated shall be invalidated or otherwise cease to be legal, valid and binding obligations of the holders of such Permitted Additional Debt, enforceable in accordance with their terms.

ARTICLE 12

REMEDIES UPON AN EVENT OF DEFAULT

Section 12.01. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Credit Documents, under any document evidencing Indebtedness in respect of which the Loans have been designated as “Designated Senior Debt,” and/or under Applicable Law;

provided, however, that upon the occurrence of an Event of Default under Section 11.05, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

Section 12.02. Application of Funds. After the exercise of remedies provided for in Section 12.01 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall, subject to the provisions of Section 5.09, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 14.04 and amounts payable under Sections 5.04, 2.10 and 2.11) payable to the Administrative Agent and the Collateral Trustee in their respective capacities as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, disbursements and other charges of counsel payable under Section 14.05) arising under the Credit Documents and amounts payable under Sections 5.04, 2.10 and 2.11, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;

Fifth, to the payment of all other Obligations of the Credit Parties owing under or in respect of the Credit Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

ARTICLE 13

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 13.01. Appointment and Authorization of Agents.

(a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, in the Collateral Trust Agreement or in any other Credit Document to which such Agent is a party, nor shall any Agent have or be deemed to have any fiduciary relationship with any other Agent, any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Credit Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each of the Lenders hereby irrevocably appoints, designates, and authorizes the Collateral Trustee to act as its agent under the Collateral Trust Agreement and the other Credit Documents for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, including to (i) take such action on its behalf under the provisions of the Collateral Trust Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Trustee by the terms of the Collateral Trust Agreement and the other Credit Documents, together with such other powers and discretion as are reasonably incidental thereto and (ii) to enter into any and all Security Documents and the Collateral Trust Agreement and such other documents and instruments as shall be necessary to give effect to (A) the ranking and priority of the Obligations, (B) the security interests in the Collateral purported to be created by the Security Documents and (C) other terms and conditions of the Collateral Trust Agreement. Each Lender further agrees to be bound by the terms of the Collateral Trust Agreement to the same extent as if it were a party thereto and authorizes the Administrative Agent to enter into the Collateral Trust Agreement on its behalf. The Collateral Trustee (and any co-trustees, co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent or the Collateral Trustee pursuant to Section 13.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Trustee), shall be entitled to the benefits of all provisions of this Article 13 (including, without limitation, Section 13.07 as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Trustee under the Credit Documents) as if set forth in full herein with respect thereto.

Section 13.02. Delegation of Duties. Each Agent may execute any of its duties under this Agreement or any other Credit Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 13.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein, to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction) or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

Section 13.04. Reliance by Agents.

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Article 6, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

Section 13.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article 12; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 13.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Credit Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 13.07. Indemnification of Agents. Whether or not the Transactions are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), ratably based on their respective Pro Rata Shares in effect on the date such indemnification is sought under this Section, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 13.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 13.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand, ratably based on its Pro Rata Share, of any costs or out-of-pocket expenses (including the documented fees, disbursements and other charges of counsel) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 13.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of such Agent.

Section 13.08. Agents in their Individual Capacities. Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though it were not an Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to its Loans, such Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent, and the terms “Lender” and “Lenders” include such Agent in its individual capacity.

Section 13.09. Successor Agents. (a) The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 11.05 (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent,” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article 13 and Sections 14.04 and 14.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to preserve the effectiveness of the Guarantee or continue the perfection of the Liens granted or purported to be granted by the Security Documents, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Credit Documents. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article 13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

Section 13.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.10 and 14.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 14.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 13.11. Collateral and Guaranty Matters. Each of the Lenders irrevocably authorize the Administrative Agent and/or the Collateral Trustee, as applicable at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Collateral Trustee under any Credit Document (1) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable), (2) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Credit Document or (3) subject to Section 14.01, if approved, authorized or ratified in writing by the Required Lenders;

(b) to subordinate any Lien on any property granted to or held by the Collateral Trustee under any Credit Document to the holder of any Lien on such property that is permitted by Section 10.01(f);

(c) to release any Subsidiary Guarantor from its obligations under the Guarantee if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; and

(d) to release the lien on the Equity Collateral in connection with the issuance of any registered secured notes (or secured notes issued with registration rights) (such notes, the “Registered Notes”) by the Parent, the Borrower or any Credit Party if and to the same extent the holders of such Registered Notes or trustee is not granted a lien on such Equity Collateral, provided that any release of Liens pursuant to this clause (d) shall only be to such extent as is necessary to enable the Borrower and the Guarantors not to have to comply with reporting obligations under Rule 3-16 of Regulation S-X of the Securities Act; provided further that any request for a release of Liens under this clause (d), shall be accompanied by a certificate of a Senior Officer of the Parent certifying that (x) the issuance of such Registered Notes is permitted under this Agreement, (y) such Registered Notes shall not be secured by a Lien on the Equity Collateral and (z) a release of the Liens of the Collateral Trustee on the Equity Collateral is necessary to enable the Credit Parties not to have to comply with reporting obligations under Rule 3-16 of Regulation S-X of the Securities Act.

At any time, upon request of (x) the Collateral Trustee through the Administrative Agent or (y) the Administrative Agent directly, the Required Lenders will confirm in writing such Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor (other than the Parent) from its obligations under the Guarantee pursuant to this Section 13.11. In each case as specified in this Section 13.11, the Collateral Trustee or the Administrative Agent, as applicable, will, at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents, or to release such Guarantor from its obligations under the Guarantee, in each case in accordance with the terms of the Credit Documents and this Section 13.11.

Section 13.12. Other Agents; Arranger and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “co-documentation agent,” “joint lead arranger,” “bookrunner” or “co-manager” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, if such Person is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 13.13. Appointment of Supplemental Administrative Agents.

(a) It is the purpose of this Agreement and the other Credit Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Credit Documents, and in particular in case of the enforcement of any of the Credit Documents, or in case the Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Credit Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to the Guarantee or any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Credit Documents to be exercised by or vested in or conveyed to the Administrative Agent or Collateral Trustee with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to the Guarantee or such Collateral and to perform such duties with respect to the Guarantee or such Collateral, and every covenant and obligation contained in the Credit Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent, the Collateral Trustee or such Supplemental Administrative Agent, and (ii) the provisions of this Article 13 and of Sections 14.04 and 14.05 (obligating the Credit Parties to pay the Administrative Agent’s and Collateral Trustee’s expenses and to indemnify the Administrative Agent and Collateral Trustee) that refer to the Administrative Agent or Collateral Trustee shall inure to the benefit of such Supplemental Administrative Agent and all references therein to an Agent, the Administrative Agent or Collateral Trustee shall be deemed to be references to the Administrative Agent or Collateral Trustee, as applicable, and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from the Borrower, or any other Credit Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to such Person such rights, powers, privileges and duties, the Borrower or the Parent, shall, or shall cause such Credit Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agent or Collateral Trustee, as applicable, until the appointment of a new Supplemental Administrative Agent.

ARTICLE 14

MISCELLANEOUS

Section 14.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders (other than with respect to any amendment or waiver contemplated in clause (h) below, which shall only require the consent of the Required Facility Lenders under the applicable Class of New Term Loans instead of the Required Lenders) (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Credit Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Article 6 or the waiver of any Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for any payment of principal of, or interest on, any Loan or any fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby, it being understood that the waiver of any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii) of the second proviso to this Section 14.01) any fees or other amounts payable hereunder or under any other Credit Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of Senior Secured Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate; provided, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) change any provision of this Section 14.01 or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(e) other than in a transaction permitted under Section 10.03 or 10.04, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f) other than in connection with a transaction permitted under Section 10.03 or 10.04 release all or substantially all of the value of the Guarantee, without the written consent of each Lender;

(g) amend, modify, terminate or waive any provision of the Credit Documents as the same applies to any Agent or Arranger, Article 13 or any other provision hereof as the same applies to the rights or obligations of any Agent or Arranger, in each case without the consent of such Agent or Arranger, as applicable; or

(h) amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.14 with respect to New Term Loans and New Term Loan Commitments and the rate of interest applicable thereto) which directly affects Lenders of one or more Incremental Term Loans and does not directly affect Lenders under any other Class of Term Loans, in each case, without the written consent of the holders of a majority of the New Term Loans of such affected Class (the “Required Facility Lenders”); provided, however, that the waivers described in this clause (h) shall not require the consent of any Lenders other than the Required Facility Lenders under such applicable New Term Loans or New Term Loan Commitments.

and provided, further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Credit Document; and (ii) Section 14.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (iii) the Engagement Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, the maturity of any of its Loans may not be extended and the principal amount of any of its Loans may not be reduced or forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary contained herein, in connection with any “Required Lender” votes, Lenders that are Debt Fund Affiliates shall not be permitted, in the aggregate, to account for more than 50% of the amounts includable in determining whether the “Required Lenders” have consented to any amendment, modification, waiver, consent or other action that is subject to such vote. The voting power of each Lender that is a Debt Fund Affiliate shall be reduced, pro rata, to the extent necessary in order to comply with the immediately preceding sentence.

Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to the Intercreditor Agreement, Collateral Trust Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of Permitted First Priority Debt, Permitted Junior Priority Debt, Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt, as expressly contemplated by the terms of such Intercreditor Agreement, such Collateral Trust Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Credit Document without the prior written consent of the Administrative Agent.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Parent (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

Section 14.02. Notices; Effectiveness; Electronic Communications.

(a) General. Unless otherwise expressly provide herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Parent or the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 14.02; or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties and.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under such Article 2 by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY

FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Agent-Related Persons or any Arranger (collectively, the “Agent Parties”) have any liability to the Parent, the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Parent, the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Parent, the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 14.03. No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Credit Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article 11 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (b) any Lender from exercising setoff rights in accordance with Section 14.09 (subject to the terms of Section 5.05), or (c) except as otherwise provided in the Intercreditor Agreement, any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article 11 and (ii) in addition to the matters set forth in clauses (a), (b) and (c) of the preceding proviso and subject to Section 5.08, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders

Section 14.04. Expenses. Each Credit Party agrees (a) to pay or reimburse the Administrative Agent and the Collateral Trustee for all reasonable costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Credit Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel (limited, in the case of the Administrative Agent, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel and, if necessary, of one local counsel in each relevant jurisdiction and of special counsel), and (b) to pay or reimburse the Administrative Agent, the Collateral Trustee and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Credit Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the fees, disbursements and other charges of counsel (limited, in the case of the Administrative Agent and the Lenders, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel each to the Administrative Agent and the Lenders taken as a whole, and, if necessary, of one local counsel in each relevant jurisdiction and of special counsel and, in the event of any actual or potential conflict of interest, one additional counsel for each Lender subject to such conflict), in each case without duplication for any amounts paid (or indemnified) under Section 14.05. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by any Agent. All amounts due under this Section 14.04 shall be paid promptly, and in any event within twenty (20) Business Days after invoiced or demand therefor. The agreements in this Section 14.04 are intended to be in addition to, and not in limitation of, any reimbursement obligation of the Borrower or any Credit Party to the Collateral Trustee under the Collateral Trust Agreement or any other Credit Document and shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Credit Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Credit Document, such amount may be paid on behalf of such Credit Party by the Administrative Agent or any Lender, in its sole discretion.

Section 14.05. Indemnification by the Credit Parties. Whether or not the transactions contemplated hereby are consummated, each Credit Party shall indemnify and hold harmless each Arranger, each Agent-Related Person, each Lender and their respective Affiliates, partners, directors, officers, employees, counsel, agents and, in the case of any funds, trustees and advisors and attorneys-in-fact (collectively the “Indemnitees”) from and against (and will reimburse each Indemnitee as the same are incurred for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), expenses and disbursements (including the fees, disbursements and other charges of (i) one counsel to the Collateral Trustee and one counsel to the Administrative Agent and the other Indemnitees taken as a whole, (ii) in the case of any conflict of interest, additional counsel to the affected Lender or group of Lenders, limited to one such additional counsel so long as representation of each such party by a single counsel is consistent with and permitted by professional responsibility rules, and (iii) if necessary, one local counsel in each relevant jurisdiction and special counsel) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (a) the execution, delivery, enforcement, performance or administration of any Credit Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Credit Party or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Credit Party, or (d) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or material breach of its express obligations under the Credit Documents by such Indemnitee, (y) a material breach of any obligations under any Credit Document by such Indemnitee or of any of its Affiliates or their respective directors, officers, employees, partners, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent, collateral trustee, or arranger or any similar role under this Agreement and other than any claims arising out of any act or omission of the Parent, the Sponsor or any of their Affiliates. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other information transmission systems (including electronic telecommunications) in connection with this Agreement, nor shall any Indemnitee or any Credit Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided further, that each Credit Party shall indemnify and hold harmless each Indemnitee from and against any and all claims by any third party claim for any such special, punitive, indirect or consequential damages relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 14.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Credit Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Credit Documents is consummated. Should any investigation, litigation or proceeding be settled with the consent of the Borrower, or if there is a judgment against an Indemnitee in any such investigation, litigation or proceeding, the Credit Parties shall indemnify and hold harmless each Indemnitee in the manner set forth above. All amounts due under this Section 14.05 shall be promptly, and in any event within twenty (20) Business Days after demand therefor. The agreements in this Section 14.05 are intended to be in addition to, and not in limitation of, any indemnification obligation of the Borrower or any Credit Party to the Collateral Trustee or its related Indemnitees under the Collateral Trust Agreement or any other Credit Document and shall survive the resignation of the Administrative Agent or Collateral Trustee, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 14.06. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 14.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 14.07(b), (ii) by way of participation in accordance with the provisions of Section 14.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 14.07(f) or (iv) to an SPC in accordance with the provisions of Section 14.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 14.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided, that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the

Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed) provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) no consent shall be required for any assignment except to the extent required by subsection (b)(i) of this Section and, in addition (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 11.01 or Section 11.05 has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required; (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (except, (x) in the case of contemporaneous assignments by any Lender to one or more Approved Funds, only a single processing and recording fee shall be payable for such assignments and (y) the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment); (v) no such assignment shall be made to (A) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A) or (B) a natural person; (vi) the assigning Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent; and (vii) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Pro Rata Share; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 14.07(c), from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.04, 2.10, 2.11, 14.04 and 14.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 14.07(d).

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 14.01 that directly affects such Participant. Subject to Section 14.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.04, 2.10 and 2.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 14.09 as though it were a Lender, provided that, such Participant agrees to be subject to 5.08 as though it were a Lender.

(e) A Participant shall not be entitled to receive any greater payment under Section 5.04, 2.10 or 2.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 5.04, 2.10 or 2.11 unless the Borrower is notified of the participation sold to such Participant, and such Participant agrees, for the benefit of the Borrower, to comply with obligations, restrictions and limitations under Section 5.04 as though it were a Lender (it being understood that the documentation required under Section 5.04(g) shall be delivered by the Participant to the participating Lender).

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or if it fails to do so, to make such payment to the Administrative Agent required under Section 2.04(b), and (iii) such SPC and the applicable Loan or any applicable part thereof, shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Section 5.04, 2.10 or 2.11 (subject to the requirements and the limitations of such Sections and the obligations to provide the forms and certifications pursuant to Section 5.04 as if it were a Lender); provided, that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 5.04, 2.10 or 2.11). Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (ii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Credit Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees

(which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its rights hereunder with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 14.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Credit Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Credit Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise (unless such trustee is an Eligible Assignee which has complied with the requirements of Section 14.07(b)).

(i) Notwithstanding anything to the contrary contained herein, any Lender may, so long as no Default or Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, a Non-Debt Fund Affiliate through (x) Dutch auctions open to all Lenders on a pro rata basis or (y) open market purchases on a non-pro rata basis, in each case subject to the following limitations:

(i) the assigning Lender and Non-Debt Fund Affiliate purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit O hereto (an “Affiliate Lender Assignment and Acceptance”) in lieu of an Assignment and Acceptance;

(ii) after giving effect to such assignment, the Non-Debt Fund Affiliates shall not, in the aggregate, own or hold Term Loans with an aggregate principal amount in excess of 20% of the principal amount of all Term Loans then outstanding (and, for purposes of maintaining compliance with this subsection 14.07(i)(ii), the relevant Non-Debt Fund Affiliate shall request that the Sponsor confirm to the Administrative Agent and/or such relevant Non-Debt Fund Affiliate, the aggregate principal amount of Loans held by all Non-Debt Fund Affiliates as of the date of such assignment); provided that it is understood and agreed that neither the Administrative Agent nor any other Agent shall have any responsibility or liability for maintaining or monitoring the Term Loan ownership or holdings of Non-Debt Fund Affiliates;

(iii) such Non-Debt Fund Affiliate shall at the time of such assignment affirm the No Undisclosed Information Representation and shall at all times thereafter be subject to the restrictions specified in the second last paragraph of Section 14.01;

(iv) each Non-Debt Fund Affiliate, solely in its capacity as a Lender, hereby agrees, and each Affiliate Lender Assignment and Acceptance shall provide, that:

(A) any Loans held by a Lender who is a Non-Debt Fund Affiliate shall be excluded in the determination of any “Required Lender” votes and no such Lender shall have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present or (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives; and

(B) such Non-Debt Fund Affiliate shall have no right whatsoever so long as such Person is a Non-Debt Fund Affiliate to make or bring any claim, in its capacity as Lender, against the Administrative Agent, any other Agent or any Lender with respect to the duties and obligations of such Persons under the Credit Documents; and

(v) each Non-Debt Fund Affiliate hereby agrees that, and each Affiliated Lender Assignment and Assumption shall provide a confirmation that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Credit Party at a time when such Lender is a Non-Debt Fund Affiliate:

(A) each Non-Debt Fund Affiliate irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Non-Debt Fund Affiliate in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Non-Debt Fund Affiliate to vote, in which case such Non-Debt Fund Affiliate shall vote with respect to the Term Loans held by it as the Administrative Agent directs; provided that such Non-Debt Fund Affiliate shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Non-Debt Fund Affiliate in a disproportionately adverse manner to such Non-Debt Fund Affiliate than the proposed treatment of similar Obligations held by Term Lenders that are not Non-Debt Fund Affiliate; and

(B) each Non-Debt Fund Affiliate shall not take any step or action (whether directly or indirectly) in any such proceeding to object to, impede, or delay the exercise of any right or the taking of any action by the Administrative Agent (or the taking of any action by a third party to which the Administrative Agent has consented with respect to any disposition of assets by the Borrower or any equity or debt financing to be made to the Borrower, including, without limitation, the filing of any pleading by the Administrative Agent) in (or with respect to any matters related to) the proceeding so long as the Administrative Agent is not taking any action to treat such Non-Debt Fund Affiliate’s Loans in a disproportionately adverse manner to such Non-Debt Fund Affiliate than the proposed treatment of similar Obligations held by Term Lenders that are not Non-Debt Fund Affiliates (including, without limitation, objecting to any debtor-in-possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise or plan of reorganization).

(j) Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Loans hereunder to the Parent or the Borrower (provided that any such Loans acquired by the Parent or the Borrower shall not be deemed a repayment of Loans for purposes of calculating Excess Cash Flow), but only if:

(i) (x) such assignment is made pursuant to (x) a Dutch Auction open to all Lenders on a pro rata basis or (y) notwithstanding Section 5.08 or any other provision in this Agreement, an open market purchase on a non-pro rata basis;

(ii) no Default or Event of Default has occurred or is continuing or would result therefrom;

(iii) the Parent or its Subsidiary, as applicable, shall at the time of such assignment affirm the No Undisclosed Information Representation; and

(iv) any such Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by the Parent or any of its Subsidiaries.

(k) Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans hereunder to any Debt Fund Affiliate, but only if:

(i) such assignment is made pursuant to an open market purchase; and

(ii) such Debt Fund Affiliate shall at all times after such assignment be subject to the restrictions specified in the final paragraph of Section 14.01.

(l) Notwithstanding anything to the contrary contained herein, none of the restrictions set forth in 14.07(i) through (k) or in the final two paragraphs of Section 14.01 shall apply to any of (A) Goldman Sachs Credit Partners L.P., (B) Goldman Sachs Lending Partners LLC, (C) Goldman Sachs Asset Management, L.P., (D) Goldman Sachs Investment Strategies, LLC and (E) Goldman Sachs Bank, USA, or any investment fund or separate account managed by either of them.

(m) The applicable Lender, acting solely for this purpose as an agent of the Borrower, shall maintain a register on which it enters the name and address of (i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 14.07(g) and (ii) each Participant, and the amount of each such SPC’s and Participant’s interest in such Lender’s rights and/or obligations under this Agreement, including principal amount (and stated interest) (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement.

Section 14.08. Confidentiality. The Administrative Agent and each of the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its directors, officers, employees and agents, including accountants, legal counsel and other advisors, and other Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent requested by any regulatory authority having jurisdiction over such Agent, Lender or its respective Affiliates or in connection with any pledge or assignment permitted under Section 14.07(f); (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 14.08 (or as may otherwise be reasonably acceptable to the Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (g) with the consent of the Borrower; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 14.08; (i) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (j) to the extent disclosures of such Information is reasonably required by any direct or indirect contractual counterparties (or the professional advisors thereto), to any swap or derivative transaction relating to the Borrower and its obligations (provided, such counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 14.08 or other provisions at least as restrictive as this Section 14.08), (k) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Credit Parties received by it from such Lender) or (l) disclosure on a confidential basis to the CUSIP Service Bureau or similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Term Loans. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Credit Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 14.08, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof relating to any Credit Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Credit Party other than as a result of a breach of this Section 14.08; provided, that, in the case of information received from a Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 14.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (i) the Information may include material non-public information concerning the Borrower, or a Subsidiary of the Parent, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable law, including United States Federal and state securities Laws.

Section 14.09. Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Credit Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Credit Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Credit Parties against any and all Obligations owing to such Lender hereunder or under any other Credit Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Credit Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 14.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent and such Lender may have.

Section 14.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 14.11. Counterparts. This Agreement and each other Credit Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Credit Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Credit Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 14.12. Integration; Effectiveness. This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Credit Document, the provisions of this Agreement shall control; provided, that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Credit Document shall not be deemed a conflict with this Agreement. Each Credit Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Article 6, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the Lenders and the relevant Credit Parties party hereto.

Section 14.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 14.14. Severability. If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 14.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited

Section 14.15. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND EACH OTHER CREDIT DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST THE BORROWER OR ANY OTHER CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 14.16. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 14.17. Binding Effect. This Agreement shall become effective when it shall have been executed by the relevant Credit Parties and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the relevant Credit Parties, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

Section 14.18. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower acknowledges and agrees, and acknowledges and agrees that it has informed its other Affiliates, that: (i) (A) no fiduciary, advisory or agency relationship between any of the Borrower and its Subsidiaries and any Lender, Agent or any Arranger is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Credit Documents, irrespective of whether any Agent or any Arranger has advised or is advising any of the Borrower, and its Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (C) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent and the Arrangers each is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates or any other Person and (B) neither any Agent nor any Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Lenders, Agents and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither any Agent nor any Arranger has any obligation to disclose any of such interests and transactions to the Borrower or any of its Affiliates. To the fullest extent permitted by law the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 14.19. Affiliate Activities. The Borrower acknowledge that each Agent and each Arranger (and their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, it may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of the Borrower and its Affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Credit Documents (ii) be customers or competitors of the Borrower and its Affiliates, or (iii) have other relationships with the Borrower and its Affiliates. In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons. It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Borrower and its Affiliates or such other entities. The transactions contemplated hereby and by the other Credit Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph.

Section 14.20. Judgment Currency. If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Agreement in any a currency (hereinafter in this Section 14.21 called the “first currency”) into any other currency (hereinafter in this Section 14.21 called the “second currency”), then the conversion shall be made at the Administrative Agent’s spot rate of exchange for buying the first currency with the second currency prevailing at the Administrative Agent’s close of business on the Business Day next preceding the day on which the judgment is given or (as the case may be) the order is made. Any payment made by a Credit Party to the Administrative Agent or any Lender pursuant to this Agreement in the second currency shall constitute a discharge of the obligations of any applicable Credit Parties to pay to the Administrative Agent or such Lender any amount originally due in the first currency under this Agreement only to the extent of the amount of the first currency which the Administrative Agent or such Lender is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with the Administrative Agent or such Lender’s normal banking procedures, with the amount of such second currency so received. If the amount of the first currency falls short of the amount originally due in the first currency under this Agreement, the Credit Parties agree that they will indemnify the Administrative Agent and each Lender, as applicable, against and save such party harmless from any shortfall so arising. This indemnity shall constitute an obligation of each such Credit Party separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to the Administrative Agent or any Lender under any Credit Documents or under any such judgment or order. Any such shortfall shall be deemed to constitute a loss suffered by the Administrative Agent or such Lender and the Credit Parties shall not be entitled to require any proof or evidence of any actual loss. If the amount of the first currency exceeds the amount originally due in the first currency under this Agreement, the Administrative Agent or such Lender shall promptly remit such excess to the Credit Parties. The covenants contained in this 14.21 shall survive the Full Payment of the Obligations under this Agreement.

Section 14.21. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 14.22. PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Credit Party in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering requirements, including the PATRIOT Act.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

MCJUNKIN RED MAN CORPORATION, as Borrower

By:	/s/ James E. Braun
Name: James E. Braun
Title: Executive Vice President and Chief Financial Officer

MRC GLOBAL INC.

By:	/s/ James E. Braun
Name: James E. Braun
Title: Executive Vice President and Chief Financial Officer

MCJUNKIN RED MAN DEVELOPMENT CORPORATION

By:	/s/ James E. Braun
Name: James E. Braun
Title: Executive Vice President and Chief Financial Officer

MILTON OIL & GAS COMPANY

By:	/s/ James E. Braun
Name: James E. Braun
Title: Executive Vice President and Chief Financial Officer

MIDWAY-TRISTATE CORPORATION

By:	/s/ James E. Braun
Name: James E. Braun
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

GREENBRIER PETROLEUM CORPORATION

By:	/s/ James E. Braun
Name: James E. Braun
Title: Executive Vice President and Chief Financial Officer

RUFFNER REALTY COMPANY

By:	/s/ James E. Braun
Name: James E. Braun
Title: Executive Vice President and Chief Financial Officer

MRC MANAGEMENT COMPANY

By:	/s/ James E. Braun
Name: James E. Braun
Title: Executive Vice President and Chief Financial Officer

THE SOUTH TEXAS SUPPLY COMPANY, INC.

By:	/s/ James E. Braun
Name: James E. Braun
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Erik M. Truette
Name: Erik M. Truette
Title: Assistant Vice President

[Signature Page to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ James A. Hanley
Name: James A. Hanley
Title: Vice President

[Signature Page to Credit Agreement]

GOLDMAN SACHS LENDING PARTNERS LLC, as Joint Lead Arranger, Joint Bookrunner and Lender

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

[Signature Page to Credit Agreement]

MERRILL LYNCH, PEIRCE, FENNER AND SMITH INCORPORATED, as Joint Lead Arranger, Joint Bookrunner and Co- Syndication Agent

By:	/s/ John Pantalena
Name: John Pantalena
Title: Director

[Signature Page to Credit Agreement]

BARCLAYS BANK PLC, as Joint Lead Arranger, Joint Bookrunner and Co- Syndication Agent

By:	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

[Signature Page to Credit Agreement]

WELLS FARGO SECURITIES, LLC as Joint Lead Arranger and Joint Bookrunner

By:	/s/ Jeff Finkelstein
Name: Jeff Finkelstein
Title: VP

[Signature Page to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION as Documentation Agent

By:	/s/ Jeff Finkelstein
Name: Jeff Finkelstein
Title: VP

[Signature Page to Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as Co-Manager

By:	/s/ Everett W. Cosner III
Name: Everett W. Cosner III
Title: Managing Director

[Signature Page to Credit Agreement]

SUNTRUST ROBINSON HUMPHREY, INC., as Co-Manager

By:	/s/ Berwyn J. Green
Name: Berwyn J. Green
Title: Director

[Signature Page to Credit Agreement]

Schedule 1.01(a)—Excluded Subsidiaries

Name	Type	State of Incorporation
MRC Canada Holdings LLC	Limited liability company	Delaware

Schedule 1.01(b)—Real Estate

Entity of Record	Location Address	Filing office for Mortgages
MRC Management Company	835 Hillcrest Drive Charleston, WV 25311 (Building and Parking Lot)	Kanawha County, WV

McJunkin Red Man Corporation	4732 Darien Street Houston, Texas 77028	Harris County, TX

Schedule 1.01(c)—Commitments and Addresses of Lenders

Lender	Term Loan Commitment
Goldman Sachs Lending Partners LLC	$650,000,000

Addresses on file with Administrative Agent.

Schedule 6.08—Closing Date Indebtedness

See Schedule 10.01(g).

Schedule 8.13—Subsidiaries

Name	Owner	Percentage Ownership	Type	Material Subsidiary (Y/N)
MRC Canada Holdings LLC	McJunkin Red Man Corporation	100%	Limited Liability Company	Y
McJunkin Red Man Canada Ltd.	McJunkin Red Man Corporation	100%	Corporation	Y
MRC Canada ULC	McJunkin Red Man Canada Ltd.	49%	Unlimited Liability Corporation	Y
	Midfield Holdings (Alberta) Ltd.	51%
Midfield Holdings (Alberta) Ltd.	McJunkin Red Man Canada Ltd.	100%	Corporation	N
McJunkin Red Man Development Corporation	McJunkin Red Man Corporation	100%	Corporation	N
McJunkin Red Man UK Ltd	McJunkin Red Man Corporation	100%	Corporation	Y
McJunkin Red Man International Corp.	McJunkin Red Man Corporation	100%	Corporation	N
McJunkin Red Man Asia Pacific Limited	McJunkin Red Man International Corp.	100%	Corporation	N
McJunkin Red Man International Services Corp.	McJunkin Red Man International Corp.	100%	Corporation	N
McJunkin Red Man de Mexico S. de R.L. de C.V.	McJunkin Red Man International Corp.	99.9%	Corporation	N
	McJunkin Red Man International Services Corp.	0.1%
McJunkin Red Man Servicios S. de R.L. de C.V.	McJunkin Red Man International Corp.	99.9%	Corporation	N
	McJunkin Red Man International Services Corp.	0.1%
The South Texas Supply Company, Inc.	McJunkin Red Man Corporation	100%	Corporation	N
MRC Management Company	McJunkin Red Man Corporation	100%	Corporation	N
Milton Oil & Gas Company	McJunkin Red Man Corporation	100%	Corporation	N

Name	Owner	Percentage Ownership	Type	Material Subsidiary (Y/N)
Greenbrier Petroleum Corporation	Milton Oil & Gas Company	100%	Corporation	N
Ruffner Realty Company	McJunkin Red Man Corporation	100%	Corporation	N
MRC Transmark Group B.V.	McJunkin Red Man UK Ltd	100%	Corporation	Y
MRC Transmark Holdings UK Limited	MRC Transmark Group B.V.	100%	Corporation	N
MRC Transmark International B.V.	MRC Transmark Group B.V.	100%	Corporation	N
MRC Transmark B.V.	MRC Transmark Group B.V.	100%	Corporation	N
MRC Transmark NV	MRC Transmark Group B.V.	99.9%	Corporation	N
	MRC Transmark B.V.	0.1%
MRC Transmark Middle East FZE	MRC Transmark Group B.V.	100%	Free Zone Establishment	N
MRC Transmark Pty Ltd	MRC Transmark Holdings UK Limited	100%	Corporation	N
MRC Transmark Limited (New Zealand)	MRC Transmark Holdings UK Limited	100%	Corporation	N
MRC Transmark Limited (UK)	MRC Transmark Holdings UK Limited	100%	Corporation	N
MRC Transmark Italy srl	MRC Transmark Holdings UK Limited	100%	Corporation	N
MRC Transmark (Dragon) Limited	MRC Transmark Limited (UK)	100%	Corporation	N
MRC Transmark Pte. Ltd	MRC Transmark Group B.V.	100%	Corporation	N
MRC Transmark France SAS	MRC Transmark Group B.V.	100%	Corporation	N
Heaton Valves Limited	MRC Transmark Limited (UK)	100%[1]	Corporation	N
Transmark International Limited	MRC Transmark Limited (UK)	100%[2]	Corporation	N
Transmark Fortim Engineering Pte. Ltd.	MRC Transmark Group B.V.	100%	Corporation	N
McJunkin de Angola, LDA	McJunkin Red Man Development Corporation	51%	Corporation	N
	McJunkin Red Man Corporation	49%

[1]	Minority interests held by nominees.
[2]	Minority interests held by nominees.

Name	Owner	Percentage Ownership	Type	Material Subsidiary (Y/N)
McJunkin Venezuela NIT	McJunkin Red Man Corporation	100%	Corporation	N
Midway-Tristate Corporation	McJunkin Red Man Corporation	100%	Corporation	N
Red Man Pipe & Supply International Limited	McJunkin Red Man Corporation	100%	Corporation	N
McJunkin Nigeria Limited (Nigeria)	McJunkin Red Man Corporation	100%	Corporation	N
MRC SPF Pty Ltd.	MRC Transmark Pty Ltd	100%	Corporation	N
MRC SPF Europe Ltd.	MRC SPF Pty Ltd.	100%	Corporation	N
MRC SPF East Asia Co. Ltd.	MRC SPF Pty Ltd.	100%	Corporation	N
MRC SPF Indonesia Pty Ltd.	MRC SPF Pty Ltd.	100%	Corporation	N
PT SPF Indonesia	MRC SPF Pty Ltd.	99%	Corporation	N
	MRC SPF Indonesia Pty Ltd.	1%	Corporation	N
MRC SPF Middle East Pty Ltd.	MRC SPF Pty Ltd.	100%	Corporation	N
SPF Europe s.r.l	MRC SPF Europe Ltd.	100%	Corporation	N
MRC SPF Scanfit Ltd.	MRC SPF Europe Ltd.	100%	Corporation	N
MRC Transmark Kazakhstan	MRC Transmark B.V.	90%	Corporation	N
MRC Transmark Leymas Valve Co., Ltd.	MRC Transmark Group B.V.	60%	Corporation	N
MRC Nouvelle Caledonie	MRC SPF Pty Ltd	100%	Corporation	N

Schedule 8.16—Real Estate

a) Real Estate

Titled to:	Street Address	City, State	County	Zip Code
MRC Management Company	835 Hillcrest Drive (Building and Parking Lot)	Charleston, WV	Kanawha	25311
McJunkin Red Man Corporation	835 Hillcrest Drive (Ballfield)	Charleston, WV	Kanawha	25311
McJunkin Red Man Corporation	McJunkin Road (4.60 Acres)	Nitro, WV	Putnam	25143
McJunkin Red Man Corporation	4732 Darien Street	Houston, TX	Harris	77028
McJunkin Red Man Corporation	1100 Leblanc Road	Baton Rouge, LA	West Baton	70767
McJunkin Red Man Corporation	255 Mitchell’s Lane	Marietta, OH	Washington	45750
Midway-Tristate Corporation	2602 US 131 North	Kalkaska, MI	Kalkaska	49646
Midway-Tristate Corporation	509 Industrial Ave.	Mt. Pleasant, MI	Isabella	48858
Midway-Tristate Corporation	1302 S. Mission Rd.	Mt. Pleasant, MI	Isabella	48858
Midway-Tristate Corporation	291 Bransetter St.	Wooster, OH	Wayne	44691
McJunkin Red Man Corporation	150 US Highway 56	Elkhart, KS	Morton	67950
McJunkin Red Man Corporation	110 Venture Blvd.	Houma, LA	Terrebonne	70360
McJunkin Red Man Corporation	110 Capital Blvd	Houma, LA	Terrebonne	70360
McJunkin Red Man Corporation	1108 West Wilson	Borger, TX	Hutchinson	79007
McJunkin Red Man Corporation	1740 NE Loop	Carthage, TX	Panola	75633
McJunkin Red Man Corporation	1012 Hwy 97 West	Jourdanton, TX	Atascosa	78026
McJunkin Red Man Corporation	485 N 400 West	N. Salt Lake City, UT	Davis	84054
McJunkin Red Man Corporation	1300 N. LaBarge Avenue	Wagoner, OK	Wagoner	74467

b) Leases

Entity of Record	City	State	Landlord/Owner	Description of Lease Documents
McJunkin Red Man Corporation	Anchorage	AK	Alaska Demolition, LLC	Lease

McJunkin Red Man Corporation	Soldotna	AK	Kimberley Franke c/o Ballard Co.	Lease

McJunkin Red Man Corporation	Mobile	AL	Gallagher Mobile, LLC	Lease

McJunkin Red Man Corporation	Decatur	AL	Solley Family Partnership LTD	Lease

McJunkin Red Man Corporation	Cottondale	AL	Taylor Properties, LLC	Lease

McJunkin Red Man Corporation	Searcy	AR	Furniture Wholesalers, LP	Lease

McJunkin Red Man Corporation	Ventura	CA	Aera Energy LLC	Lease

McJunkin Red Man Corporation	Benicia	CA	Bayshore Associates	Lease

McJunkin Red Man Corporation	Carson	CA	Eddie and Maggie Chang	Lease

McJunkin Red Man Corporation	Bakersfield	CA	Hansford Associates, LP	Lease

McJunkin Red Man Corporation	Fellows	CA	Polka Dot Properties LLC	Lease

McJunkin Red Man Corporation	Denver	CO	621 17th St. Operating Co., LLC	Lease

McJunkin Red Man Corporation	Grand Junction	CO	Chevron N.A. Exploration & Production Co.	Lease

McJunkin Red Man Corporation	Grand Junction	CO	Chevron N.A. Exploration & Production Co.	Lease

McJunkin Red Man Corporation	Evans	CO	Doud Land Company, LLC	Lease

McJunkin Red Man Corporation	Denver	CO	Princeton Fund, LLC	Lease

McJunkin Red Man Corporation	Rifle	CO	SA Group Properties, Inc.	Lease

McJunkin Red Man Corporation	Durham	CT	CSK Realty, LLC	Lease

McJunkin Red Man Corporation	Jacksonville	FL	Hansford Associates, LP	Lease

McJunkin Red Man Corporation	Tucker	GA	Bibb-Means, LLC	Lease

McJunkin Red Man Corporation	Augusta	GA	Hansford Associates, LP	Lease

McJunkin Red Man Corporation	Davenport	IA	Albuquerque, L.C.	Lease

McJunkin Red Man Corporation	Granite City	IL	Hansford Associates, LP	Lease

McJunkin Red Man Corporation	Joliet	IL	Mound Industrial Park, LLC	Lease

McJunkin Red Man Corporation	Munster	IN	Becknell Industrial Operating Partnership, LP	Lease

McJunkin Red Man Corporation	Indianapolis	IN	ProLogis MacQuarie, LLC	Lease

McJunkin Red Man Corporation	Evansville	IN	Southwest Engineering, Inc.	Lease

McJunkin Red Man Corporation	Ulysses	KS	K.T. Gregg and Phyllis Gregg	Lease

McJunkin Red Man Corporation	Ulysses	KS	Kenney’s Auto Clinic	Lease

McJunkin Red Man Corporation	Pratt	KS	Pratt Airport Authority	Lease

McJunkin Red Man Corporation	Pratt	KS	Pratt Airport Authority	Lease

McJunkin Red Man Corporation	Pikeville	KY	Allen Machine Shop, Inc.	Lease

McJunkin Red Man Corporation	Corbin	KY	Appalachian Leasing LP	Lease

McJunkin Red Man Corporation	Pikeville	KY	T J Realty Co., Inc.	Lease

McJunkin Red Man Corporation	Ashland	KY	Triple Z Enterprises, LLC	Lease

McJunkin Red Man Corporation	Harvey	LA	Abshire Investments LLC	Lease

McJunkin Red Man Corporation	Shreveport	LA	Max Properties LLC	Lease

McJunkin Red Man Corporation	Port Allen	LA	Port Allen Properties, LLC	Lease

McJunkin Red Man Corporation	Lake Charles	LA	Southland Capital, LLC	Lease

McJunkin Red Man Corporation	Port Allen	LA	Union Pacific Railroad Company	Lease

McJunkin Red Man Corporation	Mason	MI	R & B Co, LLC	Lease

McJunkin Red Man Corporation	Gaylord	MI	Roger and Elaine White	Lease

McJunkin Red Man Corporation	St. Paul	MN	Geller Family Ltd. Partnership	Lease

McJunkin Red Man Corporation	St. Louis	MO	500 Broadway, LLC c/o BEB Management	Lease

McJunkin Red Man Corporation	Grandview	MO	Marcia K. Rosenfelt	Lease

McJunkin Red Man Corporation	Rail Siding	MO	Union Pacific Railroad Company	Lease

McJunkin Red Man Corporation	Moss Point	MS	RJ Properties, LLC	Lease

McJunkin Red Man Corporation	Billings	MT	Love Properties, LLP	Lease

McJunkin Red Man Corporation	Sidney	MT	Three Aces Properties LLC	Lease

McJunkin Red Man Corporation	Wilmington	NC	F & B Investment Group	Lease

McJunkin Red Man Corporation	Dudley	NC	Piedmont Natural Gas Co.	Lease

McJunkin Red Man Corporation	Charlotte	NC	Piedmont Natural Gas Co.	Lease

McJunkin Red Man Corporation	Mohall	ND	Dresser Oil Tools, Inc.	Lease

McJunkin Red Man Corporation	Williston	ND	Madison Ridge 400, LLC	Lease

McJunkin Red Man Corporation	Williston	ND	Peter Bouma	Lease

McJunkin Red Man Corporation	Williston	ND	R & S Properties, LLP	Lease

McJunkin Red Man Corporation	Tioga	ND	Three Aces Properties LLC	Lease

McJunkin Red Man Corporation	Stanley	ND	Three Aces Properties LLC	Lease

McJunkin Red Man Corporation	Belfield	ND	Tim & Karen O’Brien	Lease

McJunkin Red Man Corporation	East Brunswick	NJ	Michele, Ltd.	Lease

McJunkin Red Man Corporation	Farmington	NM	Farmington Partners LP	Lease

McJunkin Red Man Corporation	Albuquerque	NM	JanJoon, LLC	Lease

McJunkin Red Man Corporation	Artesia	NM	Prideco	Lease

McJunkin Red Man Corporation	Lovington	NM	Prideco	Lease

McJunkin Red Man Corporation	Horseheads	NY	Horseheads Energy & Rail Terminal, LLC	Lease

McJunkin Red Man Corporation	Corning	NY	Roger F. Steele Trust	Lease

McJunkin Red Man Corporation	Stow	OH	Albrecht, Inc.	Lease

McJunkin Red Man Corporation	Austintown	OH	Don Courtney Hall and Barbara Hall Family Trust	Lease

McJunkin Red Man Corporation	Gahanna	OH	Duff Warehouses, Inc.	Lease

McJunkin Red Man Corporation	Carrollton	OH	Hershey Bear, LLC	Lease

McJunkin Red Man Corporation	Cincinnati	OH	John E Radcliffe	Lease

McJunkin Red Man Corporation	Columbus	OH	Rainbow Development Corporation	Lease

McJunkin Red Man Corporation	Toledo	OH	Robert W. Wilkins Trust	Lease

McJunkin Red Man Corporation	Wooster	OH	Spurgeon Real Estate Holdings	Lease

McJunkin Red Man Corporation	Tulsa	OK	61st St Investments LLC	Lease

McJunkin Red Man Corporation	Elk City	OK	Bill M. Campbell	Lease

McJunkin Red Man Corporation	Alderson	OK	Blake Development LLC	Lease

McJunkin Red Man Corporation	Lindsay	OK	Dutton & Taylor Properties LLC	Lease

McJunkin Red Man Corporation	Tulsa	OK	Eagle I Investments, LLC	Lease

McJunkin Red Man Corporation	Ardmore	OK	John and Tabby Pletcher	Lease

McJunkin Red Man Corporation	Alva	OK	John P. Randall	Lease

McJunkin Red Man Corporation	Alva	OK	Lee Mackey, LLC	Lease

McJunkin Red Man Corporation	Oklahoma City	OK	Newey Family Partners LLC	Lease

McJunkin Red Man Corporation	Wagoner	OK	Union Pacific Railroad Company	Lease

McJunkin Red Man Corporation	Wagoner	OK	Union Pacific Railroad Company	Lease

McJunkin Red Man Corporation	Wagoner	OK	Union Pacific Railroad Company	Lease

McJunkin Red Man Corporation	Bradford	PA	Belser Hale, LP	Lease

McJunkin Red Man Corporation	Coraopolis	PA	Buncher Company	Lease

McJunkin Red Man Corporation	West Alexander	PA	DPA Properties, LLC	Lease

McJunkin Red Man Corporation	Indiana	PA	DPA Properties, LLC	Lease

McJunkin Red Man Corporation	Lock Haven	PA	Gas Field Specialties Inc.	Lease

McJunkin Red Man Corporation	Eddystone	PA	The Gateside Group, LP	Lease

McJunkin Red Man Corporation	North Charleston	SC	Hansford Associates, LP	Lease

McJunkin Red Man Corporation	Oliver Springs	TN	Arthur Trail	Lease

McJunkin Red Man Corporation	Charleston	TN	Cantrell Enterprises	Lease

McJunkin Red Man Corporation	Oliver Springs	TN	Knox Energy, LLC	Lease

McJunkin Red Man Corporation	Nashville	TN	Piedmont Natural Gas Co.	Lease

McJunkin Red Man Corporation	Kingsport	TN	Woodrow S. Hamden	Lease

McJunkin Red Man Corporation	Fairfield	TX	Bobbie Simmons	Lease

McJunkin Red Man Corporation	Asherton	TX	Brymer Properties, Ltd.	Lease

McJunkin Red Man Corporation	Dilley	TX	Brymer Properties, Ltd.	Lease

McJunkin Red Man Corporation	Houston	TX	CBRE, Inc.	Lease

McJunkin Red Man Corporation	Andrews	TX	Don G. Chandler & Lewis B. Ketchum	Lease

McJunkin Red Man Corporation	Corpus Christi	TX	Double T & C Properties, Inc.	Lease

McJunkin Red Man Corporation	Mission	TX	Encarlen, LTD	Lease

McJunkin Red Man Corporation	Odessa	TX	Farmington Partners LP	Lease

McJunkin Red Man Corporation	Galena Park	TX	Farmington Partners LP	Lease

McJunkin Red Man Corporation	San Antonio	TX	Felter Investments, LTD	Lease

McJunkin Red Man Corporation	Grand Prairie	TX	First Industrial Realty Trust, LP	Lease

McJunkin Red Man Corporation	Longview	TX	Fourteen O Five LLC	Lease

McJunkin Red Man Corporation	La Marque	TX	Hansford Associates, LP	Lease

McJunkin Red Man Corporation	Laredo	TX	J & H Rentals, LLC	Lease

McJunkin Red Man Corporation	Perryton	TX	Jerral Allred	Lease

McJunkin Red Man Corporation	Canadian	TX	L & J Leasing	Lease

McJunkin Red Man Corporation	Crane	TX	Live Oak Pine Ent.	Lease

McJunkin Red Man Corporation	Kenedy	TX	Lonesome Creek RV Resort	Lease

McJunkin Red Man Corporation	Kenedy	TX	Lonesome Creek RV Resort	Lease

McJunkin Red Man Corporation	Kenedy	TX	Lonesome Creek RV Resort	Lease

McJunkin Red Man Corporation	Gonzales	TX	Lynn and Rita Luedecke	Lease

McJunkin Red Man Corporation	Bridgeport	TX	Meyers McComis	Lease

McJunkin Red Man Corporation	Center	TX	Murco Farms and Leasing, LLC	Lease

McJunkin Red Man Corporation	Carrizo Springs	TX	Ortiz Services and Communications	Lease

McJunkin Red Man Corporation	Dilley	TX	Ricardo Carpinteyro	Lease

McJunkin Red Man Corporation	San Antonio	TX	St. Hedwig Industrial Park II, LTD	Lease

McJunkin Red Man Corporation	Vernal	UT	CR MCB Investments	Lease

McJunkin Red Man Corporation	Roosevelt	UT	Rowell--Stewart Partnership	Lease

McJunkin Red Man Corporation	Narrows	VA	Celanese Acetate LLC	Lease

McJunkin Red Man Corporation	Norton	VA	James J. Collins	Lease

McJunkin Red Man Corporation	Richmond	VA	Kidd and Co. Inc	Lease

McJunkin Red Man Corporation	Bellingham	WA	Bellingham Properties Limited Partnership	Lease

McJunkin Red Man Corporation	Milwaukee	WI	Marva’s Realty, LLC	Lease

McJunkin Red Man Corporation	Grand Chute	WI	P & B Investments, LLC	Lease

McJunkin Red Man Corporation	Hurricane	WV	Appalachian Leasing LP	Lease

McJunkin Red Man Corporation	Saint Albans	WV	Columbia Gas Transmission	Lease

McJunkin Red Man Corporation	Nitro	WV	Hansford Associates, LP	Lease

McJunkin Red Man Corporation	Charleston	WV	Hillcrest Office Park, LLC	Lease

McJunkin Red Man Corporation	Weston	WV	Matthew Brown & Judie L. Brown	Lease

McJunkin Red Man Corporation	Nitro	WV	Norfolk Southern Railway Company	Lease

McJunkin Red Man Corporation	Proctor	WV	PPG Industries, Inc.	Lease

McJunkin Red Man Corporation	Gillette	WY	Equal LLC	Lease

McJunkin Red Man Corporation	Casper	WY	K C Properties, LLC	Lease

McJunkin Red Man Corporation	Cheyenne	WY	Moss Family Trust	Lease

McJunkin Red Man Corporation	Riverton	WY	Star Tech Corporation	Lease

McJunkin Red Man Corporation	Rock Springs	WY	Yellowstone Properties, LLC	Lease

Schedule 8.21—Filing Offices

Type of Filing	Entity	Applicable Collateral Document (Mortgage, Security Agreement or Other)	Jurisdictions

UCC-1 Financing Statement	MRC Global Inc. McJunkin Red Man Corporation McJunkin Red Man Development Corporation MRC Management Company	Security Agreement	Delaware Secretary of State

	Midway-Tristate Corporation	Security Agreement	New York Secretary of State

	Milton Oil & Gas Company Greenbrier Petroleum Corporation Ruffner Realty Company	Security Agreement	West Virginia Secretary of State

	The South Texas Supply Company, Inc.	Security Agreement	Texas Secretary of State

Intellectual Property Filing	McJunkin Red Man Corporation	Trademark Security Agreement	U.S. Patent & Trademark Office

Intellectual Property Filing	McJunkin Red Man Corporation	Patent Security Agreement	U.S. Patent & Trademark Office

Intellectual Property Filing	McJunkin Red Man Corporation	Copyright Security Agreement	U.S. Copyright Office

Schedule 9.10—Closing Date Affiliate Transactions

None.

Schedule 9.17(c)—Post-Closing Actions

Action	Date
Amendments to the Deposit Account Control Agreements with respect to any Deposit Accounts listed on Schedule 13 to the Perfection Certificate that are not Excluded Deposit Accounts	30 days after the Closing Date

Schedule 10.01(g)—Closing Date Indebtedness

(a) Capital Leases

Warehouse	State	County	Lessee	Lessor	Amount	Expiration
Branch 023—St. Louis	MO	Independent City	McJunkin Corporation	Hansford Associates, LP	$106,909	09/30/2014
Branch 026—Augusta	GA	Richmond	McJunkin Corporation	Hansford Associates, LP	$139,053	12/31/2014
Branch 097—Texas City	TX	Galveston	McJunkin Corporation	Hansford Associates, LP	$179,212	12/31/2022
Branch 021—Calvert City	KY	Marshall	McJunkin Corporation	Hansford Associates, LP	$222,231	10/31/2016
Branch 030—Charleston	SC	Charleston	McJunkin Corporation	Hansford Associates, LP	$54,834	12/31/2013
Branch 112—Bakersfield	CA	Kern	McJunkin Red Man Corporation	Hansford Associates, LP	$1,004,874	08/31/2029

(b) Other Indebtedness

Lender	Borrower	Currency	Amount	Issue Date	Maturity
BNP Paribas	MRC Transmark France SAS	EUR	5,163,000	January 2006	No maturity

(c) Outstanding Performance Bonds

Principal	Beneficiary	Expiration Date	Currency	Available Amount	Issuing Bank
MRC Transmark France SAS	OTV FRANCE	06/01/2012	EUR	39,348.40	BNP Paribas
MRC Transmark France SAS	OTV FRANCE	06/01/2012	EUR	39,348.40	BNP Paribas
MRC Transmark France SAS	PROSERNAT	06/30/2012	USD	7,736.00	BNP Paribas
MRC Transmark France SAS	PROSERNAT	06/30/2012	USD	706.00	BNP Paribas
MRC Transmark France SAS	SOXAL	08/25/2012	EUR	19,488.41	BNP Paribas

Principal	Beneficiary	Expiration Date	Currency	Available Amount	Issuing Bank
MRC Transmark France SAS	SOLIOS CARBONE	09/05/2012	EUR	4,900.00	BNP Paribas
MRC Transmark France SAS	ENTROPIE	10/20/2012	EUR	9,297.97	BNP Paribas
MRC Transmark France SAS	ENTREPOSE CONTRACT	10/28/2012	EUR	3,076.76	BNP Paribas
MRC Transmark France SAS	SOCIETE ANDRITZ	12/18/2012	EUR	5,080.00	BNP Paribas
MRC Transmark France SAS	ALSTOM LEVALLOIS	01/29/2013	EUR	5,917.15	BNP Paribas
MRC Transmark France SAS	INEOS	03/31/2013	EUR	406.09	BNP Paribas
MRC Transmark France SAS	INEOS	04/30/2013	EUR	1,935.00	BNP Paribas
MRC Transmark France SAS	INEOS	04/30/2013	EUR	3,906.70	BNP Paribas
MRC Transmark France SAS	INEOS	04/30/2013	EUR	5,437.64	BNP Paribas
MRC Transmark France SAS	SOLIOS CARBONE	05/13/2013	EUR	6,408.60	BNP Paribas
MRC Transmark France SAS	FOSTER WHEELER	06/30/2013	EUR	12,649.48	BNP Paribas
MRC Transmark France SAS	FOSTER WHEELER	06/30/2013	EUR	9,604.49	BNP Paribas
MRC Transmark France SAS	FOSTER WHEELER	06/30/2013	EUR	2,764.34	BNP Paribas
MRC Transmark France SAS	AKER PROCESS SYSTEM	07/31/2013	EUR	14,427.60	BNP Paribas
MRC Transmark France SAS	ENTREPOSE CONTRACT	09/28/2013	EUR	24,556.32	BNP Paribas
MRC Transmark France SAS	ENTREPOSE CONTRACT	09/28/2013	EUR	29,956.81	BNP Paribas

Principal	Beneficiary	Expiration Date	Currency	Available Amount	Issuing Bank
MRC Transmark France SAS	ENTREPOSE CONTRACT	09/28/2013	EUR	6,598.20	BNP Paribas
MRC Transmark France SAS	ENTREPOSE CONTRACT	09/28/2013	EUR	6,794.50	BNP Paribas
MRC Transmark France SAS	ENTREPOSE CONTRACT	09/28/2013	EUR	8,787.26	BNP Paribas
MRC Transmark France SAS	TOTAL RAFFINAGE MARI	05/30/2014	EUR	49,537.10	HSBC France S.A.
MRC Transmark France SAS	TOTAL PETROCHEMICAL	11/30/2013	EUR	6,096.10	BNP Paribas
MRC Transmark France SAS	INEOS	12/31/2013	EUR	7,686.00	BNP Paribas
MRC Transmark France SAS	FOSTER WHEELER	04/15/2014	EUR	4,394.00	BNP Paribas
MRC Transmark France SAS	FOSTER WHEELER	07/21/2014	EUR	1,805.45	BNP Paribas
MRC Transmark France SAS	FOSTER WHEELER	07/21/2014	EUR	19,545.77	BNP Paribas
MRC Transmark France SAS	AKER PROCESS SYSTEM	07/31/2014	EUR	12,242.28	BNP Paribas
MRC Transmark France SAS	OTV FRANCE	11/30/2014	EUR	16,257.00	BNP Paribas
MRC Transmark France SAS	ALSTOM POWER SYSTEMS SA	03/21/2015	EUR	3,400.00	BNP Paribas
MRC Transmark France SAS	ALSTOM POWER SYSTEMS SA	05/31/2015	EUR	3,539.20	BNP Paribas
MRC Transmark France SAS	ALSTOM POWER SYSTEMS SA	09/26/2015	EUR	5,314.46	BNP Paribas
MRC Transmark France SAS	ALSTOM POWER SYSTEMS SA	09/26/2015	EUR	13,200.00	BNP Paribas
MRC Transmark France SAS	ALSTOM POWER SYSTEMS SA	09/26/2015	EUR	15,000.00	BNP Paribas

Principal	Beneficiary	Expiration Date	Currency	Available Amount	Issuing Bank
MRC Transmark France SAS	ALSTOM POWER SYSTEMS SA	09/26/2015	EUR	1,570.11	BNP Paribas
MRC Transmark France SAS	ALSTOM POWER SYSTEMS SA	02/01/2015	EUR	7,598.19	HSBC France S.A.
MRC Transmark France SAS	ALSTOM POWER SYSTEMS SA	12/31/2011	EUR	26,981.00	BNP Paribas
MRC Transmark Leymas Valves Co. Ltd.	TECHNIP	06/30/2013	THB	500,000.00	Kasikorn Bank PCL
MRC Transmark Leymas Valves Co. Ltd.	THAI OIL	10/10/2012	THB	218,420.00	Kasikorn Bank PCL
MRC Transmark Leymas Valves Co. Ltd.	THAI OIL	11/02/2012	THB	611,005.00	Kasikorn Bank PCL
MRC Transmark Leymas Valves Co. Ltd.	THAI OIL	12/01/2012	THB	1,443,892.00	Kasikorn Bank PCL
MRC Transmark Leymas Valves Co. Ltd.	THAIPARAXYLENE	12/16/2013	THB	2,393,669.00	Kasikorn Bank PCL
MRC Transmark Leymas Valves Co. Ltd.	TOYOTHAI	12/06/2013	THB	129,480.00	Kasikorn Bank PCL
MRC Transmark Leymas Valves Co. Ltd.	TOYOTHAI	12/06/2013	THB	2,433.00	Kasikorn Bank PCL
MRC Transmark Leymas Valves Co. Ltd.	TOYOTHAI	09/22/2014	THB	950,000.00	Kasikorn Bank PCL

Principal	Beneficiary	Expiration Date	Currency	Available Amount	Issuing Bank
MRC Transmark Leymas Valves Co. Ltd.	THAI OIL	03/10/2014	THB	44,452.00	Kasikorn Bank PCL
MRC Transmark Leymas Valves Co. Ltd.	THAI OIL	01/27/2014	THB	366,517.00	Kasikorn Bank PCL
MRC Transmark Leymas Valves Co. Ltd.	THAI OIL	01/20/2014	THB	109,485.00	Kasikorn Bank PCL
MRC Transmark Leymas Valves Co. Ltd.	THAI OIL	02/23/2014	THB	94,493.00	Kasikorn Bank PCL
MRC Transmark Leymas Valves Co. Ltd.	THAI OIL	01/11/2014	THB	75,608.00	Kasikorn Bank PCL
MRC Transmark Leymas Valves Co. Ltd.	THAI OIL	02/21/2014	THB	1,888,286.00	Kasikorn Bank PCL
MRC Transmark Leymas Valves Co. Ltd.	THAI OIL	01/11/2014	THB	29,880.00	Kasikorn Bank PCL
MRC Transmark Leymas Valves Co. Ltd.	THAI OIL	01/11/2014	THB	80,423.00	Kasikorn Bank PCL
MRC Transmark Leymas Valves Co. Ltd.	THAI OIL	03/10/2014	THB	3,070.00	Kasikorn Bank PCL
MRC Transmark Leymas Valves Co. Ltd.	BANGCHAK	02/23/2013	THB	85,850.00	Kasikorn Bank PCL

Principal	Beneficiary	Expiration Date	Currency	Available Amount	Issuing Bank
MRC Transmark Leymas Valves Co. Ltd.	BANGCHAK	03/20/2013	THB	114,436.00	Kasikorn Bank PCL
MRC Transmark Leymas Valves Co. Ltd.	BANGCHAK	08/16/2013	THB	49,674.00	Kasikorn Bank PCL
MRC Transmark NV	ASSOCIATION LIEGEOISE DU GAZ SPRL	On Presentation of Documents	EUR	1,760.00	KBC Bank N.V.
MRC Transmark NV	ASSOCIATION LIEGEOISE DU GAZ SPRL	On Presentation of Documents	EUR	2,370.00	KBC Bank N.V.
MRC Transmark NV	ASSOCIATION LIEGEOISE DU GAZ SPRL	On Presentation of Documents	EUR	3,210.00	KBC Bank N.V.
MRC Transmark NV	ASSOCIATION LIEGEOISE DU GAZ SPRL	On Presentation of Documents	EUR	5,230.00	KBC Bank N.V.
MRC Transmark NV	ASSOCIATION LIEGEOISE DU GAZ SPRL	On Presentation of Documents	EUR	5,650.00	KBC Bank N.V.
MRC Transmark NV	ASSOCIATION LIEGEOISE DU GAZ SPRL	On Presentation of Documents	EUR	15,700.00	KBC Bank N.V.
MRC Transmark NV	ASSOCIATION LIEGEOISE DU GAZ SPRL	On Presentation of Documents	EUR	18,940.00	KBC Bank N.V.
MRC Transmark NV	ASSOCIATION LIEGEOISE DU GAZ SPRL	On Presentation of Documents	EUR	19,560.00	KBC Bank N.V.
MRC Transmark NV	TOTAL BELGIUM	On Presentation of Documents	EUR	2,479.00	KBC Bank N.V.

Principal	Beneficiary	Expiration Date	Currency	Available Amount	Issuing Bank
MRC Transmark NV	GAP LEASE	02/15/2015	EUR	152,846.00	KBC Bank N.V.
MRC Transmark NV	EANDIS	On Presentation of Documents	EUR	1,350.00	KBC Bank N.V.
MRC Transmark NV	JIFCO	12/27/2015	EUR	242,668.00	KBC Bank N.V.
MRC Transmark NV	JIFCO	08/13/2015	EUR	12,202.00	KBC Bank N.V.
MRC Transmark Oy	NESTLE OIL OYJ	12/31/2018	EUR	950,000.00	Nordea Pankki Suomi Oyj
MRC Transmark Oy	EESTI ENERGY	12/31/2014	EUR	900.00	Nordea Pankki Suomi Oyj
MRC Transmark Oy	EESTI ENERGY	12/31/2014	EUR	38,800.00	Nordea Pankki Suomi Oyj
MRC Transmark France SAS	SONELGAZ	01/30/2008	EUR	1,700.00	BNP Paribas
MRC Transmark France SAS	SOGARA GABON	12/30/2008	EUR	869.30	BNP Paribas
MRC Transmark France SAS	SAMIR MAROC	12/30/2008	EUR	2,470.60	BNP Paribas
MRC Transmark France SAS	SOTRAPIL TUNISIE 1000	06/30/2009	EUR	520.72	BNP Paribas
MRC Transmark France SAS	SOTRAPIL TUNISIE 1126	07/25/2009	EUR	5,863.60	BNP Paribas
MRC Transmark France SAS	AKER SOLUTIONS	05/15/2010	EUR	10,974.00	BNP Paribas
MRC Transmark France SAS	SOXAL	11/30/2010	EUR	1,187.27	BNP Paribas
MRC Transmark France SAS	SOXAL	11/30/2011	EUR	204.42	BNP Paribas
MRC Transmark France SAS	SOXAL	11/30/2011	EUR	932.94	BNP Paribas

Principal	Beneficiary	Expiration Date	Currency	Available Amount	Issuing Bank
MRC Transmark France SAS	SOXAL	11/30/2011	EUR	1,081.10	BNP Paribas
MRC Transmark France SAS	SOXAL	11/30/2011	EUR	3,878.79	BNP Paribas
MRC Transmark France SAS	SONATRACH	02/01/2012	EUR	30,546.40	BNP Paribas
MRC Transmark France SAS	SOTRAPIL 3000 TND	02/28/2012	EUR	1,562.17	BNP Paribas
MRC Transmark Srl	RENATO SIBONI	05/14/2013	EUR	6,750.00	CARISBO SpA
MRC Transmark Srl	SICON OIL	07/15/2013	EUR	21,033.30	CARISBO SpA

(d) Global Intercompany Indebtedness

Lender/Creditor	Borrower/Debtor	Outstanding Principal Amount	Maturity
McJunkin Red Man Corporation	MRC Transmark Pty Ltd.	AUD29,140,526	03/27/2013
McJunkin Red Man Corporation	MRC SPF Pty Ltd.	USD22,533,306	09/09/2013
McJunkin Red Man Corporation	MRC SPF Pty Ltd.	USD11,013,369	03/01/2013
McJunkin Red Man Corporation	McJunkin Red Man UK Ltd.	GBP29,622,500	10/01/2019
McJunkin Red Man Corporation	McJunkin Red Man UK Ltd.	GBP67,751,932	10/01/2019
McJunkin Red Man Corporation	McJunkin Red Man Canada Ltd.	CAD60,000,000	10/01/2022
MRC Transmark Pty Ltd.	MRC SPF Pty Ltd.	AUD2,033,942	12/31/2012
MRC Transmark Pty Ltd.	MRC Transmark Holdings UK Ltd.	AUD1,763,000	12/31/2012
MRC Transmark (Dragon) Ltd.	MRC Transmark Ltd. (UK)	GBP1,523,688	None
MRC SPF Europe Ltd.	MRC SPF Europe Srl	GBP22,505	None
MRC SPF Europe Srl	MRC SPF Pty Ltd.	EUR25,145	None
Heaton Valves Ltd.	MRC Transmark Ltd. (UK)	GBP4,095,109	None

Lender/Creditor	Borrower/Debtor	Outstanding Principal Amount	Maturity
MRC Transmark International B.V.	MRC Transmark Kazakhstan	EUR1,238,573	None
Transmark International Ltd.	MRC Transmark Ltd. (UK)	GBP100	None
MRC SPF East Asia Co. Ltd.	MRC SPF Pty Ltd.	KRW77,382,923	None
MRC SPF Scanfit Ltd.	MRC SPF Pty Ltd.	GBP739,254	None
MRC SPF Scanfit Ltd.	MRC Transmark Holdings UK Ltd.	GBP1,200,000	12/31/2012
MRC SPF Pty Ltd.	MRC SPF Europe Ltd.	AUD45,999	None
MRC SPF Pty Ltd.	MRC SPF Indonesia Pty Ltd.	AUD1,119	None
MRC SPF Pty Ltd.	PT SPF Indonesia	AUD378,081	None
MRC SPF Pty Ltd.	MRC SPF Middle East Pty Ltd.	AED10,750,299	None
MRC Transmark Group B.V.	MRC Transmark Italy Srl	EUR401,085	12/31/2012
MRC Transmark Group B.V.	MRC Transmark Leymas Valve Co. Ltd.	THB21,000	None
MRC Transmark Group B.V.	MRC Transmark Holdings UK Ltd.	EUR23,931,081	12/31/2012
MRC Transmark Holdings UK Ltd.	MRC Transmark Pty Ltd.	AUD17,800,000	12/31/2012
MRC Transmark Holdings UK Ltd.	MRC Transmark Pty Ltd.	EUR4,257,500	12/31/2012
MRC Transmark Holdings UK Ltd.	MRC Transmark International B.V.	EUR2,500,000	12/31/2012
MRC Transmark Holdings UK Ltd.	McJunkin Red Man UK Ltd.	GBP375	None
MRC Transmark Holdings UK Ltd.	MRC Transmark Ltd. (NZ)	NZD254,715	12/31/2012
MRC Transmark Holdings UK Ltd.	MRC SPF Pty Ltd.	USD2,320,000	12/31/2012
MRC Transmark B.V.	MRC Transmark France SAS	EUR1,700,000	06/30/2012
MRC Transmark Ltd. (UK)	MRC Transmark Holdings UK Ltd.	GBP6,961,210	12/31/2012
MRC Transmark Pte Ltd.	MRC Transmark Holdings UK Ltd.	USD500,000	12/31/2012
MRC Transmark Holdings UK Ltd.	MRC SPF Pty Ltd.	AUD2,700,000	12/31/2012
MRC Transmark Holdings UK Ltd.	MRC SPF Pty Ltd.	EUR770,000	12/31/2012
MRC Transmark Pte Ltd.	MRC Transmark Middle East FZE	USD346,544	12/31/2012

Schedule 10.02(d)—Closing Date Liens

None.

Schedule 10.05(d)—Closing Date Investments

$157,979 Investment in Modern Sales Cooperative

$46,488 Investment in club memberships and long-term sporting event seating licenses

Schedule 10.10—Permitted Burdensome Agreements

None.

Schedule 14.02—Administrative Agent’s Office, Certain Addresses for Notices

BORROWER:

James E. Braun

McJunkin Red Man Corporation

2 Houston Center

909 Fannin Street, Suite 3100

Houston, TX 77010-1011

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments, Notices of Borrowings and Notices of Conversion or Continuation):

Renee M. Blackmore

Bank of America, N.A.

Mail Code: NC1-001-04-39

101 North Tryon St. 4th Floor

Charlotte, NC 28255

Phone: 980-387-2484

Fax: 704-409-0024

Email: renee.m.blackmore@baml.com

Administrative Agent’s Wiring Instructions:

Bank of America, N.A. Charlotte, NC

ABA #: 026009593 New York, NY

Account #: 1366212250600

Account Name: Credit Services

Reference: McJunkin Red Man Corporation

Other Notices as Administrative Agent:

Erik M. Truette

Bank of America, N.A.

Mail Code: NC1-002-15-36

101 South Tryon St. 15th Floor

Charlotte, NC 28255

Telephone: 980-387-5451

Fax: 704-409-0015

Email: erik.m.truette@baml.com

EXHIBIT A

FORM OF ADMINISTRATIVE QUESTIONNAIRE

[Attached Under Separate Cover]

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

1.	Borrower or Deal Name McJunkin Red Man Corporation

E-mail this document with your commitment letter to:

E-mail address of recipient:

2. Legal Name of Lender of Record for Signature Page:

    Markit Entity Identifier (MEI) #

    Fund Manager Name (if applicable)

    Legal Address from Tax Document of Lender of Record:

    Country

    Address

City	State/Province	Country

3. Domestic Funding Address:	4. Eurodollar Funding Address:
Street Address	Street Address

Suite/Mail Code	Suite/Mail Code

City	State	City	State

Postal Code	Country	Postal Code	Country

5. Credit Contact Information:

Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.

Primary Credit Contact:
First Name
Middle Name
Last Name
Title
Street Address
Suite/Mail Code
City
State
Postal Code
Country
Office Telephone #
Office Facsimile #
Work E-Mail Address
IntraLinks/SyndTrak
E-Mail Address

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

Secondary Credit Contact:
First Name
Middle Name
Last Name
Title
Street Address
Suite/Mail Code
City
State
Postal Code
Country
Office Telephone #
Office Facsimile #
Work E-Mail Address
IntraLinks/SyndTrak
E-Mail Address

Primary Operations Contact:	Secondary Operations Contact:

First	MI _ Last	First	MI _ Last

Title	Title

Street Address	Street Address

Suite/ Mail Code	Suite/ Mail Code

City	State	City	State

Postal Code	Country	Postal Code	Country

Telephone	Facsimile	Telephone	Facsimile

E-Mail Address	E-Mail Address

IntraLinks/SyndTrak E-Mail	IntraLinks/SyndTrak E-Mail

Address	Address

Does Secondary Operations Contact need copy of notices?          YES          NO

Letter of Credit Contact:	Draft Documentation Contact or Legal Counsel:

First	MI _ Last	First	MI _ Last

Title	Title

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

Street Address	Street Address

Suite/Mail Code	Suite/Mail Code

City	State	City	State

Postal Code	Country	Postal Code	Country

Telephone	Facsimile	Telephone	Facsimile

E-Mail Address	E-Mail Address

6. Lender’s Fed Wire Payment Instructions:

Pay to:
Bank Name

ABA #

City
State

Account #

Account Name

Attention

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

7. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:
Bank Name

ABA #

City
State

Account #

Account Name

Attention

Can the Lender’s Fed Wire Payment Instructions in Section 6 be used?         YES         NO

8. Lender’s Organizational Structure and Tax Status

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN):
-

Tax Withholding Form Delivered to Bank of America (check applicable one):

        W-9             W-8BEN             W-8ECI                              W-8EXP                      W-

8IMY

Tax Contact:

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

First                      MI      Last

Title

Street Address

Suite/ Mail Code

City                                  State

Postal Code                              Country

Telephone                      Facsimile

E-Mail Address

NON–U.S. LENDER INSTITUTIONS

1. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

2. Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*	Additional guidance and instructions as to where to submit this documentation can be found at this link:

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

9. Bank of America’s Payment Instructions:

Pay to:             Bank of America, N.A.

                        ABA # 026009593

                        New York, NY

                        Account # 1366212250600

                        Attn: Corporate Credit Services

                        Ref: McJunkin Red Man Corporation

EXHIBIT B

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below (the “Effective Date”) and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is a[n]
Debt Fund Affiliate/Affiliate of [identify Lender]]

3.	Borrower:	MCJUNKIN RED MAN CORPORATION, a Delaware Corporation

4.	Administrative Agent:	BANK OF AMERICA, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Term Loan Credit Agreement, dated as of November 9, 2012, among McJunkin Red Man Corporation, a Delaware corporation, MRC Global Inc., a Delaware corporation, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, U.S. Bank National Association, as collateral trustee and the other parties thereto.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders*		Amount of Commitment/Loans Assigned*		Percentage Assigned of Commitment/Loans
Term Loan Facility	$	_______________	$	_______________	_______________	%
New Term Loan Facility	$	_______________	$	_______________	_______________	%

7.	Trade Date:

8.	Effective Date: , 201 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:

ASSIGNOR [NAME OF ASSIGNEE]

By:
Title:

[Consented to and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

Consented to and Accepted:

MCJUNKIN RED MAN CORPORATION

By:
Title:][3]

[3]	To be included to the extent required pursuant to Section 14.07(b) of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) the sale and assignment of the Assigned Interest is made by this Assignment and Acceptance in accordance with the terms and conditions contained in the Credit Agreement; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Parent, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Parent, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not a Non-Debt Fund Affiliate, (iii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vi) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; [and] (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender[; and (c) hereby affirms the No Undisclosed Information Representation]4.

[4]	To be included in an assignment to the Parent or the Borrower.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Bank of America, N.A., as Administrative Agent

under the Credit Agreement referred to below

[__]

Attn: [__]

Telecopy: [__]

This Compliance Certificate is furnished to the Administrative Agent pursuant to Section 9.01 of the Term Loan Credit Agreement, dated as of November 9, 2012 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among MRC GLOBAL INC., a Delaware corporation (the “Parent”), MCJUNKIN RED MAN CORPORATION, a Delaware corporation (the “Borrower”), GREENBRIER PETROLEUM CORPORATION, a West Virginia corporation (“Greenbrier”), MCJUNKIN RED MAN DEVELOPMENT CORPORATION, a Delaware corporation (“McJunkin Development”), MIDWAY – TRISTATE CORPORATION, a New York corporation (“Midway”), MILTON OIL & GAS COMPANY, a West Virginia corporation (“Milton”), MRC MANAGEMENT COMPANY, a Delaware corporation (“Management”), RUFFNER REALTY COMPANY, a West Virginia corporation (“Ruffner”), and THE SOUTH TEXAS SUPPLY COMPANY, INC., a Texas corporation (“South Texas” and, together with Greenbrier, McJunkin Development, Midway, Milton, Management, and Ruffner, the “Subsidiary Guarantors”, the Subsidiary Guarantors together with the Parent, the “Guarantors”), BANK OF AMERICA, N.A., as administrative agent (the “Agent”) for the financial institutions from time to time party to the Credit Agreement (the “Lenders”), the Lenders and U.S. BANK NATIONAL ASSOCIATION, as collateral trustee (capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined).

THE UNDERSIGNED HEREBY CERTIFIES, ON BEHALF OF THE PARENT, THAT:

1. I am the duly elected [                    ]5 of Parent.

2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Parent and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Schedule I and such financial statements present fairly in all material respects the financial condition and results of operations of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP[, subject to normal year-end audit adjustments and the absence of footnotes.]6

[5]	Certifying officer must be a Senior Officer.
[6]	For quarterly statements only.

3. Except as set forth below, no Default or Event of Default exists.

4. Schedule II attached hereto specifies any change in the identity of the Restricted Subsidiaries and/or Unrestricted Subsidiaries as at the end of [fiscal quarter/fiscal year] from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on [[the Closing Date] [                             , 201_]].

5. Schedule III attached hereto sets forth sets forth the detailed computations necessary to determine the applicable level of the Applicable ABR Margin or Applicable LIBOR Margin[, including a detailed computation of the Senior Secured Leverage Ratio as at the end of [the most recent fiscal quarter/fiscal year]], to be effective as of the first day of the calendar month immediately following the Agent’s receipt of this Certificate.

6. Schedule IV attached hereto sets forth the amount of any Pro Forma Adjustment not previously set forth in a Pro Forma Adjustment Certificate and/or any change in the amount of a Pro Forma Adjustment set forth in the Pro Forma Adjustment Certificate previously provided on [                             , 20__] and, [in each case,] in reasonable detail, the calculations and basis therefor.

7. [I hereby certify that no Credit Party has changed (i) its legal name, (ii) its organizational identification number, corporate access number, company’s registration number or other jurisdiction specific identifying number, if any, issued by the relevant regulatory authority or governmental body in the jurisdiction of organization or incorporation of such Credit Party, (iii) its chief executive office or registered office or (iv) its jurisdiction of incorporation or organization since [the Closing Date] [the date of the most recent Compliance Certificate delivered pursuant to Section 9.01(e) of the Credit Agreement.]7

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the relevant Credit Parties have taken, are taking, or propose to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedules II, III and IV hereto and the financial statements attached hereto as Schedule I and in support hereof, are made and delivered this          day of                     , 20        .

MRC GLOBAL, INC.

By:
Name:
Title:

[7]	To be included only in Compliance Certificates delivered in connection with the fiscal year end financial statements provided for in Section 9.01(a).

EXHIBIT D

DUTCH AUCTION PROCEDURES

“Dutch Auction” means one or more purchases (each, a “Purchase”) of Term Loans by the Parent, the Borrower or a Non-Debt Fund Affiliate; provided that, each such Purchase is made on the following basis:

(a) (i) the purchaser of the Term Loans (the “Purchaser”) will notify the Administrative Agent in writing (a “Purchase Notice”) (and the Administrative Agent will deliver such Purchase Notice to each relevant Lender) that such Purchaser wishes to make an offer to purchase from each Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis Term Loans, in an aggregate principal amount as is specified by such Purchaser (the “Term Loan Purchase Amount”) with respect to each applicable tranche, subject to a range or minimum discount to par expressed as a price at which range or price such Purchaser would consummate the Purchase (the “Offer Price”) of such Term Loans to be purchased (it being understood that different Offer Prices and/or Term Loan Purchase Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section); provided that the Purchase Notice shall specify that each Return Bid (as defined below) must be submitted by a date and time to be specified in the Purchase Notice, which date shall be no earlier than the second Business Day following the date of the Purchase Notice and no later than the fifth Business Day following the date of the Purchase Notice; (ii) at the time of delivery of the Purchase Notice to the Administrative Agent, no Default or Event of Default shall have occurred and be continuing or would result therefrom (which condition shall be certified as being satisfied in such Purchase Notice) and (iii) the Term Loan Purchase Amount specified in each Purchase Notice delivered by such Purchaser to the Administrative Agent shall not be less than $10,000,000 in the aggregate;

(b) such Purchaser will allow each Lender holding the Class of Term Loans subject to the Purchase Notice to submit a notice of participation (each, a “Return Bid”) which shall specify (i) one or more discounts to par of such Lender’s tranche or tranches of Term Loans subject to the Purchase Notice expressed as a price (each, an “Acceptable Price”) (but in no event will any such Acceptable Price be greater than the highest Offer Price for the Purchase subject to such Purchase Notice) and (ii) the principal amount of such Lender’s tranches of at which such Lender is willing to permit a purchase of all or a portion of its Term Loans to occur at each such Acceptable Price (the “Reply Amount”);

(c) based on the Acceptable Prices and Reply Amounts of the Term Loans as are specified by the Lenders, the Administrative Agent in consultation with such Purchaser, will determine the applicable discount (the “Applicable Discount”) which will be the lower of (i) the lowest Acceptable Price at which such Purchaser can complete the Purchase for the entire Term Loan Purchase Amount and (ii) in the event that the aggregate Reply Amounts relating to such Purchase Notice are insufficient to allow such Purchaser to complete a purchase of the entire Term Loan Purchase Amount, the highest Acceptable Price that is less than or equal to the Offer Price;

(d) such Purchaser shall purchase Term Loans from each Lender with one or more Acceptable Prices that are equal to or less than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount (such Term Loans being referred to as “Qualifying Loans” and such Lenders being referred to as “Qualifying Lenders”), subject to clauses (e), (f), (g) and (h) below;

(e) such Purchaser shall purchase the Qualifying Loans offered by the Qualifying Lenders at the Applicable Discount; provided that if the aggregate principal amount required to purchase the Qualifying Loans would exceed the Term Loan Purchase Amount, such Purchaser shall purchase Qualifying Loans ratably based on the aggregate principal amounts of all such Qualifying Loans tendered by each such Qualifying Lender;

(f) the Purchase shall be consummated pursuant to and in accordance with Section 14.07 and, to the extent not otherwise provided herein, shall otherwise be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, interest periods, and other notices by such Purchaser) reasonably acceptable to the Administrative Agent (provided that, subject to the proviso of subsection (g) of this definition, such Purchase shall be required to be consummated no later than five Business Days after the time that Return Bids are required to be submitted by Lenders pursuant to the applicable Purchase Notice);

(g) upon submission by a Lender of a Return Bid, subject to the foregoing clause (f), such Lender will be irrevocably obligated to sell the entirety or its pro rata portion (as applicable pursuant to clause (e) above) of the Reply Amount at the Applicable Discount plus accrued and unpaid interest through the date of purchase to such Purchaser pursuant to Section 14.07 and as otherwise provided herein; provided that as long as no Return Bids have been submitted each Purchaser may rescind its Purchase Notice by notice to the Administrative Agent; and

(h) purchases by a Permitted Auction Purchaser of Qualifying Loans shall result in the immediate cancellation of such Qualifying Loans.

10

EXHIBIT E

FORM OF GUARANTEE

[Attached Under Separate Cover]

EXHIBIT F

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of [ , 20_] (this “Agreement”), by and among [NEW LOAN LENDERS] (each, a “New Loan Lender” and, collectively, the “New Loan Lenders”), McJunkin Red Man Corporation, a Delaware corporation (the “Borrower”) and Bank of America, N.A., as Administrative Agent.

RECITALS:

WHEREAS, reference is hereby made to the Term Loan Credit Agreement, dated as of November 9, 2012 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, MRC Global Inc., a Delaware corporation, the Subsidiary Guarantors named therein, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and U.S. Bank National Association, as Collateral Trustee (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Term Loan Lenders, as applicable;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each New Loan Lender party hereto hereby agrees to commit to provide its respective New Term Loan Commitment, as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

Each New Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other New Loan Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes (x) the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (y) the Collateral Trustee to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Collateral Trustee by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a New Term Loan Lender.

Each New Loan Lender hereby agrees to make its respective Commitment on the following terms and conditions:1

Applicable Margin. The Applicable Margin for each Series [_] New Term Loan shall mean, as of any date of determination, a percentage per annum as set forth below plus the pricing premium, if any, less the pricing reduction, if any, in each case as set forth below:

Series [_] New Term Loans

Total Leverage Ratio	LIBOR Loans	ABR Loans
__:__	%	%

Principal Payments. The Borrower shall make principal payments on the Series [_] New Term Loans in installments on the dates and in the amounts set forth below:

(A) Payment Date	(B) Scheduled Repayment of Series [_] New Term Loans
	$	___________
	$	___________
	$	___________
	$	___________
	$	___________
	$	___________
	$	___________
	$	___________
	$	___________
	$	___________
	$	___________
	$	___________

Voluntary and Mandatory Prepayments. Scheduled installments of principal of the Series [_] New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Series [__] New Term Loans in accordance with Sections 5.01 and 5.02 of the Credit Agreement, respectively.

Other Fees. Borrower agrees to pay each New Term Loan Lender its Pro Rata Share of an aggregate fee equal to [            ] on [            , __].

Proposed Borrowing. This Agreement represents Borrower’s request to borrow Series [__] New Term Loans from the New Term Loan Lenders as follows (the “Proposed Borrowing”):

[1]	Insert completed items 1-7 as applicable, with respect to New Term Loans with such modifications as may be agreed to by the parties hereto to the extent consistent with the Credit Agreement.

Business Day of Proposed Borrowing:                ,

Amount of Proposed Borrowing: $

Interest rate option:

ABR Loan(s)

LIBOR Loans with an initial Interest Period of              month(s)

[New Loan Lenders. Each New Loan Lender acknowledges and agrees that upon its execution of this Agreement and the making of Series [__] New Term Loans, that such New Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.]2

Credit Agreement Governs. Except as set forth in this Agreement, the New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

Borrower Certifications. By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and Borrower hereby certifies that:

[(a) The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;]3

[(a) The proceeds of the New Term Loans will be used to finance a Permitted Acquisition under the Credit Agreement;

(b) The representations and warranties contained in Section 8.01, 8.02, 8.03, 8.05, 8.07, 8.17, 8.18, 8.19, 8.20 and 8.21 of the Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;]4

[(b)] No event has occurred and is continuing or would result from the consummation of the Proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default; and

[2]	Insert bracketed language if the lending institution is not already a Lender.
[3]	Insert bracketed language if the new loans will not be used to finance a Permitted Acquisition.
[4]	Insert bracketed language if the new loans will be used to finance a Permitted Acquisition.

[(c)] Borrower has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

Borrower Covenants. By its execution of this Agreement, Borrower hereby covenants that:

[Such Borrower shall make any payments required pursuant to Section 2.11 of the Credit Agreement in connection with the New Term Credit Commitments]5; and

Such Borrower shall deliver or cause to be delivered the following legal opinions and documents: [                ], together with all other legal opinions and other documents reasonably requested by the Administrative Agent in connection with this Agreement.

Notice. For purposes of the Credit Agreement, the initial notice address of each New Loan Lender shall be as set forth below its signature below.

Tax Forms. For each relevant New Loan Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence as such New Loan Lender may be required to deliver to the Administrative Agent pursuant to Section 5.04 of the Credit Agreement.

Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the Series [_] New Term Loans, made by each New Loan Lender in the Register.

Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as would be enforceable.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[5]	Select this provision in the circumstance where the Lender is a New Term Loan Lender.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [            , 20_].

[NEW LENDER]

By:
Name:
Title:

Notice Address:
Attention:
Telephone:
Facsimile:

MCJUNKIN RED MAN CORPORATION

By:
Name:
Title:

Consented to by:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

SCHEDULE A

TO JOINDER AGREEMENT

Name of New Loan Lender	Type of Commitment	Amount
[_______________]	New Term Loan Commitment	$__________
[_______________]	New Term Loan Commitment	$__________

Total: $__________

EXHIBIT G

FORM OF MORTGAGE

[See Attached]

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT

OF RENTS AND LEASES AND FIXTURE FILING

by and from

[•],

“Grantor”

to

[•],

“Trustee”

for the benefit of

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Trustee,

“Beneficiary”

Dated as of [•]

Location: [•]

Municipality: [•]

State: [•]

PREPARED BY, RECORDING REQUESTED BY,

AND WHEN RECORDED MAIL TO:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Real Estate Department

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT

OF RENTS AND LEASES AND FIXTURE FILING

This DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING, dated as of [•] (this “Deed of Trust”), by and from [•], a [•], with an address at [•] (“Grantor”), to [•], [an individual], with an address of [•], as trustee (“Trustee”) for the benefit of U.S. BANK NATIONAL ASSOCIATION, with an address at [•], as Collateral Trustee for the Lenders (in such capacity, together with any successor collateral trustee appointed pursuant to [Section 6.2] of the Collateral Trust Agreement, the “Beneficiary”) under the Credit Agreement.

RECITALS:

WHEREAS, reference is made to (a) that certain Term Loan Credit Agreement dated as of November 9, 2012 (the “Credit Agreement”), among MCJUNKIN RED MAN CORPORATION, a Delaware corporation, (the “Borrower”), MRC GLOBAL, INC., a Delaware corporation, each Subsidiary Guarantor from time to time party thereto, the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee, GOLDMAN SACHS CREDIT PARTNERS L.P., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, BARCLAYS BANK PLC, and WELLS FARGO SECURITIES, LLC, as Joint Lead Arrangers and Joint Bookrunners, KEY BANK NATIONAL ASSOCIATION and SUNTRUST ROBINSON HUMPHREY, INC., as Co-Managers, WELLS FARGO SECURITIES, LLC, as Documentation Agent, and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and BARCLAYS BANK PLC, as Co-Syndication Agents and (b) that certain Collateral Trust Agreement dated as of [•] (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”) by and among the CREDIT PARTIES, the REVOLVING CREDIT COLLATERAL AGENT, the COLLATERAL TRUSTEE and the other SECURED DEBT REPRESENTATIVES (as defined therein); and

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders as set forth in the Credit Agreement, Grantor has agreed, subject to the terms and conditions hereof and of each other Credit Document, to secure the Obligations under the Credit Documents as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Beneficiary and Grantor agree as follows:

SECTION 1. DEFINITIONS

1.1 Definitions. Capitalized terms used herein (including the recitals hereto) not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In addition, as used herein, the following terms shall have the following meanings:

“Beneficiary” has the meaning specified in the Preamble.

“Borrower” has the meaning specified in the Recitals.

“Collateral Trust Agreement” has the meaning specified in the Recitals.

“Credit Agreement” has the meaning specified in the Recitals.

“Deed of Trust” has the meaning specified in the Preamble.

“Grantor” has the meaning specified in the Preamble.

“Hedge Agreements” means Hedge Agreements as defined under the Credit Agreement to the extent such Hedge Agreements constitute Obligations.

“Indebtedness” means all obligations and liabilities of every nature of the Credit Parties (including incremental facilities, if any, that may be advanced on the date hereof or on a later date) now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Credit Documents, and any Hedge Agreement, in each case together with all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to a Credit Party, would accrue on such obligations, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), payments for early termination of Hedge Agreements, fees, reasonable expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from a Credit Party, any Lender as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantor now or hereafter existing under this Deed of Trust.

“Intercreditor Agreement” means that certain Third Amended and Restated Intercreditor Agreement dated as of November [•], 2012 among the Borrower, the guarantors party thereto, Bank of America, N.A. in its capacity as collateral agent for the Revolving Credit Lenders referenced therein and U.S. Bank National Association, in its capacity as collateral trustee for the Lenders, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

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“Lender” has the meaning specified in the Recitals.

“Mortgaged Property” means all of Grantor’s interest in the real property described in Exhibit A, together with any greater estate therein as hereafter may be acquired by Grantor (the “Land”); all improvements now owned or hereafter acquired by Grantor, now or at any time situated, placed or constructed upon the Land (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”); all right, title and interest of Grantor in and to all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”); all right, title and interest of Grantor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Grantor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”); all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Grantor with respect to the Mortgaged Property (the “Deposit Accounts”); all right, title and interest of Grantor in and to, as landlord or licensor, all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person (other than Grantor) a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits to the extent transferable without consent and without violating the terms thereof (the “Leases”); all right, title and interest of Grantor in and to all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”); all right, title and interest in Grantor in and to all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”); all rights, title and interest of Grantor in and to all privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing; all rights, title and interest of Grantor in and to all property tax refunds (the “Tax Refunds”) except as herein and in the Credit Agreement provided to the contrary; all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”); all insurance policies, unearned premiums

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therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the “Insurance”); and all of Grantor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”) except as herein and in the Credit Agreement provided to the contrary. As used in this Deed of Trust, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

“Required Obligees” has the meaning specified in Section 8 of this Deed of Trust.

“Trustee” has the meaning specified in the Preamble.

“UCC” means the Uniform Commercial Code of New York or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

1.2 Interpretation. References to “Sections” shall be to Sections of this Deed of Trust unless otherwise specifically provided. Section headings in this Deed of Trust are included herein for convenience of reference only and shall not constitute a part of this Deed of Trust for any other purpose or be given any substantive effect. The rules of construction set forth in Section 1.02 of the Credit Agreement shall be applicable to this Deed of Trust mutatis mutandis. If any conflict or inconsistency exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern.

SECTION 2. GRANT

To secure the full and timely payment and performance of the Obligations, Grantor TRANSFERS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Trustee, in trust, with power of sale, the Mortgaged Property, subject, however, to Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property for the benefit and security of Beneficiary, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee for the benefit and security of Beneficiary for so long as any of the Obligations remain outstanding; provided that the Mortgaged Property shall be released from the lien of this Deed of Trust in the manner and at the time provided in Section 3.3.

SECTION 3. WARRANTIES, REPRESENTATIONS AND COVENANTS

3.1 Title. Grantor represents and warrants to Beneficiary that (i) Grantor owns the Mortgaged Property free and clear of any Liens, claims or interests, except the Permitted Liens, and (ii) this Deed of Trust, upon appropriate recording thereof in the applicable jurisdiction, creates valid, enforceable first priority liens and security interests against the Mortgaged Property, subject to Permitted Liens.

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3.2 First Lien Status. Subject to Permitted Liens, Grantor shall preserve and protect the first lien and security interest status of this Deed of Trust and the other Credit Documents. If any Lien other than a Permitted Lien is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (i) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (ii) pay the underlying claim in full or take such other action so as to cause it to be released.

3.3 Payment and Performance. Grantor shall pay the Indebtedness when due under the Credit Documents and shall perform the Obligations in full when they are required to be performed as required under the Credit Documents. Upon payment and discharge of all Indebtedness secured by this Deed of Trust, this Deed of Trust shall become null and void and Beneficiary shall release this Deed of Trust without charge to Grantor. Grantor shall pay all costs of recordation, if any, and Beneficiary’s costs of preparing and/or reviewing any documentation required for the release of the Deed of Trust.

3.4 Replacement of Fixtures and Personalty. Grantor shall not permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements other than in accordance with the Credit Agreement.

3.5 Covenants Running with the Land. All Obligations contained in this Deed of Trust are intended by Grantor and Beneficiary to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, “Grantor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Credit Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary. In addition, all of the covenants of Grantor in any Credit Document party thereto are incorporated herein by reference.

3.6 Condemnation Awards and Insurance Proceeds. Except to the extent otherwise allowed or provided by the Credit Agreement, Grantor (i) assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Beneficiary and authorizes Beneficiary at any time after and during the continuance of an Event of Default to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, (ii) assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, (iii) authorizes Beneficiary at any time after and during the continuance of an Event of Default to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly.

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3.7 Change in Tax Law. Upon the enactment of or change in (including, without limitation, a change in interpretation of) any applicable law (i) deducting or allowing Grantor to deduct from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon or (ii) subjecting Beneficiary or any of the Lenders to any tax or changing the basis of taxation of mortgages, deeds of trust, or other liens or debts secured thereby, or the manner of collection of such taxes, in each such case, so as to affect this Deed of Trust, the Indebtedness or Beneficiary, and the result is to increase the taxes imposed upon or the cost to Beneficiary of maintaining the Indebtedness, or to reduce the amount of any payments receivable hereunder, then, and in any such event, Grantor shall, on demand, pay to Beneficiary and the Lenders additional amounts to compensate for such increased costs or reduced amounts, provided that if any such payment or reimbursement shall be unlawful, or taxable to Beneficiary, or would constitute usury or render the Indebtedness wholly or partially usurious under applicable law, then Grantor shall pay or reimburse Beneficiary or the Lenders for payment of the lawful and non-usurious portion thereof.

3.8 Mortgage Tax. Grantor shall (i) pay when due any documentary, revenue and other stamp, recording and mortgage recording tax imposed upon it or upon Beneficiary or any Lender pursuant to the tax law of the state in which the Mortgaged Property is located in connection with the execution, delivery and recordation of this Deed of Trust, and (ii) execute and cause to be filed any form required to be executed and filed in connection therewith.

3.9 Reduction of Secured Amount. In the event that the amount secured by this Deed of Trust is less than the Indebtedness, then the amount secured shall be reduced only by the last and final sums that Grantor repays with respect to the Indebtedness and shall not be reduced by any intervening repayments of the Indebtedness unless arising from the Mortgaged Property. So long as the balance of the Indebtedness exceeds the amount secured, any payments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Deed of Trust. Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are secured by other collateral located outside of the state in which the Mortgaged Property is located or as are unsecured.

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SECTION 4. DEFAULT AND FORECLOSURE

4.1 Remedies. Upon and during the continuance of an Event of Default, Beneficiary may at Beneficiary’s election, exercise any or all of the following rights, remedies and recourses (which are in addition to all rights and remedies available under the Credit Agreement and the Pledge Agreement and subject to any rights of Grantor thereunder): (i) declare the Indebtedness to be immediately due and payable, pursuant to, subject to the terms of, and in accordance with the Credit Agreement without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable; (ii) with notice to Grantor, enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon; (iii) if Grantor remains in possession of the Mortgaged Property after an Event of Default occurs and is continuing and without Beneficiary’s prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor; (iv) hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Beneficiary in connection therewith in accordance with the provisions hereof; and (v) institute proceedings for the complete foreclosure of this Deed of Trust, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Grantor and Beneficiary agree that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary may be a purchaser at such sale and if Beneficiary is the highest bidder, Beneficiary may credit the portion of the purchase price that would be distributed to Beneficiary against the Indebtedness in lieu of paying cash. In the event this Deed of Trust is foreclosed by judicial action, appraisement of the Mortgaged Property is waived and Beneficiary may make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions hereof; and/or exercise all other rights, remedies and recourses granted under the Credit Documents or otherwise available at law or in equity.

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4.2 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Beneficiary in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

4.3 Remedies Cumulative, Concurrent and Nonexclusive. Beneficiary shall have all rights, remedies and recourses granted in the Credit Documents and available at law or equity (including the UCC), which rights (i) shall be cumulated and concurrent, (ii) may be pursued separately, successively or concurrently against Grantor or others obligated under the Credit Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary, (iii) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (iv) are intended to be, and shall be, nonexclusive. No action by Beneficiary in the enforcement of any rights, remedies or recourses under the Credit Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

4.4 Release of and Resort to Collateral. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Credit Documents or their status as a first priority lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

4.5 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, except as may be expressly required hereunder or in the other Credit Documents, all notices of any Event of Default or of Beneficiary’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Credit Documents, and any right to a marshalling of assets or a sale in inverse order of alienation.

4.6 Discontinuance of Proceedings. If Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Grantor and Beneficiary shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Credit Documents, the Mortgaged Property

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and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary thereafter to exercise any right, remedy or recourse under the Credit Documents for such Event of Default.

4.7 Application of Proceeds. After and during the continuance of an Event of Default, the proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Beneficiary (or the receiver, if one is appointed) in accordance with Section 12.02 of the Credit Agreement.

4.8 Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof will divest all right, title and interest of Grantor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

4.9 Additional Advances and Disbursements; Costs of Enforcement. Upon and during the continuance of any Event of Default, Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and reasonable expenses incurred at any time by Beneficiary under this Section, or otherwise under this Deed of Trust or any of the other Credit Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Deed of Trust. Grantor shall pay all reasonable out of pocket expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Credit Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Deed of Trust and the other Credit Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise in accordance with Section [7.10] of the Collateral Trust Agreement.

4.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Section, the assignment of the Rents and Leases under Section 5, the security interests under Section 6, nor any other remedies afforded to Beneficiary under the Credit Documents, at law or in equity shall cause Beneficiary to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Beneficiary to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

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4.11 Waiver of Stay, Moratorium and Similar Rights. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Indebtedness secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary.

SECTION 5. ASSIGNMENT OF RENTS AND LEASES

5.1 Assignment. In furtherance of and in addition to the assignment made by Grantor herein, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing, Grantor shall have a revocable license from Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice by Beneficiary (any such notice being hereby expressly waived by Grantor).

5.2 Perfection Upon Recordation. Grantor acknowledges that Beneficiary has taken all actions necessary to obtain, and that upon recordation of this Deed of Trust in the applicable jurisdiction, Beneficiary shall have, to the extent permitted under applicable law and subject to Permitted Liens, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Grantor acknowledges and agrees that upon recordation of this Deed of Trust Beneficiary’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Grantor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

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5.3 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor and Beneficiary agree that (i) this Deed of Trust shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (ii) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (iii) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

5.4 No Merger of Estates. So long as any part of the Indebtedness or the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any tenant or any third party by purchase or otherwise.

SECTION 6. SECURITY AGREEMENT

6.1 Security Interest. This Deed of Trust constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to all of Grantor’s right, title and interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Grantor grants to Beneficiary a first and prior security interest, subject to Permitted Liens, in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Grantor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Grantor.

6.2 Financing Statements. Grantor hereby authorizes Beneficiary to file, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary’s security interest hereunder and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

6.3 Fixture Filing. This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Grantor) and Secured Party (Beneficiary) as set forth in the first paragraph of this Deed of Trust.

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SECTION 7. ATTORNEY-IN-FACT

Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, effective upon and during the continuance of an Event of Default (i) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (ii) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Fixtures, Personalty, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (iii) to prepare, execute and file or record applications for registration and like papers (other than UCC filings, which no longer require execution by the debtor) reasonably necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Mortgaged Property and (iv) while any Event of Default exists and is continuing, to perform any obligation of Grantor hereunder; provided, (a) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (b) any sums advanced by Beneficiary in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (c) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (d) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

SECTION 8. BENEFICIARY AS AGENT

Beneficiary has been appointed to act as Beneficiary hereunder by Lenders pursuant to Section 13.01 of the Credit Agreement. Beneficiary shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Mortgaged Property), solely in accordance with this Deed of Trust, the Credit Agreement and the Collateral Trust Agreement; provided, Beneficiary shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of (i) Required Lenders, or (ii) after payment in full of all Obligations under the Credit Agreement and the other Credit Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination

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payments then due) under such Hedge Agreement) under all Hedge Agreements (Required Lenders or, if applicable, such holders being referred to herein as “Required Obligees”). In furtherance of the foregoing provisions of this Section, each Lender, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Mortgaged Property, it being understood and agreed by such Lender that all rights and remedies hereunder may be exercised solely by Beneficiary for the benefit of Lenders in accordance with the terms of this Section. Beneficiary shall at all times be the same Person that is Collateral Trustee under the Credit Agreement. Written notice of resignation by Collateral Trustee pursuant to terms of the Credit Agreement shall also constitute notice of resignation as Beneficiary under this Deed of Trust; removal of Collateral Trustee pursuant to the terms of the Credit Agreement shall also constitute removal as Beneficiary under this Deed of Trust; and appointment of a successor Collateral Trustee pursuant to the terms of the Credit Agreement shall also constitute appointment of a successor Beneficiary under this Deed of Trust. Upon the acceptance of any appointment as Collateral Trustee under the terms of the Credit Agreement by a successor Collateral Trustee, that successor Collateral Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Beneficiary under this Deed of Trust, and the retiring or removed Beneficiary under this Deed of Trust shall promptly (i) transfer to such successor Beneficiary all sums, securities and other items of Mortgaged Property held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Beneficiary under this Deed of Trust, and (ii) execute and deliver to such successor Beneficiary such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Beneficiary of the security interests created hereunder, whereupon such retiring or removed Beneficiary shall be discharged from its duties and obligations under this Deed of Trust. After any retiring or removed Collateral Trustee’s resignation or removal hereunder as Beneficiary, the provisions of this Deed of Trust shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was Beneficiary hereunder. Every deed, mortgage, discharge, release or satisfaction thereof or other instrument or document executed or action taken by any entity or representative thereof last appearing from the public records with which this Deed of Trust has been filed to be the Beneficiary hereunder shall be conclusive evidence in favor of every person or entity relying thereon or claiming thereunder that at the time of the delivery thereof or of the taking of such action, such instrument or document or other action taken was valid, binding, effective and legally enforceable.

15

SECTION 9. MISCELLANEOUS

9.1 Notices, etc. Any notice required or permitted to be given under this Deed of Trust shall be given in accordance with Section [7.7] of the Collateral Trust Agreement. No failure or delay on the part of Beneficiary in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Deed of Trust and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Deed of Trust shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Subject to the provisions of the Credit Agreement, all covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder. Upon payment in full of the Indebtedness and performance in full of the Obligations Beneficiary, at Grantor’s expense, shall release the liens and security interests created by this Deed of Trust and reconvey the Mortgaged Property to Grantor. This Deed of Trust and the other Credit Documents embody the entire agreement and understanding between Beneficiary and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

9.2 GOVERNING LAW. THE PROVISIONS OF THIS DEED OF TRUST REGARDING THE CREATION, VALIDITY, PERFECTION, ENFORCEMENT AND FORECLOSURE OF THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED (WITHOUT REGARD TO SUCH STATE’S CONFLICTS OF LAWS PRINCIPLES). ALL OTHER PROVISIONS OF THIS DEED OF TRUST AND THE RIGHTS AND OBLIGATIONS OF GRANTOR AND BENEFICIARY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

9.3 Subrogation. To the extent proceeds of the Indebtedness have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Beneficiary shall be subrogated to all of the rights, Liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, Liens and interests, if any, are not waived, but are continued in full force and effect in favor of Beneficiary.

16

9.4 Conflicts. Notwithstanding anything herein to the contrary, the Lien and security interest granted in favor of the Beneficiary pursuant to this Deed of Trust and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Deed of Trust, the terms of the Intercreditor Agreement shall govern and control. If any conflict or inconsistency exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern and control. If any conflict or inconsistency exists between this Deed of Trust and the Collateral Trust Agreement, the Collateral Trust Agreement shall govern and control. The provisions of this Deed of Trust governing the creation, validity, perfection and enforcement and foreclosure of this Deed of Trust shall apply in accordance with their terms.

9.5 Waiver of Stay, Moratorium and Similar Rights. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the indebtedness secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary.

SECTION 10. LOCAL LAW PROVISIONS

[TO COME]

[NO FURTHER TEXT ON THIS PAGE]

17

IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgment hereto, effective as of the date first above written, caused this instrument to be duly executed and delivered by authority duly given.

WITNESSES:	[•],a
[•]

By:
Print Name:	Name:
Title:

Print Name:

STATE OF __________                    §

                                                             §

COUNTY OF                                     §

This instrument was acknowledged before me on                     , 2012, by                     , the              of [•], a [•], on behalf of said [corporation].

Notary Public, State of

2

EXHIBIT H

FORM OF PROMISSORY NOTE

(TERM LOANS)

$______________________	[City], [State] [__], 2012

FOR VALUE RECEIVED, McJunkin Red Man Corporation, a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of Term Lender or its registered assign (the “Term Lender”), at the Administrative Agent’s Office or such other place as Bank of America, N.A. (the “Administrative Agent”) shall have specified, in immediately available funds, in accordance with Section 5.03 of the Credit Agreement (as defined below; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement) on the Term Loan Maturity Date the principal amount of [            ] Dollars ($[        ]) or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower as Term Loan Loans pursuant to the Credit Agreement. The Borrower further unconditionally promises to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.08 of the Credit Agreement.

This promissory note (this “Note”) is one of the promissory notes referred to in Sections 2.05(d) and 14.07 of the Term Loan Credit Agreement, dated as of November 9, 2012 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, MRC Global Inc., the Subsidiary Guarantors named therein, the lending institutions from time to time parties thereto, (each a “Lender” and, collectively, the “Lenders”) Bank of America, N.A., as Administrative Agent and U.S. Bank National Association, as Collateral Trustee. This Note is subject to, and the Term Lender is entitled to the benefits of, the provisions of the Credit Agreement, and the Term Loans evidenced hereby are guaranteed and secured as provided therein and in the other Credit Documents. The Term Loans evidenced hereby are subject to prepayment prior to the Term Loan Maturity Date, in whole or in part, as provided in the Credit Agreement.

The Borrower and all other parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest, notice of any kind whatsoever and, to the full extent permitted by applicable law, the right to plead any statute of limitations as a defense to any demand hereunder, in connection with this Note. No failure to exercise and no delay in exercising, on the part of any Administrative Agent or the Term Lender, any right, remedy, power or privilege hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by any

Administrative Agent or the Term Lender of any right, remedy, power or privilege hereunder or under any Credit Document on any one occasion shall not be construed as a bar to any right or remedy that any Administrative Agent or the Term Lender would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.

All payments in respect of the principal of and interest on this Note shall be made to the Person recorded in the Register as the holder of this Note, as described more fully in Section 14.07(b) of the Credit Agreement, and such Person shall be treated as the Term Lender hereunder for all purposes of the Credit Agreement.

Except as otherwise set forth in the Credit Agreement, no reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND THE TERM LENDER HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(Signature Page Follows)

4

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

MCJUNKIN RED MAN CORPORATION

By:
Name:
Title:

[Signature Page to Promissory Note]

TRANSACTIONS ON TERM LOAN NOTE

Date	Amount of Term Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

[Signature Page to Promissory Note]

EXHIBIT I

FORM OF PERFECTION CERTIFICATE

[See Attached]

Execution Version

PERFECTION CERTIFICATE

Reference is hereby made to (i) that certain Security Agreement dated as of November 9, 2012 (the “Security Agreement”), among MRC GLOBAL INC., a Delaware corporation (“Parent”), MCJUNKIN RED MAN CORPORATION, a Delaware corporation (the “Borrower”), GREENBRIER PETROLEUM CORPORATION, a West Virginia corporation (“Greenbrier”), MCJUNKIN RED MAN DEVELOPMENT CORPORATION, a Delaware corporation (“Development”), MIDWAY – TRISTATE CORPORATION, a New York corporation (“Midway”), MILTON OIL & GAS COMPANY, a West Virginia corporation (“Milton”), MRC MANAGEMENT COMPANY, a Delaware corporation (“Management”), RUFFNER REALTY COMPANY, a West Virginia corporation (“Ruffner”), and THE SOUTH TEXAS SUPPLY COMPANY, INC., a Texas corporation (“South Texas” and, together with Greenbrier, McJunkin Development, Midway, Milton, Management, and Ruffner, the “Subsidiary Guarantors”, the Subsidiary Guarantors together with the Parent, the “Guarantors”), and U.S. BANK NATIONAL ASSOCIATION, as collateral trustee (“Collateral Trustee”), and (ii) that certain Pledge Agreement, dated as of November 9, 2012 (the “Pledge Agreement”), among the Borrower, the Guarantors and the Collateral Trustee. Capitalized terms used but not defined herein have the meanings assigned in the Security Agreement.

As used herein, the term “Companies” means, collectively, the Borrower and each Guarantor.

The undersigned hereby certify to the Collateral Trustee as follows:

1. Names. (a) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number of each Company and the jurisdiction of formation of each Company.

(b) Set forth in Schedule 1(b) hereto is any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.

(c) Set forth in Schedule 1(c) is a list of all other names (including trade names or similar appellations) used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time in the past five years. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.

2. Current Locations. (a) The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.

(b) Set forth in Schedule 2(b) are all locations where each Company maintains any books or records relating to any Collateral.

(c) Set forth in Schedule 2(c) hereto are all locations owned or leased by a Company where any Company maintains any of the Collateral consisting of inventory or equipment.

(d) Set forth in Schedule 2(d) hereto are the names and addresses of all persons or entities other than each Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment having an aggregate value in excess of $1,000,000 with respect to each Company.

3. Extraordinary Transactions. Within the last five years, except for those purchases and acquisitions in excess of $50,000 and other transactions described on Schedule 3 attached hereto all of the Collateral has been acquired by each Company in the ordinary course of business.

4. File Search Reports. Attached hereto as Schedule 4 is a true and accurate summary of file search reports from (a) the Uniform Commercial Code filing offices in each jurisdiction identified in Section 1(a) with respect to each legal name set forth in Section 1 and (b) each filing officer in each real estate recording office identified on Schedule 7(a) with respect to real estate on which Collateral consisting of fixtures is or is to be located. A true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports has been delivered to the Collateral Trustees.

5. UCC Filings. Financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached hereto as Schedule 5 have been prepared for filing in the proper Uniform Commercial Code filing offices in the jurisdictions identified in Schedule 6 hereof.

6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 5, (ii) the appropriate filing offices for the filings described in Schedule 11(c) and (iii) any other actions required to create, preserve, protect and perfect the security interests in the Collateral that may be perfected by filing the financing statements attached hereto as Schedule 5 or the filings described in Schedule 11(c) granted to the Collateral Trustee pursuant to the Security Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Collateral that may be perfected by filing the financing statements attached hereto as Schedule 5 or the filings described in Schedule 11(c) granted to the Collateral Trustee pursuant to the Security Documents.

7. Real Property. Attached hereto (a) as Schedule 7(a) is a list of all real property owned by each Company as of the Closing Date and, for each Mortgaged Property, filing offices for Mortgages as of the Closing Date, (b) as Schedule 7(b) is a list of all leased real property held by each Company and (c) as Schedule 7(c) is a list of all leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements to which any Company is party as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 7(a).

8. Termination Statements. Attached hereto as Schedule 8(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 8(b) hereto with respect to each Lien described therein.

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9. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 9 is a true and correct list of each of (i) all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests, and (ii) each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made.

10. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 10 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness having a principal amount in excess of $5,000,000 held by each Company as of the closing date, including all intercompany notes between or among any two or more Companies.

11. Intellectual Property. (a) Attached hereto as Schedule 11(a) is a schedule setting forth all of each Company’s Patents, Patent Licenses, Trademarks and Trademark Licenses (each as defined in the Security Agreement) registered with the United States Patent and Trademark Office, and all other Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner and the registration number of each Patent, Patent License, Trademark and Trademark License owned by each Company. Attached hereto as Schedule 11(b) is a schedule setting forth all of each Company’s United States Copyrights and Copyright Licenses (each as defined in the Security Agreements), and all other Copyrights and Copyright Licenses, except in each case for those constituting commercially available software having a replacement value of less than $100,000, including the name of the registered owner and the registration number of each Copyright or Copyright License owned by each Company.

(b) Attached hereto as Schedule 11(c) in proper form for filing with the United States Patent and Trademark Office and United States Copyright Office are the filings necessary to preserve, protect and perfect the security interests in the United States Trademarks, Trademark Licenses, Patents, Patent Licenses, Copyrights and Copyright Licenses set forth on Schedule 11(a) and Schedule 11(b), including duly signed copies of each of the Patent Security Agreement, Trademark Security Agreement and the Copyright Security Agreement, as applicable.

12. Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) in excess of $1,000,000 held by each Company, including a brief description thereof.

13. Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 13 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the Security Agreement) maintained by each Company, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

14. Letter-of-Credit Rights. Attached hereto as Schedule 14 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder except for Letters of Credit which have a maximum available amount not exceeding $500,000 in the aggregate for all Companies.

[The remainder of this page has been intentionally left blank]

4

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first written above.

MRC GLOBAL INC.

By:
Name:
Title:

MCJUNKIN RED MAN CORPORATION

By:
Name:
Title:

GREENBRIER PETROLEUM CORPORATION

By:
Name:
Title:

MCJUNKIN RED MAN DEVELOPMENT CORPORATION

By:
Name:
Title:

MIDWAY – TRISTATE CORPORATION

By:
Name:
Title:

[Perfection Certificate]

MILTON OIL & GAS COMPANY

By:
Name:
Title:

MRC MANAGEMENT COMPANY

By:
Name:
Title:

RUFFNER REALTY COMPANY

By:
Name:
Title:

THE SOUTH TEXAS SUPPLY COMPANY, INC.

By:
Name:
Title:

6

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	State of Formation
MRC Global Inc.	Corporation	Yes	4254945	20-5956993	Delaware

McJunkinRed Man Corporation	Corporation	Yes	4836117	55-0229830	Delaware

McJunkin Red Man Development Corporation	Corporation	Yes	3646137	55-0825430	Delaware

MRC Management Company	Corporation	Yes	4471792	26-1570465	Delaware

Midway-Tristate Corporation	Corporation	Yes	B684326	13-3503059	New York

Greenbrier Petroleum Corporation	Corporation	Yes	N/A	55-0566559	West Virginia

Milton Oil & Gas Company	Corporation	Yes	N/A	55-0547779	West Virginia

Ruffner Realty Company	Corporation	Yes	N/A	55-0547777	West Virginia

The South Texas Supply Company, Inc.	Corporation	Yes	1426568-00	74-2804317	Texas

8

Schedule 1(b)

Prior Organizational Names

Company	Prior Name	Date of Change
MRC Global Inc.	McJ Holding Corporation	October 31, 2007
	McJunkin Red Man Holding Corporation	January 10, 2012

McJunkin Red Man Corporation	McJunkin Corporation	October 31, 2007

McJunkin Red Man Development Corporation	McJunkin Development Corporation	October 31, 2007

MRC Management Company	MRM West Virginia Management Company	December 29, 2008

Schedule 1(c)

Changes in Corporate Identity; Other Names

Company	Corporate Name of Entity	Date	State of Formation	List of All Other Names Used During Past Five Years
McJunkin Red Man Corporation	Hg Acquisition Corp	January 31, 2007	West Virginia	N/A

	Piedmont Farms, Inc.	December 28, 2007	West Virginia	N/A

	McJunkin Appalachian Oilfield Supply Company	December 31, 2007	Delaware	N/A

	West Oklahoma PVF Company	April 29, 2009	Delaware	N/A

	Red Man Pipe & Supply Co.	May 29, 2009	Oklahoma	N/A

	WESCO Acquisition Partners, Inc.	June 1, 2009	Texas	N/A

	McJunkin Receivables Corporation	June 1, 2009	Delaware	N/A

	LBPS Holding Company	January 20, 2010	Delaware	N/A

	LaBarge Pipe & Steel	January 21, 2010	Missouri	N/A

	McJunkin Red Man Corporation	June 15, 2010	West Virginia	N/A

	McJunkin - West Africa Corporation	July 29, 2011	Delaware	N/A

	McJunkin - Puerto Rico Corporation	July 29, 2011	Delaware	N/A

	McJunkin Nigeria Limited	July 29, 2011	Delaware	N/A

MRC Management Company	MRM Oklahoma Management LLC	July 29, 2011	Delaware	N/A

Schedule 2(a)

Chief Executive Offices

Company	Address	County	State
MRC Global Inc.	2 Houston Center, 909 Fannin, Suite 3100, Houston, TX 77010	Harris County	Texas

McJunkin Red Man Corporation	2 Houston Center, 909 Fannin, Suite 3100, Houston, TX 77010	Harris County	Texas

McJunkin Red Man Development Corporation	2 Houston Center, 909 Fannin, Suite 3100, Houston, TX 77010	Harris County	Texas

MRC Management Company	2 Houston Center, 909 Fannin, Suite 3100, Houston, TX 77010	Harris County	Texas

Midway-Tristate Corporation	2 Houston Center, 909 Fannin, Suite 3100, Houston, TX 77010	Harris County	Texas

Greenbrier Petroleum Corporation	2 Houston Center, 909 Fannin, Suite 3100, Houston, TX 77010	Harris County	Texas

Milton Oil & Gas Company	2 Houston Center, 909 Fannin, Suite 3100, Houston, TX 77010	Harris County	Texas

Company	Address	County	State
Ruffner Realty Company	2 Houston Center, 909 Fannin, Suite 3100, Houston, TX 77010	Harris County	Texas

The South Texas Supply Company, Inc.	2 Houston Center, 909 Fannin, Suite 3100, Houston, TX 77010	Harris County	Texas

Schedule 2(b)

Location of Books

Company/Subsidiary	Address	County	State
MRC Global Inc.	2 Houston Center, 909 Fannin, Suite 3100, Houston, TX 77010	Harris County	Texas

McJunkin Red Man Corporation	2 Houston Center, 909 Fannin, Suite 3100, Houston, TX 77010	Harris County	Texas

McJunkin Red Man Development Corporation	2 Houston Center, 909 Fannin, Suite 3100, Houston, TX 77010	Harris County	Texas

MRC Management Company	2 Houston Center, 909 Fannin, Suite 3100, Houston, TX 77010	Harris County	Texas

Midway-Tristate Corporation	2 Houston Center, 909 Fannin, Suite 3100, Houston, TX 77010	Harris County	Texas

Greenbrier Petroleum Corporation	2 Houston Center, 909 Fannin, Suite 3100, Houston, TX 77010	Harris County	Texas

Milton Oil & Gas Company	2 Houston Center, 909 Fannin, Suite 3100, Houston, TX 77010	Harris County	Texas

Ruffner Realty Company	2 Houston Center, 909 Fannin, Suite 3100, Houston, TX 77010	Harris County	Texas

The South Texas Supply Company, Inc.	2 Houston Center, 909 Fannin, Suite 3100, Houston, TX 77010	Harris County	Texas

Schedule 2(c)

Owned or Leased Locations of Equipment and Inventory

Owned Locations:

Titled to:	Street Address	City, State	County	Zip Code
MRC Management Company	835 Hillcrest Drive (Building and Parking Lot)	Charleston, WV	Kanawha	25311

McJunkin Red Man Corporation	835 Hillcrest Drive (Ballfield)	Charleston, WV	Kanawha	25311

McJunkin Red Man Corporation	McJunkin Road (4.60 Acres)	Nitro, WV	Putnam	25143

McJunkin Red Man Corporation	4732 Darien Street	Houston, TX	Harris	77028

McJunkin Red Man Corporation	1100 Leblanc Road	Baton Rouge, LA	West Baton	70767

McJunkin Red Man Corporation	255 Mitchell’s Lane	Marietta, OH	Washington	45750

Midway-Tristate Corporation	2602 US 131 North	Kalkaska, MI	Kalkaska	49646

Midway-Tristate Corporation	509 Industrial Ave.	Mt. Pleasant, MI	Isabella	48858

Midway-Tristate Corporation	1302 S. Mission Rd.	Mt. Pleasant, MI	Isabella	48858

Midway-Tristate Corporation	291 Bransetter St.	Wooster, OH	Wayne	44691

McJunkin Red Man Corporation	150 US Highway 56	Elkhart, KS	Morton	67950

McJunkin Red Man Corporation	110 Venture Blvd.	Houma, LA	Terrebonne	70360

McJunkin Red Man Corporation	110 Capital Blvd	Houma, LA	Terrebonne	70360

McJunkin Red Man Corporation	1108 West Wilson	Borger, TX	Hutchinson	79007

McJunkin Red Man Corporation	1740 NE Loop	Carthage, TX	Panola	75633

McJunkin Red Man Corporation	1012 Hwy 97 West	Jourdanton, TX	Atascosa	78026

McJunkin Red Man Corporation	485 N 400 West	N. Salt Lake City, UT	Davis	84054

McJunkin Red Man Corporation	1300 N. LaBarge Aveunue	Wagoner, OK	Wagoner	74467

Leased Locations:

Entity of Record	City	State	Landlord/Owner	Description of Lease Documents
McJunkin Red Man Corporation	Anchorage	AK	Alaska Demolition, LLC	Lease

McJunkin Red Man Corporation	Soldotna	AK	Kimberley Franke c/o Ballard Co.	Lease

McJunkin Red Man Corporation	Mobile	AL	Gallagher Mobile, LLC	Lease

McJunkin Red Man Corporation	Decatur	AL	Solley Family Partnership LTD	Lease

McJunkin Red Man Corporation	Cottondale	AL	Taylor Properties, LLC	Lease

McJunkin Red Man Corporation	Searcy	AR	Furniture Wholesalers, LP	Lease

McJunkin Red Man Corporation	Ventura	CA	Aera Energy LLC	Lease

McJunkin Red Man Corporation	Benicia	CA	Bayshore Associates	Lease

McJunkin Red Man Corporation	Carson	CA	Eddie and Maggie Chang	Lease

McJunkin Red Man Corporation	Bakersfield	CA	Hansford Associates, LP	Lease

McJunkin Red Man Corporation	Fellows	CA	Polka Dot Properties LLC	Lease

McJunkin Red Man Corporation	Denver	CO	621 17th St. Operating Co., LLC	Lease

McJunkin Red Man Corporation	Grand Junction	CO	Chevron N.A. Exploration & Production Co.	Lease

McJunkin Red Man Corporation	Grand Junction	CO	Chevron N.A. Exploration & Production Co.	Lease

McJunkin Red Man Corporation	Evans	CO	Doud Land Company, LLC	Lease

McJunkin Red Man Corporation	Denver	CO	Princeton Fund, LLC	Lease

McJunkin Red Man Corporation	Rifle	CO	SA Group Properties, Inc.	Lease

McJunkin Red Man Corporation	Durham	CT	CSK Realty, LLC	Lease

McJunkin Red Man Corporation	Jacksonville	FL	Hansford Associates, LP	Lease

McJunkin Red Man Corporation	Tucker	GA	Bibb-Means, LLC	Lease

McJunkin Red Man Corporation	Augusta	GA	Hansford Associates, LP	Lease

McJunkin Red Man Corporation	Davenport	IA	Albuquerque, L.C.	Lease

McJunkin Red Man Corporation	Granite City	IL	Hansford Associates, LP	Lease

McJunkin Red Man Corporation	Joliet	IL	Mound Industrial Park, LLC	Lease

McJunkin Red Man Corporation	Munster	IN	Becknell Industrial Operating Partnership, LP	Lease

McJunkin Red Man Corporation	Indianapolis	IN	ProLogis MacQuarie, LLC	Lease

McJunkin Red Man Corporation	Evansville	IN	Southwest Engineering, Inc.	Lease

McJunkin Red Man Corporation	Ulysses	KS	K.T. Gregg and Phyllis Gregg	Lease

McJunkin Red Man Corporation	Ulysses	KS	Kenney’s Auto Clinic	Lease

McJunkin Red Man Corporation	Pratt	KS	Pratt Airport Authority	Lease

McJunkin Red Man Corporation	Pratt	KS	Pratt Airport Authority	Lease

McJunkin Red Man Corporation	Pikeville	KY	Allen Machine Shop, Inc.	Lease

McJunkin Red Man Corporation	Corbin	KY	Appalachian Leasing LP	Lease

McJunkin Red Man Corporation	Pikeville	KY	T J Realty Co., Inc.	Lease

McJunkin Red Man Corporation	Ashland	KY	Triple Z Enterprises, LLC	Lease

McJunkin Red Man Corporation	Harvey	LA	Abshire Investments LLC	Lease

McJunkin Red Man Corporation	Shreveport	LA	Max Properties LLC	Lease

McJunkin Red Man Corporation	Port Allen	LA	Port Allen Properties, LLC	Lease

McJunkin Red Man Corporation	Lake Charles	LA	Southland Capital, LLC	Lease

McJunkin Red Man Corporation	Port Allen	LA	Union Pacific Railroad Company	Lease

McJunkin Red Man Corporation	Mason	MI	R & B Co, LLC	Lease

McJunkin Red Man Corporation	Gaylord	MI	Roger and Elaine White	Lease

McJunkin Red Man Corporation	St. Paul	MN	Geller Family Ltd. Partnership	Lease

McJunkin Red Man Corporation	St. Louis	MO	500 Broadway, LLC c/o BEB Management	Lease

McJunkin Red Man Corporation	Grandview	MO	Marcia K. Rosenfelt	Lease

McJunkin Red Man Corporation	Rail Siding	MO	Union Pacific Railroad Company	Lease

McJunkin Red Man Corporation	Moss Point	MS	RJ Properties, LLC	Lease

McJunkin Red Man Corporation	Billings	MT	Love Properties, LLP	Lease

McJunkin Red Man Corporation	Sidney	MT	Three Aces Properties LLC	Lease

McJunkin Red Man Corporation	Wilmington	NC	F & B Investment Group	Lease

McJunkin Red Man Corporation	Dudley	NC	Piedmont Natural Gas Co.	Lease

McJunkin Red Man Corporation	Charlotte	NC	Piedmont Natural Gas Co.	Lease

McJunkin Red Man Corporation	Mohall	ND	Dresser Oil Tools, Inc.	Lease

McJunkin Red Man Corporation	Williston	ND	Madison Ridge 400, LLC	Lease

McJunkin Red Man Corporation	Williston	ND	Peter Bouma	Lease

McJunkin Red Man Corporation	Williston	ND	R & S Properties, LLP	Lease

McJunkin Red Man Corporation	Tioga	ND	Three Aces Properties LLC	Lease

McJunkin Red Man Corporation	Stanley	ND	Three Aces Properties LLC	Lease

McJunkin Red Man Corporation	Belfield	ND	Tim & Karen O’Brien	Lease

McJunkin Red Man Corporation	East Brunswick	NJ	Michele, Ltd.	Lease

McJunkin Red Man Corporation	Farmington	NM	Farmington Partners LP	Lease

McJunkin Red Man Corporation	Albuquerque	NM	JanJoon, LLC	Lease

McJunkin Red Man Corporation	Artesia	NM	Prideco	Lease

McJunkin Red Man Corporation	Lovington	NM	Prideco	Lease

McJunkin Red Man Corporation	Horseheads	NY	Horseheads Energy & Rail Terninal, LLC	Lease

McJunkin Red Man Corporation	Corning	NY	Roger F. Steele Trust	Lease

McJunkin Red Man Corporation	Stow	OH	Albrecht, Inc.	Lease

McJunkin Red Man Corporation	Austintown	OH	Don Courtney Hall and Barbara Hall Family Trust	Lease

McJunkin Red Man Corporation	Gahanna	OH	Duff Warehouses, Inc.	Lease

McJunkin Red Man Corporation	Carrollton	OH	Hershey Bear, LLC	Lease

McJunkin Red Man Corporation	Cincinnatti	OH	John E Radcliffe	Lease

McJunkin Red Man Corporation	Columbus	OH	Rainbow Development Corporation	Lease

McJunkin Red Man Corporation	Toledo	OH	Robert W. Wilkins Trust	Lease

McJunkin Red Man Corporation	Wooster	OH	Spurgeon Real Estate Holdings	Lease

McJunkin Red Man Corporation	Tulsa	OK	61st St Investments LLC	Lease

McJunkin Red Man Corporation	Elk City	OK	Bill M. Campbell	Lease

McJunkin Red Man Corporation	Alderson	OK	Blake Development LLC	Lease

McJunkin Red Man Corporation	Lindsay	OK	Dutton & Taylor Properties LLC	Lease

McJunkin Red Man Corporation	Tulsa	OK	Eagle I Investments, LLC	Lease

McJunkin Red Man Corporation	Ardmore	OK	John and Tabby Pletcher	Lease

McJunkin Red Man Corporation	Alva	OK	John P. Randall	Lease

McJunkin Red Man Corporation	Alva	OK	Lee Mackey, LLC	Lease

McJunkin Red Man Corporation	Oklahoma City	OK	Newey Family Partners LLC	Lease

McJunkin Red Man Corporation	Wagoner	OK	Union Pacific Railroad Company	Lease

McJunkin Red Man Corporation	Wagoner	OK	Union Pacific Railroad Company	Lease

McJunkin Red Man Corporation	Wagoner	OK	Union Pacific Railroad Company	Lease

McJunkin Red Man Corporation	Bradford	PA	Belser Hale, LP	Lease

McJunkin Red Man Corporation	Coraopolis	PA	Buncher Company	Lease

McJunkin Red Man Corporation	West Alexander	PA	DPA Properties, LLC	Lease

McJunkin Red Man Corporation	Indiana	PA	DPA Properties, LLC	Lease

McJunkin Red Man Corporation	Lock Haven	PA	Gas Field Specialties Inc.	Lease

McJunkin Red Man Corporation	Eddystone	PA	The Gateside Group, LP	Lease

McJunkin Red Man Corporation	North Charleston	SC	Hansford Associates, LP	Lease

McJunkin Red Man Corporation	Oliver Springs	TN	Arthur Trail	Lease

McJunkin Red Man Corporation	Charleston	TN	Cantrell Enterprises	Lease

McJunkin Red Man Corporation	Oliver Springs	TN	Knox Energy, LLC	Lease

McJunkin Red Man Corporation	Nashville	TN	Piedmont Natural Gas Co.	Lease

McJunkin Red Man Corporation	Kingsport	TN	Woodrow S. Hamden	Lease

McJunkin Red Man Corporation	Fairfield	TX	Bobbie Simmons	Lease

McJunkin Red Man Corporation	Asherton	TX	Brymer Properties, Ltd.	Lease

McJunkin Red Man Corporation	Dilley	TX	Brymer Properties, Ltd.	Lease

McJunkin Red Man Corporation	Houston	TX	CBRE, Inc.	Lease

McJunkin Red Man Corporation	Andrews	TX	Don G. Chandler & Lewis B. Ketchum	Lease

McJunkin Red Man Corporation	Corpus Christi	TX	Double T & C Properties, Inc.	Lease

McJunkin Red Man Corporation	Mission	TX	Encarlen, LTD	Lease

McJunkin Red Man Corporation	Odessa	TX	Farmington Partners LP	Lease

McJunkin Red Man Corporation	Galena Park	TX	Farmington Partners LP	Lease

McJunkin Red Man Corporation	San Antonio	TX	Felter Investments, LTD	Lease

McJunkin Red Man Corporation	Grand Prairie	TX	First Industrial Realty Trust, LP	Lease

McJunkin Red Man Corporation	Longview	TX	Fourteen O Five LLC	Lease

McJunkin Red Man Corporation	La Marque	TX	Hansford Associates, LP	Lease

McJunkin Red Man Corporation	Laredo	TX	J & H Rentals, LLC	Lease

McJunkin Red Man Corporation	Perryton	TX	Jerral Allred	Lease

McJunkin Red Man Corporation	Canadian	TX	L & J Leasing	Lease

McJunkin Red Man Corporation	Crane	TX	Live Oak Pine Ent.	Lease

McJunkin Red Man Corporation	Kenedy	TX	Lonesome Creek RV Resort	Lease

McJunkin Red Man Corporation	Kenedy	TX	Lonesome Creek RV Resort	Lease

McJunkin Red Man Corporation	Kenedy	TX	Lonesome Creek RV Resort	Lease

McJunkin Red Man Corporation	Gonzales	TX	Lynn and Rita Luedecke	Lease

McJunkin Red Man Corporation	Bridgeport	TX	Meyers McComis	Lease

McJunkin Red Man Corporation	Center	TX	Murco Farms and Leasing, LLC	Lease

McJunkin Red Man Corporation	Carrizo Springs	TX	Ortiz Services and Communications	Lease

McJunkin Red Man Corporation	Dilley	TX	Ricardo Carpinteyro	Lease

McJunkin Red Man Corporation	San Antonio	TX	St. Hedwig Industrial Park II, LTD	Lease

McJunkin Red Man Corporation	Vernal	UT	CR MCB Investments	Lease

McJunkin Red Man Corporation	Roosevelt	UT	Rowell--Stewart Partnership	Lease

McJunkin Red Man Corporation	Narrows	VA	Celanese Acetate LLC	Lease

McJunkin Red Man Corporation	Norton	VA	James J. Collins	Lease

McJunkin Red Man Corporation	Richmond	VA	Kidd and Co. Inc	Lease

McJunkin Red Man Corporation	Bellingham	WA	Bellingham Properties Limited Partnership	Lease

McJunkin Red Man Corporation	Milwaukee	WI	Marva’s Realty, LLC	Lease

McJunkin Red Man Corporation	Grand Chute	WI	P & B Investments, LLC	Lease

McJunkin Red Man Corporation	Hurricane	WV	Appalachian Leasing LP	Lease

McJunkin Red Man Corporation	Saint Albans	WV	Columbia Gas Transmission	Lease

McJunkin Red Man Corporation	Nitro	WV	Hansford Associates, LP	Lease

McJunkin Red Man Corporation	Charleston	WV	Hillcrest Office Park, LLC	Lease

McJunkin Red Man Corporation	Weston	WV	Matthew Brown & Judie L. Brown	Lease

McJunkin Red Man Corporation	Nitro	WV	Norfolk Southern Railway Company	Lease

McJunkin Red Man Corporation	Proctor	WV	PPG Industries, Inc.	Lease

McJunkin Red Man Corporation	Gillette	WY	Equal LLC	Lease

McJunkin Red Man Corporation	Casper	WY	K C Properties, LLC	Lease

McJunkin Red Man Corporation	Cheyenne	WY	Moss Family Trust	Lease

McJunkin Red Man Corporation	Riverton	WY	Star Tech Corporation	Lease

McJunkin Red Man Corporation	Rock Springs	WY	Yellowstone Properties, LLC	Lease

Schedule 2(d)

Locations of Collateral in Possession of Persons Other Than A Company

Name	Address_1
LABARGE MRC—CHANNELVIEW	LABARGE COATING-SHELDON RD 400 SOUTH SHELDON ROAD CHANNELVIEW, TX 77530

SHAWCOR PIPE PROTECTION	1750 N PIONEER LANE BV YARD VINEYARD, UT 84058

WOMBLE COMPANY	13605 INDUSTRIAL ROAD WO YARD HOUSTON, TX 77015

COMMERCIAL RESINS	3232 RD 101 EAST BLDG 232 SN YARD SIDNEY, NE 69162

SHAWCOR PIPE PROTECTION	4501 KNAPP ROAD BD YARD PEARLAND, TX 77581

FORT WORTH PIPE SERVICES	60 DOMINIC PACE INDUSTRIAL PARKWAY SAYRE, PA 18840

GARRETT TRUCKING	1338 CR 1270 GB YARD AMBER, OK 73004

PETROLEUM SERVICE	2421 WESTERN AVE PS YARD WOODWARD, OK 73801

DURA-BOND COATING INC	3200 YOUGHIOGHENY RIVER RD MCKEESPORT, PA 15134

CHESAPEAKE	C/O A & A COATERS 3679 FM 250 LONESTAR, TX 75668

MIDWEST PIPE COATING	925 KENNEDY AVENUE SCHERERVILLE, IN 46375

A & A COATERS	3679 FM 250 AA YARD LONESTAR, TX 75668

US STEEL	STAR TUBULAR SERVICES DIV FM 250 LONESTAR, TX 75668

CHESAPEAKE	C/O DURA-BOND COATING 3200 YOUGHIOGHENY RIVER RD MCKEESPORT, PS 15134

JOHN BUNNING	1600 ELK ST BW YARD ROCK SPRINGS, WY 82901

LO TRANSPORT	7281 FM 1784 PLEASANTON, TX 78064

PANHANDLE OILFIELD SERVICE	70 MARYLAND AVENUE JERSEY SHORE, PA 17740

CHESAPEAKE	C/O COMMERCIAL RESINS 2321 INDUSTRIAL AVE SIDNEY, NE 69162

CHESAPEAKE	C/O LABARGE COATING 400 S SHELDON RD CHANNELVIEW, TX 77530

STALLION OILFIELD SERV	14070 49TH STREET NW WILLISTON, ND 58801

BENMIT DIVISION	14852 WEST LINCOLN ST DALTON, OH 44618

REBAR COATINGS/COMMMERCIAL	8100 EAST 96TH AVENUE RB YARD COMMERCE CITY, CO 80022

DELTA TUBULAR	9393 SHELDON RD DL YARD HOUSTON, TX 77049

TUBOSCOPE	N COUNTY ROAD 7 BLACK HILLS PIPE YARD WILLISTON, ND 58801

LUNDVALL TRUCKING	1907 1ST AVE LV YARD GREELEY, CO 80631

PANHANDLE OILFIELD SERVICE	1300 HEAVY HAUL ROAD MORGANTOWN, WV 26508

DURA BOND	2716 SOUTH FRONT STREET STEELTON, PA 17113

WESTERN PIPE SERVICES	3360 DAVEY ALLISON BLVD HUEYTOWN, AL 35023

ATMOS ENERGY	MCJUNKIN CORPORATION 4003 MLK JR. BLVD LUBBOCK, TX 79404

BUCKEYE SUPPLY	460 WEST HENRY STREET WOOSTER, OH 44691

CASTRONICS	3232 ROAD 101 EAST SIDNEY, NE 69160

CHESAPEAKE	C/O SHAWCOR PIPE PROTECTON 1750 N PIONEER LANE VINEYARD, UT 84058

LABARGE MRC - BATON ROUGE	STUPP CORPORATION 12555 RONALDSON ROAD BATON ROUGE, LA 70807

HESS CORP	HESS STOREROOM HAWKEYE 10391 43RD ST NW CHARLSON, ND 58763

PPG	MRC BAILMENT 1300 PPG DRIVE WESTLAKE, LA 70669

Schedule 3

Extraordinary Transactions

None.

Schedule 4

File Search Reports

Company	Search Report dated	Prepared by	Jurisdiction
See attached.

Schedule 5

Copy of Financing Statements To Be Filed

See attached.

Schedule 6

Filings/Filing Offices

Type of Filing	Entity	Applicable Collateral Document (Mortgage, Security Agreement or Other)	Jurisdictions
UCC-1 Financing Statement	MRC Global Inc. McJunkin Red Man Corporation McJunkin Red Man Development Corporation MRC Management Company	Security Agreement; Pledge Agreement	Delaware Secretary of State

	Midway-Tristate Corporation	Security Agreement; Pledge Agreement	New York Secretary of State

	Milton Oil & Gas Company Greenbrier Petroleum Corporation Ruffner Realty Company	Security Agreement; Pledge Agreement	West Virginia Secretary of State

	The South Texas Supply Company, Inc.	Security Agreement; Pledge Agreement	Texas Secretary of State

Type of Filing	Entity	Applicable Collateral Document (Mortgage, Security Agreement or Other)	Jurisdictions
Intellectual Property Filing	McJunkin Red Man Corporation	Trademark Security Agreement	U.S. Patent & Trademark Office

Intellectual Property Filing	McJunkin Red Man Corporation	Patent Security Agreement	U.S. Patent & Trademark Office

Intellectual Property Filing	McJunkin Red Man Corporation	Copyright Security Agreement	U.S. Copyright Office

Schedule 7(a)

Mortgaged Owned Real Property

Entity of Record	Location Address	Filing office for Mortgages
MRC Management Company	835 Hillcrest Drive Charleston, WV 25311 (Building and Parking Lot)	Kanawha County, WV

McJunkin Red Man Corporation	835 Hillcrest Drive Charleston, WV 25311 (Ballfield)	N/A (not Mortgaged Property)

McJunkin Red Man Corporation	4732 Darien Street Houston, Texas 77028	Harris County, TX

McJunkin Red Man Corporation	McJunkin Road Nitro, WV 25143	N/A (not Mortgaged Property)

McJunkin Red Man Corporation	1100 Leblanc Road Baton Rouge, LA 70767	N/A (not Mortgaged Property)

McJunkin Red Man Corporation	485 N. 400 West N. Salt Lake City, UT 84054	N/A (not Mortgaged Property)

Schedule 7(b)

Leased Real Property

Entity of Record	City	State	Landlord/Owner	Description of Lease Documents

McJunkin Red Man Corporation	Anchorage	AK	Alaska Demolition, LLC	Lease

McJunkin Red Man Corporation	Soldotna	AK	Kimberley Franke c/o Ballard Co.	Lease

McJunkin Red Man Corporation	Mobile	AL	Gallagher Mobile, LLC	Lease

McJunkin Red Man Corporation	Decatur	AL	Solley Family Partnership LTD	Lease

McJunkin Red Man Corporation	Cottondale	AL	Taylor Properties, LLC	Lease

McJunkin Red Man Corporation	Searcy	AR	Furniture Wholesalers, LP	Lease

McJunkin Red Man Corporation	Ventura	CA	Aera Energy LLC	Lease

McJunkin Red Man Corporation	Benicia	CA	Bayshore Associates	Lease

McJunkin Red Man Corporation	Carson	CA	Eddie and Maggie Chang	Lease

McJunkin Red Man Corporation	Bakersfield	CA	Hansford Associates, LP	Lease

McJunkin Red Man Corporation	Fellows	CA	Polka Dot Properties LLC	Lease

McJunkin Red Man Corporation	Denver	CO	621 17th St. Operating Co., LLC	Lease

McJunkin Red Man Corporation	Grand Junction	CO	Chevron N.A. Exploration & Production Co.	Lease

McJunkin Red Man Corporation	Grand Junction	CO	Chevron N.A. Exploration & Production Co.	Lease

McJunkin Red Man Corporation	Evans	CO	Doud Land Company, LLC	Lease

McJunkin Red Man Corporation	Denver	CO	Princeton Fund, LLC	Lease

McJunkin Red Man Corporation	Rifle	CO	SA Group Properties, Inc.	Lease

McJunkin Red Man Corporation	Durham	CT	CSK Realty, LLC	Lease

McJunkin Red Man Corporation	Jacksonville	FL	Hansford Associates, LP	Lease

McJunkin Red Man Corporation	Tucker	GA	Bibb-Means, LLC	Lease

McJunkin Red Man Corporation	Augusta	GA	Hansford Associates, LP	Lease

McJunkin Red Man Corporation	Davenport	IA	Albuquerque, L.C.	Lease

McJunkin Red Man Corporation	Granite City	IL	Hansford Associates, LP	Lease

McJunkin Red Man Corporation	Joliet	IL	Mound Industrial Park, LLC	Lease

McJunkin Red Man Corporation	Munster	IN	Becknell Industrial Operating Partnership, LP	Lease

McJunkin Red Man Corporation	Indianapolis	IN	ProLogis MacQuarie, LLC	Lease

McJunkin Red Man Corporation	Evansville	IN	Southwest Engineering, Inc.	Lease

McJunkin Red Man Corporation	Ulysses	KS	K.T. Gregg and Phyllis Gregg	Lease

McJunkin Red Man Corporation	Ulysses	KS	Kenney’s Auto Clinic	Lease

McJunkin Red Man Corporation	Pratt	KS	Pratt Airport Authority	Lease

McJunkin Red Man Corporation	Pratt	KS	Pratt Airport Authority	Lease

McJunkin Red Man Corporation	Pikeville	KY	Allen Machine Shop, Inc.	Lease

McJunkin Red Man Corporation	Corbin	KY	Appalachian Leasing LP	Lease

McJunkin Red Man Corporation	Pikeville	KY	T J Realty Co., Inc.	Lease

McJunkin Red Man Corporation	Ashland	KY	Triple Z Enterprises, LLC	Lease

McJunkin Red Man Corporation	Harvey	LA	Abshire Investments LLC	Lease

McJunkin Red Man Corporation	Shreveport	LA	Max Properties LLC	Lease

McJunkin Red Man Corporation	Port Allen	LA	Port Allen Properties, LLC	Lease

McJunkin Red Man Corporation	Lake Charles	LA	Southland Capital, LLC	Lease

McJunkin Red Man Corporation	Port Allen	LA	Union Pacific Railroad Company	Lease

McJunkin Red Man Corporation	Mason	MI	R & B Co, LLC	Lease

McJunkin Red Man Corporation	Gaylord	MI	Roger and Elaine White	Lease

McJunkin Red Man Corporation	St. Paul	MN	Geller Family Ltd. Partnership	Lease

McJunkin Red Man Corporation	St. Louis	MO	500 Broadway, LLC c/o BEB Management	Lease

McJunkin Red Man Corporation	Grandview	MO	Marcia K. Rosenfelt	Lease

McJunkin Red Man Corporation	Rail Siding	MO	Union Pacific Railroad Company	Lease

McJunkin Red Man Corporation	Moss Point	MS	RJ Properties, LLC	Lease

McJunkin Red Man Corporation	Billings	MT	Love Properties, LLP	Lease

McJunkin Red Man Corporation	Sidney	MT	Three Aces Properties LLC	Lease

McJunkin Red Man Corporation	Wilmington	NC	F & B Investment Group	Lease

McJunkin Red Man Corporation	Dudley	NC	Piedmont Natural Gas Co.	Lease

McJunkin Red Man Corporation	Charlotte	NC	Piedmont Natural Gas Co.	Lease

McJunkin Red Man Corporation	Mohall	ND	Dresser Oil Tools, Inc.	Lease

McJunkin Red Man Corporation	Williston	ND	Madison Ridge 400, LLC	Lease

McJunkin Red Man Corporation	Williston	ND	Peter Bouma	Lease

McJunkin Red Man Corporation	Williston	ND	R & S Properties, LLP	Lease

McJunkin Red Man Corporation	Tioga	ND	Three Aces Properties LLC	Lease

McJunkin Red Man Corporation	Stanley	ND	Three Aces Properties LLC	Lease

McJunkin Red Man Corporation	Belfield	ND	Tim & Karen O’Brien	Lease

McJunkin Red Man Corporation	East Brunswick	NJ	Michele, Ltd.	Lease

McJunkin Red Man Corporation	Farmington	NM	Farmington Partners LP	Lease

McJunkin Red Man Corporation	Albuquerque	NM	JanJoon, LLC	Lease

McJunkin Red Man Corporation	Artesia	NM	Prideco	Lease

McJunkin Red Man Corporation	Lovington	NM	Prideco	Lease

McJunkin Red Man Corporation	Horseheads	NY	Horseheads Energy & Rail Terninal, LLC	Lease

McJunkin Red Man Corporation	Corning	NY	Roger F. Steele Trust	Lease

McJunkin Red Man Corporation	Stow	OH	Albrecht, Inc.	Lease

McJunkin Red Man Corporation	Austintown	OH	Don Courtney Hall and Barbara Hall Family Trust	Lease

McJunkin Red Man Corporation	Gahanna	OH	Duff Warehouses, Inc.	Lease

McJunkin Red Man Corporation	Carrollton	OH	Hershey Bear, LLC	Lease

McJunkin Red Man Corporation	Cincinnatti	OH	John E Radcliffe	Lease

McJunkin Red Man Corporation	Columbus	OH	Rainbow Development Corporation	Lease

McJunkin Red Man Corporation	Toledo	OH	Robert W. Wilkins Trust	Lease

McJunkin Red Man Corporation	Wooster	OH	Spurgeon Real Estate Holdings	Lease

McJunkin Red Man Corporation	Tulsa	OK	61st St Investments LLC	Lease

McJunkin Red Man Corporation	Elk City	OK	Bill M. Campbell	Lease

McJunkin Red Man Corporation	Alderson	OK	Blake Development LLC	Lease

McJunkin Red Man Corporation	Lindsay	OK	Dutton & Taylor Properties LLC	Lease

McJunkin Red Man Corporation	Tulsa	OK	Eagle I Investments, LLC	Lease

McJunkin Red Man Corporation	Ardmore	OK	John and Tabby Pletcher	Lease

McJunkin Red Man Corporation	Alva	OK	John P. Randall	Lease

McJunkin Red Man Corporation	Alva	OK	Lee Mackey, LLC	Lease

McJunkin Red Man Corporation	Oklahoma City	OK	Newey Family Partners LLC	Lease

McJunkin Red Man Corporation	Wagoner	OK	Union Pacific Railroad Company	Lease

McJunkin Red Man Corporation	Wagoner	OK	Union Pacific Railroad Company	Lease

McJunkin Red Man Corporation	Wagoner	OK	Union Pacific Railroad Company	Lease

McJunkin Red Man Corporation	Bradford	PA	Belser Hale, LP	Lease

McJunkin Red Man Corporation	Coraopolis	PA	Buncher Company	Lease

McJunkin Red Man Corporation	West Alexander	PA	DPA Properties, LLC	Lease

McJunkin Red Man Corporation	Indiana	PA	DPA Properties, LLC	Lease

McJunkin Red Man Corporation	Lock Haven	PA	Gas Field Specialties Inc.	Lease

McJunkin Red Man Corporation	Eddystone	PA	The Gateside Group, LP	Lease

McJunkin Red Man Corporation	North Charleston	SC	Hansford Associates, LP	Lease

McJunkin Red Man Corporation	Oliver Springs	TN	Arthur Trail	Lease

McJunkin Red Man Corporation	Charleston	TN	Cantrell Enterprises	Lease

McJunkin Red Man Corporation	Oliver Springs	TN	Knox Energy, LLC	Lease

McJunkin Red Man Corporation	Nashville	TN	Piedmont Natural Gas Co.	Lease

McJunkin Red Man Corporation	Kingsport	TN	Woodrow S. Hamden	Lease

McJunkin Red Man Corporation	Fairfield	TX	Bobbie Simmons	Lease

McJunkin Red Man Corporation	Asherton	TX	Brymer Properties, Ltd.	Lease

McJunkin Red Man Corporation	Dilley	TX	Brymer Properties, Ltd.	Lease

McJunkin Red Man Corporation	Houston	TX	CBRE, Inc.	Lease

McJunkin Red Man Corporation	Andrews	TX	Don G. Chandler & Lewis B. Ketchum	Lease

McJunkin Red Man Corporation	Corpus Christi	TX	Double T & C Properties, Inc.	Lease

McJunkin Red Man Corporation	Mission	TX	Encarlen, LTD	Lease

McJunkin Red Man Corporation	Odessa	TX	Farmington Partners LP	Lease

McJunkin Red Man Corporation	Galena Park	TX	Farmington Partners LP	Lease

McJunkin Red Man Corporation	San Antonio	TX	Felter Investments, LTD	Lease

McJunkin Red Man Corporation	Grand Prairie	TX	First Industrial Realty Trust, LP	Lease

McJunkin Red Man Corporation	Longview	TX	Fourteen O Five LLC	Lease

McJunkin Red Man Corporation	La Marque	TX	Hansford Associates, LP	Lease

McJunkin Red Man Corporation	Laredo	TX	J & H Rentals, LLC	Lease

McJunkin Red Man Corporation	Perryton	TX	Jerral Allred	Lease

McJunkin Red Man Corporation	Canadian	TX	L & J Leasing	Lease

McJunkin Red Man Corporation	Crane	TX	Live Oak Pine Ent.	Lease

McJunkin Red Man Corporation	Kenedy	TX	Lonesome Creek RV Resort	Lease

McJunkin Red Man Corporation	Kenedy	TX	Lonesome Creek RV Resort	Lease

McJunkin Red Man Corporation	Kenedy	TX	Lonesome Creek RV Resort	Lease

McJunkin Red Man Corporation	Gonzales	TX	Lynn and Rita Luedecke	Lease

McJunkin Red Man Corporation	Bridgeport	TX	Meyers McComis	Lease

McJunkin Red Man Corporation	Center	TX	Murco Farms and Leasing, LLC	Lease

McJunkin Red Man Corporation	Carrizo Springs	TX	Ortiz Services and Communications	Lease

McJunkin Red Man Corporation	Dilley	TX	Ricardo Carpinteyro	Lease

McJunkin Red Man Corporation	San Antonio	TX	St. Hedwig Industrial Park II, LTD	Lease

McJunkin Red Man Corporation	Vernal	UT	CR MCB Investments	Lease

McJunkin Red Man Corporation	Roosevelt	UT	Rowell--Stewart Partnership	Lease

McJunkin Red Man Corporation	Narrows	VA	Celanese Acetate LLC	Lease

McJunkin Red Man Corporation	Norton	VA	James J. Collins	Lease

McJunkin Red Man Corporation	Richmond	VA	Kidd and Co. Inc	Lease

McJunkin Red Man Corporation	Bellingham	WA	Bellingham Properties Limited Partnership	Lease

McJunkin Red Man Corporation	Milwaukee	WI	Marva’s Realty, LLC	Lease

McJunkin Red Man Corporation	Grand Chute	WI	P & B Investments, LLC	Lease

McJunkin Red Man Corporation	Hurricane	WV	Appalachian Leasing LP	Lease

McJunkin Red Man Corporation	Saint Albans	WV	Columbia Gas Transmission	Lease

McJunkin Red Man Corporation	Nitro	WV	Hansford Associates, LP	Lease

McJunkin Red Man Corporation	Charleston	WV	Hillcrest Office Park, LLC	Lease

McJunkin Red Man Corporation	Weston	WV	Matthew Brown & Judie L. Brown	Lease

McJunkin Red Man Corporation	Nitro	WV	Norfolk Southern Railway Company	Lease

McJunkin Red Man Corporation	Proctor	WV	PPG Industries, Inc.	Lease

McJunkin Red Man Corporation	Gillette	WY	Equal LLC	Lease

McJunkin Red Man Corporation	Casper	WY	K C Properties, LLC	Lease

McJunkin Red Man Corporation	Cheyenne	WY	Moss Family Trust	Lease

McJunkin Red Man Corporation	Riverton	WY	Star Tech Corporation	Lease

McJunkin Red Man Corporation	Rock Springs	WY	Yellowstone Properties, LLC	Lease

Schedule 7(c)

None.

Schedule 8(a)

Attached hereto is a true copy of each termination statement filing duly acknowledged or otherwise identified by the filing officer.

See attached.

Schedule 8(b)

Termination Statement Filings

Debtor	Jurisdiction	Secured Party	Type of Collateral	UCC-1 File Date	UCC-1 File Number
Greenbrier Petroleum Corporation	WV	U.S. Bank National Association	All assets	2/23/2009	200938232628
LBPS Holding Company	DE	U.S. Bank National Association	All assets	12/21/2009	2009 4087471
McJunkin Nigeria Limited	DE	U.S. Bank National Association	All assets	12/21/2009	2009 4087422
McJunkin Red Man Corporation	DE	U.S. Bank National Association	All assets except as specified as in attachment	06/30/2010	2010 2277568
McJunkin Red Man Development Corporation	DE	U.S. Bank National Association	All assets	12/21/2009	2009 4087372
McJunkin-Puerto Rico Corporation	DE	U.S. Bank National Association	All assets	12/21/2009	2009 4087430
McJunkin-West Africa Corporation	DE	U.S. Bank National Association	All assets	12/21/2009	2009 4087448
Midway-Tristate Corporation	NY	U.S. Bank National Association	All assets	12/22/2009	200912220723116
Milton Oil & Gas Company	WV	U.S. Bank National Association	All assets	12/23/2009	200938232604
MRC Management Company	DE	U.S. Bank National Association	All assets	12/21/2009	2009 4087398
MRM Oklahoma Management LLC	DE	U.S. Bank National Association	All assets	12/21/2009	2009 4087331
Ruffner Realty Company	WV	U.S. Bank National Association	All assets	12/23/2009	200938232616

Schedule 9

Equity Interests of Companies and Subsidiaries

Company/ Subsidiary	Type of Organization	Jurisdiction of Organization	Class of Stock	Parent Entity	Total Shares Outstanding	Stock Certificate Number	% of Outstanding Stock of Subsidiary Owned by Parent
McJunkin Red Man Corporation	Corporation	DE	Common Stock	MRC Global Inc.	100	1	100%
McJunkin Venezuela, NIT	Corporation	Venezuela	Common Stock	McJunkin Red Man Corporation	5,000	N/A	100%
Midway-Tristate Corporation	Corporation	NY	Common Stock	McJunkin Red Man Corporation	83,185	C-54	100%
Red Man Pipe & Supply International Limited	Corporation	Jamaica	Common Stock	McJunkin Red Man Corporation	2	N/A	100%
McJunkin Nigeria Limited	Corporation	DE	Common Stock	McJunkin Red Man Corporation	1,000	1	100%
Milton Oil & Gas Company	Corporation	WV	Common Stock	McJunkin Red Man Corporation	50,000	1	100%
Greenbrier Petroleum Corporation	Corporation	WV	Common Stock	Milton Oil & Gas Company	145,000	1	100%
Ruffner Realty Company	Corporation	WV	Common Stock	McJunkin Red Man Corporation	80,000	1	100%
MRC Management Company	Corporation	DE	Common Stock	McJunkin Red Man Corporation	100	2	100%
McJunkin Red Man Development Corporation	Corporation	DE	Common Stock	McJunkin Red Man Corporation	1,000	1	100%
McJunkin de Angola, LDA	Limited Liability Company	Angola	Quotas	McJunkin Red Man Development Corporation McJunkin West Africa Corporation	408,867 Kwanzas 392,830 Kwanzas	N/A	51% 49%
The South Texas Supply Company, Inc.	Corporation	DE	Common	McJunkin Red Man Corporation	100,000	16	100%

Company/ Subsidiary	Type of Organization	Jurisdiction of Organization	Class of Stock	Parent Entity	Total Shares Outstanding	Stock Certificate Number	% of Outstanding Stock of Subsidiary Owned by Parent
MRC Canada Holdings LLC	Limited Liability Company	DE	N/A	McJunkin Red Man Corporation	N/A	N/A	100%
McJunkin Red Man International Corp.	Corporation	British Virgin Islands	Common Shares/Preference Shares	McJunkin Red Man Corporation	45,000 common shares 5,000 Preference Shares	N/A	100%
McJunkin Red Man Asia Pacific Limited	Limited Liability Company	Hong Kong	LLC interest	McJunkin Red Man International Corp.	100	1	100%
McJunkin Red Man International Services Corp.	Corporation	British Virgin Islands	Common Shares	McJunkin Red Man International Corp.	50,000	N/A	100%
McJunkin Red Man de Mexico S. de R.L. de C.V.	Limited Liability Company	Mexico	LLC interest	McJunkin Red Man International Corp.	99.99%	1	99.9%
McJunkin Red Man de Mexico S. de R.L. de C.V.	Limited Liability Company	Mexico	LLC interest	McJunkin Red Man International Services Corp.	0.01%	2	0.1%
McJunkin Red Man Servicios S. de R.L. de C.V.	Limited Liability Company	Mexico	LLC interest	McJunkin Red Man International Corp.	99.99%	1	99.9%
McJunkin Red Man Servicios S. de R.L. de C.V.	Limited Liability Company	Mexico	LLC interest	McJunkin Red Man International Services Corp.	0.01%	2	0.1%
McJunkin Red Man Canada Ltd.	Corporation	Alberta	Class A Common Stock	McJunkin Red Man Corporation	350 650 277	4A 5A 6A	100%
Midfield Holdings (Alberta) Ltd.	Corporation	Alberta	Common Stock	McJunkin Red Man Canada Ltd.	1 “A” 21,960 “A” 204 “C” 150 “A” 124 “C”	571 572 573 574 575	100%
MRC Canada ULC	Corporation	Alberta	Common Stock	McJunkin Red Man Canada Ltd. Midfield Holdings (Alberta) Ltd.	21,975 23,164	C-1 C-2	49% 51%

Company/ Subsidiary	Type of Organization	Jurisdiction of Organization	Class of Stock	Parent Entity	Total Shares Outstanding	Stock Certificate Number	% of Outstanding Stock of Subsidiary Owned by Parent
McJunkin Red Man UK Ltd.	Limited Company	United Kingdom	Ordinary Shares	McJunkin Red Man Corporation	2 20,550,522	1 2	100%
MRC Transmark Group B.V.	Private company with limited liability	Netherlands	Ordinary Class A and Class B Shares	McJunkin Red Man UK Ltd.	853,005 Class A Shares 163,800 Class B Shares	N/A	100%
Transmark Fortim Engineering Pte. Ltd.	Private Company Limited by Shares	Singapore	Ordinary	MRC Transmark Group B.V.	99,999 1 100,000 1,686,058	4 6 7 8	100%
MRC Transmark Pte. Ltd.	Private Company Limited by Shares	Singapore	Ordinary	MRC Transmark Group B.V.	400,000 100,000	23 25	100%
MRC Transmark France SAS	Simplified Share company	France	Ordinary	MRC Transmark Group B.V.	95,663	N/A	100%
MRC Transmark Leymas Valve Co., Ltd	Limited Company	Thailand	Group A, ordinary & preference; Group B, ordinary & preference	MRC Transmark Group B.V.	8,000 4,000 400 2,200 1,100 9,800 4,900 600	00001-08000 20001-24000 3000-30400 08001-10200 24001-25100 10201-20000 25101-30000 30401-31000	60%
MRC Transmark Holdings UK Limited	Limited Company	England	Ordinary Shares	MRC Transmark Group BV	3,324,001	2 and 3	100%
MRC Transmark Middle East FZE	Free Zone Establishment (Limited Liability)	Dubai, UAE	Ordinary Shares	MRC Transmark Group B.V.	1	58778	100%

Company/ Subsidiary	Type of Organization	Jurisdiction of Organization	Class of Stock	Parent Entity	Total Shares Outstanding	Stock Certificate Number	% of Outstanding Stock of Subsidiary Owned by Parent
MRC Transmark International B.V.	Private company with limited liability	Netherlands	Ordinary Shares	MRC Transmark Group B.V.	18,000	N/A	100%
TFCX Finland Oy	Limited Company	Finland	Ordinary Shares	MRC Transmark Group B.V.	200	1-100	50%
				Martti Petterson		101-120
				Eugen Ernst		121-140
				Tuomas Petterson		141-170
				Henri Hakkarainen		171-200
MRC Transmark B.V.	Private company with limited liability	Netherlands	Ordinary Shares	MRC Transmark Group B.V.	226,900	N/A	100%
MRC Transmark NV, additional name: Prometal	Limited Liability Company	Belgium	Registered Shares	MRC Transmark Group B.V. MRC Transmark B.V.	630.343 356	N/A N/A	99.9% .01%
MRC Transmark Italy srl	S.r.l.	Italy	N/A	MRC Transmark Holdings UK Limited	N/A	N/A	100%
MRC Transmark Limited	Limited Liability Company	New Zealand	Ordinary Shares	MRC Transmark Holdings UK Limited	2,773,792	N/A	100%
MRC Transmark Limited	Limited Company	England	Ordinary Shares	MRC Transmark Holdings UK Limited	5,000,000	4	100%
MRC Transmark Pty. Ltd.	Proprietary Limited Company	Australia	Ordinary Shares	MRC Transmark Holdings UK Limited	94,660,002	N/A	100%
Heaton Valves Limited	Limited Company	England	Ordinary Shares	MRC Transmark Limited MRC Transmark Group BV	652,166 1	19 18	100%

Company/ Subsidiary	Type of Organization	Jurisdiction of Organization	Class of Stock	Parent Entity	Total Shares Outstanding	Stock Certificate Number	% of Outstanding Stock of Subsidiary Owned by Parent
Transmark International Limited[1]	Limited Company	England	Ordinary Shares	MRC Transmark Limited	98	Un-numbered	100%
				MRC Transmark Holdings UK Limited (as nominee for MRC Transmark Limited)	1
				Transmark Holdings BV (untraceable shareholder – MRC Transmark Limited believed to be beneficial owner)	1
MRC Transmark (Dragon) Limited	Limited Company	England	Ordinary Shares	MRC Transmark Limited	1,000	1 and 2	100%
MRC SPF Pty Ltd.	Proprietary company limited by shares	Australia	Ordinary Shares	MRC Transmark Pty Ltd	100	4	100%
MRC SPF Europe Ltd.	Limited Company	United Kingdom	Ordinary Shares	MRC SPF Pty Ltd.	1	1	100%
MRC SPF East Asia Co. Ltd.	Corporation	Korea	Common Shares	MRC SPF Pty Ltd.	10,000	N/A	100%
MRC SPF Indonesia Pty Ltd	Proprietary company limited by shares	Australia	Ordinary Shares	MRC SPF Pty Ltd.	50 50	1 2	100%
PT SPF Indonesia	Corporation	Indonesia	Not specified	MRC SPF Pty Ltd. MRC SPF Indonesia Pty Ltd.	990 10	1 2	99% 1%

[1]	Application to strike off submitted September 28, 2012.

Company/ Subsidiary	Type of Organization	Jurisdiction of Organization	Class of Stock	Parent Entity	Total Shares Outstanding	Stock Certificate Number	% of Outstanding Stock of Subsidiary Owned by Parent
MRC SPF Middle East Pty Ltd.	Corporation	Australia	Ordinary Shares	MRC SPF Pty Ltd.	100	1-100	100%
MRC Nouvelle Caledonie	Corporation	New Caledonia	N/A	MRC SPF Pty Ltd.	Nil	N/A	100%
SPF Europe s.r.l23	Corporation	Italy	N/A	MRC SPF Europe Ltd.	10,000	1	100%
MRC SPF Scanfit Ltd.	Limited Company	United Kingdom	Ordinary Shares	MRC SPF Europe Ltd.	1,000	20 21	100%
MRC Transmark Kazakhstan LLP	Limited Liability Partnership	Kazakhstan	N/A	MRC Transmark B.V.	None	N/A	90%
Greenbrier Development Drilling Partners 1976	Limited Partnership	West Virginia	N/A	Greenbrier Petroleum Corporation	N/A	N/A	33%

[2]	This entity went into liquidation on September 12, 2012.

Schedule 10

Instruments and Tangible Chattel Paper

Lender/Creditor	Borrower/Debtor	Outstanding Principal Amount
McJunkin Red Man Corporation	MRC Transmark Pty Ltd.	USD30,250,779.00

McJunkin Red Man Corporation	MRC SPF Pty Ltd.	USD22,486,344.00

McJunkin Red Man Corporation	MRC SPF Pty Ltd.	USD10,990,443.00

McJunkin Red Man Corporation	McJunkin Red Man UK Ltd.	USD47,896,620.00

McJunkin Red Man Corporation	McJunkin Red Man UK Ltd.	USD109,548,099.00

McJunkin Red Man Corporation	McJunkin Red Man Canada Ltd.	USD61,056,274.00

Schedule 11(a)

Intellectual Property Filings

Patents and Trademarks

U.S. TRADEMARK REGISTRATIONS

	Trademark	Registration Number	Registration Date	Owner
1.	MRC	3988990	7/5/2011	McJunkin Red Man Corporation

2.	MRC MCJUNKIN RED MAN	3815308	7/6/2010	McJunkin Red Man Corporation

3.	MCJUNKIN RED MAN	3691784	10/6/2009	McJunkin Red Man Corporation

4.	GLOBAL SUPPLIER OF CHOICE	3865703	10/19/2010	McJunkin Red Man Corporation

5.	MRC MCJUNKIN RED MAN CORPORATION	3889672	12/14/2010	McJunkin Red Man Corporation

6.	MRC MIDFIELD	3889677	12/14/2010	McJunkin Red Man Corporation

7.	MRC TRANSMARK	3889676	12/14/2010	McJunkin Red Man Corporation

8.	MCJUNKIN RED MAN CORPORATION	3691785	10/6/2009	McJunkin Red Man Corporation

9.	L & Design	2590281	07/09/2002	McJunkin Red Man Corporation[4]

FOREIGN TRADEMARK APPLICATIONS

	Country:	Trademark	Registration Number	Registration Date	Owner:
1.	Australia	A PARTNER IN CONNECTING AUSTRALIA	1252174	10/10/2008	McJunkin Red Man Corporation

2.	Australia	TURNFLO	367565	11/2/1981	McJunkin Red Man Corporation

3.	Australia	TURNFLO	367566	11/2/1981	McJunkin Red Man Corporation

[4]	The Company intends to abandon this mark.

	Country:	Trademark	Registration Number	Registration Date	Owner:
4.	Australia	TURNFLO	367567	11/2/1981	McJunkin Red Man Corporation

5.	Australia	MINEPLUS	1354782	12/2/2010	McJunkin Red Man Corporation

6.	Canada	MRC MCJUNKIN RED MAN CORPORATION	TMA823807	5/10/2012	McJunkin Red Man Corporation

7.	Canada	MRC MIDFIELD	TMA823806	5/10/2012	McJunkin Red Man Corporation

8.	China	MCJUNKIN RED MAN	7753257	1/21/2011	McJunkin Red Man Corporation

9.	China	MCJUNKIN RED MAN CORPORATION	7753256	1/21/2011	McJunkin Red Man Corporation

10.	Finland	MRC	251217	2/28/2011	McJunkin Red Man Corporation

11.	France	MRC	103762430	1/14/2010	McJunkin Red Man Corporation

12.	France	GLOBAL SUPPLIER OF CHOICE	103740710	10/22/2011	McJunkin Red Man Corporation

13.	Italy	MRC	1431120	3/9/2011	McJunkin Red Man Corporation

14.	Italy	MRC	1427154	3/1/2011	McJunkin Red Man Corporation

15.	Italy	GLOBAL SUPPLIER OF CHOICE	1413057	1/31/2011	McJunkin Red Man Corporation

16.	New Zealand	MRC	829439	2/7/2012	McJunkin Red Man Corporation

17.	New Zealand	MRC TRANSMARK	829441	2/7/2012	McJunkin Red Man Corporation

18.	New Zealand	TURNFLO	128647	6/16/1982	McJunkin Red Man Corporation

19.	New Zealand	TURNFLO	128648	6/16/1982	McJunkin Red Man Corporation

20.	New Zealand	TURNFLO	128649	6/16/1982	McJunkin Red Man Corporation

21.	Singapore	MRC TRANSMARK	T1013410A	7/17/2012	McJunkin Red Man Corporation

22.	Singapore	MRC	T1011393G	12/31/2010	McJunkin Red Man Corporation

	Country:	Trademark	Registration Number	Registration Date	Owner:
23.	Spain	MRC	M2943670	3/18/2011	McJunkin Red Man Corporation

24.	WIPO Madrid Designations: AU, DE, ES, FI, FR, GB, IT & SG	MRC TRANSMARK	1051233	8/17/2010	McJunkin Red Man Corporation

U.S. TRADEMARK APPLICATIONS

None.

FOREIGN TRADEMARK APPLICATIONS

	Country	Trademark	Registration Number	Registration Date	Owner
1.	Canada	MRC LABARGE	n/a	n/a	McJunkin Red Man Corporation

TRADEMARK LICENSES

None.

PATENTS AND DESIGN PATENTS

	Patent No.	Issued	Expiration	Country	Title
1.	5,462,115	October 31, 2005	October 31, 2025	US	GAS AND OIL WELL SWAB

PATENT APPLICATIONS

None.

PATENT LICENSES

None.

Schedule 11(b)

Copyrights

COPYRIGHT REGISTRATIONS

	Registration No.	Registration Date	Title	Country
1.	TXU001260358	September 22, 2005	McJunkin performance management database.	US

COPYRIGHT APPLICATIONS

None.

COPYRIGHT LICENSES

None.

Schedule 12

Commercial Tort Claims

None.

Schedule 13

Deposit Accounts, Securities Accounts and Commodity Accounts

Holder	Institution	Account Number	Description
Greenbrier Petroleum Corporation	JP Morgan Chase Bank, N.A.	990202921	Checking Account

McJunkin Red Man Corporation	JP Morgan Chase Bank, N.A.	631882040	Receivables Account

McJunkin Red Man Corporation	JP Morgan Chase Bank, N.A.	999500028	Main Disbursements Account

McJunkin Red Man Corporation	JP Morgan Chase Bank, N.A.	713421006	Flex Spending Account

McJunkin Red Man Corporation	JP Morgan Chase Bank, N.A.	625687249	Income, State, Use, FICA Tax Account

McJunkin Red Man Corporation	JP Morgan Chase Bank, N.A.	660063751	Petty Cash Account

McJunkin Red Man Corporation	JP Morgan Chase Bank, N.A.	720039205	Expense Reimbursement Account

McJunkin Red Man Corporation	PNC Bank, National Association	0001160241	MRM ZBA Lockbox Receipts Account

McJunkin Red Man Corporation	PNC Bank, National Association	1017296201	MRM Concentration Account

McJunkin Red Man Corporation	PNC Bank, National Association	1131299959	Disbursement Funding Account

McJunkin Red Man Corporation	PNC Bank, National Association	4239703662	Payroll Account

McJunkin Red Man Corporation	PNC Bank, National Association	4239703638	Wire and Check Payment Account

MRC Management Company	PNC Bank, National Association	4239736421	Wire and Check Payment Account

MRC Management Company	PNC Bank, National Association	4239736448	Payroll Account

McJunkin Red Man Corporation	PNC Bank, National Association	1013637515	ZBA Depository Account

Milton Oil and Gas Company	JP Morgan Chase Bank, N.A.	990120977	Checking Account

Schedule 14

Letter of Credit Rights

None.

EXHIBIT J

FORM OF PLEDGE AGREEMENT

[Attached Under Separate Cover]

EXHIBIT K

FORM OF SECURITY AGREEMENT

[Attached Under Separate Cover]

EXHIBIT L

FORM OF

NOTICE OF BORROWING / CONVERSION OR CONTINUATION

Date:                 ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Credit Agreement, dated as of November 9, 2012 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time in accordance with its terms, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among McJunkin Red Man Corporation, a Delaware corporation, MRC Global Inc., a Delaware corporation, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, U.S. Bank National Association, as Collateral Trustee and the other parties named therein.

The undersigned hereby requests (select one):

☐ A Borrowing of Loans ☐ A conversion or continuation of Loans

1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .

[Type of Loan requested]

4.	For LIBOR Loans: with an Interest Period of [one][two][three][six][nine][twelve] month[s].

MCJUNKIN RED MAN CORPORATION

By:
Name:
Title:

EXHIBIT M-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement, dated as of November 9, 2012 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the McJunkin Red Man Corporation (the “Borrower”), MRC Global Inc., a Delaware corporation, the Subsidiary Guarantors named therein, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent (the “Administrative Agent”) and U.S. Bank National Association as Collateral Trustee.

Pursuant to the provisions of Section 5.04 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20[    ]

EXHIBIT M-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement, dated as of November 9, 2012 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the McJunkin Red Man Corporation (the “Borrower”), MRC Global Inc., a Delaware corporation, the Subsidiary Guarantors named therein, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent (the “Administrative Agent”) and U.S. Bank National Association, as collateral trustee.

Pursuant to the provisions of Section 5.04 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20[    ]

EXHIBIT M-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement, dated as of November 9, 2012 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the McJunkin Red Man Corporation (the “Borrower”), MRC Global Inc., a Delaware corporation, the Subsidiary Guarantors named therein, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent (the “Administrative Agent”) and U.S. Bank National Association, as collateral trustee.

Pursuant to the provisions of Section 5.04 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20[    ]

EXHIBIT M-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement, dated as of November 9, 2012 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the McJunkin Red Man Corporation (the “Borrower”), MRC Global Inc., a Delaware corporation, the Subsidiary Guarantors named therein, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent (the “Administrative Agent”) and U.S. Bank National Association, as collateral trustee.

Pursuant to the provisions of Section 5.04 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20[    ]

EXHIBIT N

FORM OF OFFICER’S CERTIFICATE

SECRETARY’S CERTIFICATE

MRC Global Inc.

November 9, 2012

Reference is made to that certain Term Loan Credit Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among MRC GLOBAL INC., a Delaware corporation (the “Parent”1), MCJUNKIN RED MAN CORPORATION, a Delaware corporation (the “Borrower”), GREENBRIER PETROLEUM CORPORATION, a West Virginia corporation (“Greenbrier”), MCJUNKIN RED MAN DEVELOPMENT CORPORATION, a Delaware corporation (“McJunkin Development”), MIDWAY – TRISTATE CORPORATION, a New York corporation (“Midway”), MILTON OIL & GAS COMPANY, a West Virginia corporation (“Milton”), MRC MANAGEMENT COMPANY, a Delaware corporation (“Management”), RUFFNER REALTY COMPANY, a West Virginia corporation (“Ruffner”), and THE SOUTH TEXAS SUPPLY COMPANY, INC., a Texas corporation (“South Texas” and, together with Greenbrier, McJunkin Development, Midway, Milton, Management, and Ruffner, the “Subsidiary Guarantors”, the Subsidiary Guarantors together with the Parent, the “Guarantors”), BANK OF AMERICA, N.A., as administrative agent (the “Agent”) for the financial institutions from time to time party to the Credit Agreement (the “Lenders”), the Lenders and U.S. BANK NATIONAL ASSOCIATION, as collateral trustee (capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined).

1. The undersigned Secretary of the Certifying Credit Party hereby certifies as follows:

(a) Attached hereto as Exhibit A is a true and complete copy of the certificate of incorporation of the Certifying Credit Party certified by the [__] [as of a recent date]2, as in full force and effect at all times since the date shown on the attached certificate of incorporation;

(b) Attached hereto as Exhibit B is a true and complete copy of the by-laws of the Certifying Credit Party as in full force and effect at all times since the adoption thereof to and including the date hereof;

(c) Attached hereto as Exhibit C is a complete and correct copy of the resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of the Certifying Credit Party on or before the date hereof approving and authorizing the execution, delivery and performance of the Credit Documents (and any agreements relating thereto) to

[1]	Define the certifying credit party as the “Certifying Credit Party.”
[2]	Include bracketed language in the certificates of the Parent and the Borrower.

which it is a party; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only corporate proceedings of the Certifying Credit Party now in force relating to or affecting the matters referred to therein;

(d) Attached hereto as Exhibit D is the Certificate of Good Standing of the Certifying Credit Party issued by [__]; and

(e) The following persons are now duly elected and qualified officers of the Certifying Credit Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Credit Party, each Credit Document to which it is a party and any certificate or other document to be delivered by the Certifying Credit Party pursuant to such Credit Documents.

Name	Office	Signature

IN WITNESS WHEREOF, the undersigned have hereto set their names as of the date first written above.

Name:	Name:
Title:	Title:

Exhibit A—Certificate of Incorporation

Exhibit B—Bylaws

Exhibit C—Resolutions

Exhibit D—Certificate of Good Standing

EXHIBIT O

AFFILIATE LENDER ASSIGNMENT AND ACCEPTANCE

This Affiliate Lender Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below (the “Effective Date”) and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is a Non-Debt Fund Affiliate of [identify Lender]]

3.	Borrower(s):	MCJUNKIN RED MAN CORPORATION, a Delaware Corporation

4.	Administrative Agent:	BANK OF AMERICA, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Term Loan Credit Agreement, dated as of November 9, 2012, among McJunkin Red Man Corporation, a Delaware corporation, MRC Global Inc., a Delaware corporation, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, U.S. Bank National Association as Collateral Trustee and the other parties thereto.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans
Term Loan Facility	$	$		%

New Term Loan Facility	$	$		%]

7.	Trade Date:

8.         Effective Date:             , 201        [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:

ASSIGNOR [NAME OF ASSIGNEE]

By:
Title:

[Consented to and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

Consented to:

MCJUNKIN RED MAN CORPORATION

By:
Title:][1]

[1]	To be included to the extent required.

ANNEX 1 TO AFFILIATE LENDER ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

AFFILIATE LENDER ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) the sale and assignment of the Assigned Interest is made by this Assignment and Acceptance in accordance with the terms and conditions contained in the Credit Agreement; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Parent, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Parent, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is a Non-Debt Fund Affiliate, (iii) this Assignment and Acceptance is being made pursuant to a Dutch auction open to all Lenders on a pro rata basis or an open market purchase, in each case in compliance with the terms of the Credit Agreement, (iv) no Default has occurred or is continuing or would result from the consummation of the transactions contemplated by this Assignment and Acceptance, (v)(x) it has requested that the Sponsor confirm the aggregate principal amount of Loans held by all Non-Debt Fund Affiliates as of the date of this Assignment and Acceptance and (y) after giving effect to this Assignment and Acceptance, the aggregate principal amount of all Term Loans or New Term Loans held by all Non-Debt Fund Affiliates shall not exceed 20% of the aggregate principal amount of all Loans then outstanding, (vi) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (vii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (viii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender; and (c) hereby affirms (i) the No Undisclosed Information Representation and (ii) the agreements set forth in Sections 14.07(i)(iv) and 14.07(i)(v) of the Credit Agreement.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT P

FORM OF SUBORDINATION AGREEMENT

Section 1. Agreement to Subordinate. [INSERT NAME OF BORROWER]’s (the “Company”) obligations to [INSERT NAME OF LENDER] (the “Subordinated Lender”) under this [INSERT NAME OF DOCUMENT] (the “Subordinated Obligations”) are subordinated in right of payment, to the extent and in the manner provided in this [Note/Instrument], to the prior payment of all Senior Debt. “Senior Debt” means the Obligations (as defined in the Credit Agreement dated as of November 9, 2012 (as in effect from time to time, the “Credit Agreement”) between McJunkin Red Man Corporation, as borrower, MRC Global Inc, as Guarantor, the other guarantors named therein, Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), U.S. Bank National Association, as Collateral Trustee and the lenders from time to time party thereto (the “Lenders”), and “Senior Lender” means each holder from time to time of the Senior Debt. The subordination provisions of this [Note/Instrument] are for the benefit of and enforceable by the Senior Lender or its designated representatives.

Section 2. Liquidation, Dissolution, Bankruptcy. (a) Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(1) the Senior Lenders shall be entitled to receive payment in full in cash of all Senior Debt, including all interest accrued or accruing on the Senior Debt after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the Credit Agreement, whether or not the claim for the interest is allowed or allowable as a claim in the case or proceeding with respect to the Senior Debt (only such payment constituting “payment in full”) before the Subordinated Lender will be entitled to receive any payment of principal of or interest on the Subordinated Obligations; and

(2) until the Senior Debt is paid in full, any payment or distribution to which the Subordinated Lender would be entitled but for these subordination provisions shall instead be made to the Senior Lenders as their interests may appear.

(b) The Subordinated Lender hereof agrees that, until the Senior Debt has been paid in full in cash that it will not file, join in or facilitate any petition or proceeding seeking the involuntary bankruptcy of the Company.

Section 3. Default on Senior Debt. Except with the written consent of, or upon demand by, the Administrative Agent on behalf of the Senior Lenders, the Company shall not pay any Subordinated Obligations and the Subordinated Lender shall not take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Obligations if, at the time, (i) the maturity of some or all of the Senior Debt shall have been accelerated or (ii) any Default (as defined under the Credit Agreement) has occurred or is continuing and (in the case of this clause (ii)) the Administrative Agent on behalf of the Senior Lenders shall have given notice to the Borrower prohibiting such payment.

Section 4. When Distribution Must Be Paid Over. If a payment or other distribution is made to the Subordinated Lender that because of these subordination provisions should not have been made to it, the Subordinated Lender shall hold it in trust for the Senior Lenders and pay it over to the Administrative Agent for distribution to each Senior Lender as its interests may appear.

Section 5. Subrogation. A distribution made under these subordination provisions to the Senior Lenders which otherwise would have been made to the Subordinated Lender is not, as between the Company and the Subordinated Lender, a payment by the Company on the Senior Debt. After all Senior Debt is paid in full and until the Subordinated Obligations are paid in full, the Subordinated Lender will be subrogated to the rights of the Senior Lenders to receive payments in respect of the Senior Debt.

Section 6. Relative Rights; Subordination Not to Prevent Events of Default or Limit Right to Accelerate. These subordination provisions define the relative rights of the Subordinated Lender and the Senior Lenders and do not impair, as between the Company and the Subordinated Lender, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Subordinated Obligations in accordance with their terms; provided that so long as any Default (as defined in the Credit Agreement) has occurred and is continuing, the Subordinated Lender shall not be entitled to, and waives its right to, accelerate the maturity of the Subordinated Obligations upon an Event of Default under this [Note/Instrument] or exercise any remedies upon an Event of Default under this [Note/Instrument]. The failure to make a payment on the Subordinated Obligations by reason of these subordination provisions does not prevent the occurrence of a Default under this [Note/Instrument].

Section 7. Subordinated Lender Entitled to Rely. For the purpose of ascertaining the outstanding amount of the Senior Debt, the Senior Lenders, and all other information relevant to making any payment or distribution to the Senior Lenders pursuant hereto, the Subordinated Lender is entitled to rely upon an order or decree of a court or competent jurisdiction in which any proceedings of the nature referred to in Section 2 above are pending, a certificate of the liquidating trustee or other person making a payment or distribution to the Subordinated Lender, or information provided by the Administrative Agent on behalf of the the Senior Lenders or the Lenders.

Section 8. Subordination May Not Be Impaired By Company. No right of the Senior Lender to enforce the subordination of the Subordinated Obligations will be impaired by any act or failure to act by the Company or by its failure to comply with the provisions hereunder.

Section 9. Reliance by Senior Lender on Subordination Provisions; No Waiver. (a) The Subordinated Lender acknowledges and agrees that these subordination provisions are, and are intended to be, an inducement and a consideration to the Senior Lenders, whether the Senior Debt was created or acquired before or after the incurrence of the Subordinated Obligations, to acquire or to hold the Senior Debt, and each Senior Lender will be deemed conclusively to have relied on these subordination provisions in acquiring and holding such Senior Debt.

(b) The Senior Lenders may, at any time and from time to time, without the consent of or notice to the Subordinated Lender, without incurring any liability or responsibility to the Subordinated Lender, and without impairing the rights of the Senior Lenders under these subordination provisions, do any of the following:

(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Senior Debt or any instrument evidencing the same or any agreement under which the Senior Debt is outstanding or secured;

(2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt;

(3) release any person liable in any manner for the payment of the Senior Debt; or

(4) exercise or refrain from exercising any rights against the Company and any other person.

Section 11. Certain Matters. (a) The Senior Lenders may, from time to time, without notice to the Subordinated Lender, to the extent permitted by the Credit Agreement, assign or transfer any or all of the Senior Debt or any interest therein, and, notwithstanding any such assignment, transfer or any subsequent assignment or transfer any or all of the Senior Debt or any interest therein, such Senior Debt shall be and remain Senior Debt for purposes of this Agreement and every immediate and successive assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Debt be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were a Senior Lender.

(b) The subordination provisions contained herein are for the benefit of the Senior Lenders and their respective successors and assigns and may not be rescinded or cancelled or modified in any way without the prior written consent of the Administrative Agent. The Subordinated Lender hereby expressly acknowledges and agrees to the subordination provisions contained herein. This Agreement shall be binding upon the Subordinated Lender and upon the successors and assigns thereof; and all references to the Company herein shall be deemed to include any successor or successors, whether immediate or remote, to such entity.

Section 12. Entire Agreement. (a) The Subordinated Lender and the Company confirms that this Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(b) Neither this Agreement nor any interest therein shall be transferred or assigned without the prior written consent of the Administrative Agent.

Section 13. Governing Law. This Agreement shall be construed in accordnace with and governed by the laws of the State of New York. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[COMPANY]

By:
Title:

[SUBORDINATED LENDER]

By:
Title:

Acknowledged and accepted by the Administrative Agent:

[ADMINISTRATIVE AGENT]

By:
Title: